UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Xilinx, Inc.
(Name of Registrant as Specified in Its Charter)
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June 30, 2016
Dear Xilinx Stockholder:
You are cordially invited to attend the 2016 Annual Meeting of Stockholders to be held on Wednesday, August 10, 2016 at 11:00 a.m., Pacific Daylight Time, at the headquarters of Xilinx, Inc. (Xilinx, the Company, we or our) located at 2050 Logic Drive, San Jose, California 95124. We look forward to your attendance either in person or by proxy.
Two of our long-serving directors, Mr. Philip T. Gianos and Dr. William G. Howard, Jr., are retiring at the end of their current terms and are not director nominees for election at the 2016 Annual Meeting. The Company is grateful to Mr. Gianos and Dr. Howard for their contributions and thanks them for their many years of outstanding and dedicated service as directors.
The Board of Directors has appointed four new directors during the past year, who are all nominees for election at this year's Annual Meeting, namely Dennis Segers, Saar Gillai, Ronald S. Jankov, and Thomas H. Lee. All director biographies are included in the attached proxy statement.
The agenda for the Annual Meeting includes:

•	the annual election of directors;

•
a proposal to amend our 2007 Equity Incentive Plan to increase the number of shares reserved for issuance under the Plan by 2,500,000 shares and limit the aggregate equity and cash compensation for each non-employee director to no more than $750,000 per fiscal year;

•	a proposal to approve certain provisions of our 2007 Equity Incentive Plan for purposes of complying with Section 162(m) of the Internal Revenue Code (Section 162(m));

•	an advisory vote on executive compensation as described in the attached proxy statement; and

•	a proposal to ratify the appointment of the Company's external auditors, Ernst & Young LLP.
The agenda will also include any other business that may properly come before the meeting or any adjournment or postponement of the meeting. The Board of Directors recommends that you vote FOR the election of each of the director nominees, FOR the amendment of our 2007 Equity Incentive Plan to increase the share reserve and limit aggregate non-employee director compensation per fiscal year; FOR the approval of certain provisions of the 2007 Equity Incentive Plan for purposes of complying with Section 162(m), FOR the approval of the compensation of our named executive officers, and FOR the ratification of the appointment of Ernst & Young LLP to serve as the Company's external auditors for the fiscal year ending April 1, 2017. Please refer to the proxy statement for detailed information on each of the proposals.
The Xilinx 2016 Annual Meeting will be held solely to tabulate the votes cast and report the results of voting on the matters described in the attached proxy statement and any other business that may properly come before the meeting. Certain senior executives of Xilinx will be in attendance to answer questions following the Annual Meeting; however, there will be no formal presentation concerning the business of Xilinx.
Whether or not you plan to attend, please take a few minutes now to vote online or via telephone or, alternatively, request a paper proxy card and mark, sign and date your proxy and return it by mail so that your shares will be represented.
Thank you for your continuing interest in Xilinx.

Very truly yours,

/s/ Moshe N. Gavrielov
Moshe N. Gavrielov President and Chief Executive Officer
IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO VOTE YOUR PROXY ONLINE OR BY TELEPHONE, OR, IN THE ALTERNATIVE, REQUEST, COMPLETE AND MAIL IN A PAPER PROXY CARD.

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XILINX, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Wednesday, August 10, 2016

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Xilinx, Inc., a Delaware corporation (Xilinx, the Company, we or our), will be held on Wednesday, August 10, 2016 at 11:00 a.m., Pacific Daylight Time, at the Company's headquarters located at 2050 Logic Drive, San Jose, California 95124 for the following purposes:

1.
to elect the following nine nominees for director to serve on the Board of Directors for the ensuing year or until their successors are duly elected and qualified: Dennis Segers, Moshe N. Gavrielov, Saar Gillai, Ronald S. Jankov, Thomas H. Lee, J. Michael Patterson, Albert A. Pimentel, Marshall C. Turner, and Elizabeth W. Vanderslice;

2.
to approve amendments to our 2007 Equity Incentive Plan that increase the number of shares reserved for issuance under the Plan by 2,500,000 shares and limit the aggregate equity and cash compensation for each non-employee director to no more than $750,000 per fiscal year;

3.	to approve certain provisions of our 2007 Equity Incentive Plan for purposes of complying with Section 162(m) of the Internal Revenue Code (Section 162(m));

4.	to hold an advisory vote on executive compensation as described in the attached proxy statement;

5.	to ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as external auditors of Xilinx for the fiscal year ending April 1, 2017; and

6.	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on June 15, 2016, are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. Certain senior executives of Xilinx will be in attendance to answer questions following the Annual Meeting; however, there will be no formal presentation concerning the business of Xilinx.

In order to ensure your representation at the meeting, you are urged to vote as soon as possible. You may vote your shares in one of the following ways: (1) via the Internet, by visiting the website shown on the Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on August 10, 2016 (Internet Notice) or proxy card and following the instructions; (2) telephonically by calling the telephone number shown in the Internet Notice or proxy card; (3) by voting in person at the Annual Meeting; or (4) by requesting, completing and mailing in a paper proxy card, as outlined in the Internet Notice. If you have Internet access, we encourage you to record your vote on the Internet.

FOR THE BOARD OF DIRECTORS

/s/ Scott R. Hover-Smoot
Scott R. Hover-Smoot Secretary
San Jose, California
June 30, 2016

THIS PROXY STATEMENT AND THE ACCOMPANYING PROXY ARE BEING PROVIDED ON OR ABOUT JUNE 30, 2016 IN CONNECTION WITH THE SOLICITATION OF PROXIES ON BEHALF OF THE BOARD OF DIRECTORS OF XILINX, INC. IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO VOTE YOUR PROXY ONLINE OR BY TELEPHONE, OR, IN THE ALTERNATIVE, REQUEST, COMPLETE AND MAIL IN A PAPER PROXY CARD.

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XILINX, INC.

PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

ABOUT THE ANNUAL MEETING
Q: Who is soliciting my vote?

A:
The Board of Directors of Xilinx, Inc., a Delaware corporation (Board), is soliciting your vote at the 2016 Annual Meeting of Stockholders (Annual Meeting). Xilinx, Inc. is referred to in this proxy statement as Xilinx, the Company, we, us or our.

Q: When is the Annual Meeting?

A:	The Annual Meeting will take place on August 10, 2016, at 11:00 a.m., Pacific Daylight Time.
Q: Where will the Annual Meeting be held?

A:	The Annual Meeting, including any adjournment or postponement of the meeting, will be held at our corporate headquarters located at 2050 Logic Drive, San Jose, California 95124.
Q: How do I gain admittance to the Annual Meeting?

A:	Each stockholder must present valid picture identification such as a driver's license or passport and proof of stock ownership as of the record date for entrance to the Annual Meeting.
Q: What proposals are being presented for my vote?

A:	You will be asked to vote on:

1.
the election of the following nine nominees to serve as a director on the Board for the ensuing year: Dennis Segers, Moshe N. Gavrielov, Saar Gillai, Ronald S. Jankov, Thomas H. Lee, J. Michael Patterson, Albert A. Pimentel, Marshall C. Turner, and Elizabeth W. Vanderslice;

2.
a proposal to amend our 2007 Equity Incentive Plan to increase the number of shares reserved for issuance under the Plan by 2,500,000 shares and limit the aggregate equity and cash compensation for each non-employee director to $750,000 per fiscal year;

3.	a proposal to approve certain provisions of the Company's 2007 Equity Incentive Plan for purposes of complying with Section 162(m) of the Internal Revenue Code;

4.	an advisory vote on the compensation for our named executive officers;

5.	the ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, to serve as external auditors of Xilinx for the fiscal year ending April 1, 2017; and

6.	any other business that may properly come before the Annual Meeting.
Q: What are the Board's recommendations?
A: The Board recommends that you vote your shares:

•
FOR each of the Board's nine nominees for director, who are Dennis Segers , Moshe N. Gavrielov, Saar Gillai, Ronald S. Jankov, Thomas H. Lee, J. Michael Patterson, Albert A. Pimentel, Marshall C. Turner, and Elizabeth W. Vanderslice;

•
FOR the amendments to our 2007 Equity Incentive Plan to increase the number of shares reserved for issuance under the Plan by 2,500,000 shares and limit the aggregate equity and cash compensation for each non-employee director to no more than $750,000 per fiscal year;

•	FOR the approval of certain provisions of the 2007 Equity Incentive Plan for purposes of complying with Section 162(m) of the Internal Revenue Code;

•	FOR the advisory vote on the compensation for our named executive officers; and

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent public accounting firm for the fiscal year ending April 1, 2017.

Q: What is the quorum requirement for the Annual Meeting?

A:
The required quorum to transact business at the Annual Meeting is a majority of the shares of our common stock outstanding on the record date. Shares of common stock entitled to vote and represented at the Annual Meeting by proxy or in person, as well as shares represented by abstentions and broker non-votes, will be counted towards the quorum. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

Q: What is the record date?

A:	The record date for determining shares outstanding and eligible to vote at the Annual Meeting is June 15, 2016.
Q: How many shares are outstanding?

A:
As of the close of business on May 9, 2016, there were 253,291,980 shares of our common stock outstanding. The closing price of our common stock on May 9, 2016, as reported by the NASDAQ Global Select Market (NASDAQ), was $43.07 per share.

ABOUT PROXY MATERIALS AND VOTING
Q: Why did I receive a one-page notice in the mail regarding Internet availability of proxy materials instead of a full set of proxy materials?

A:
Instead of mailing a printed copy of our proxy materials to stockholders and as permitted by rules of the Securities and Exchange Commission (SEC), we mailed an Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on August 10, 2016 (Internet Notice) to most of our stockholders to instruct you on how to access and review our proxy materials on the Internet. We believe that it is in the best interests of our stockholders to take advantage of these rules and reduce the expenses associated with printing and mailing proxy materials to all of our stockholders. In addition, as a corporate citizen, we want to reduce the use of natural resources and the environmental impact of printing and mailing the proxy materials. As a result, you will not receive paper copies of the proxy materials unless you specifically request them.

The Internet Notice provides instructions on how you can: (1) access the proxy materials on the Internet, (2) access your proxy, and (3) vote on the Internet. If you would like to receive paper copies of the proxy materials, please follow the instructions on the Internet Notice. If you share an address with another stockholder and received only one Internet Notice, you may write or call us to request a separate copy of the proxy materials at no cost to you. We anticipate that the Internet Notice will be mailed on or about June 30, 2016 to all stockholders entitled to vote at the meeting.
Q: How many copies of the proxy materials will be delivered to stockholders sharing the same address?

A:
Stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Internet Notice unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. We adopted this "householding" practice, which is approved by the SEC, in an effort to conserve natural resources and reduce printing costs and postage fees.

If you share an address with another stockholder and received only one Internet Notice and would like to request a copy of the proxy materials, please send your request to: Xilinx, Inc., 2100 Logic Drive, San Jose, CA 95124, Attn: Investor Relations; call Investor Relations at (408) 879-6911; or visit the Company's website at www.investor.xilinx.com. We will deliver a separate copy of these materials promptly upon receipt of your written or verbal request. Similarly, you may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.
Q: How do I vote?
A: The way in which you may vote by proxy depends on how you hold your shares.
If your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you hold your shares directly and are a registered stockholder or a stockholder of record. In this case, you may vote by proxy in one of three ways:

•	Vote by telephone (instructions are on the proxy card);

•	Vote over the Internet (instructions are on the proxy card); or

•	Fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage pre-paid envelope.
If you hold your Xilinx stock through a brokerage firm, bank, broker-dealer, trust or other similar organization (that is, in street name), you are a beneficial owner of your shares and should have received an Internet Notice from the broker or other nominee holding your shares. You should follow the instructions in the Internet Notice or voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee.
Regardless how you hold your Xilinx stock, you may vote in person at the Annual Meeting; however, if you hold your Xilinx stock in street name, i.e., through a brokerage firm, bank, broker-dealer, trust or other similar organization, you must obtain a legal proxy from your broker or nominee and bring that proxy to the Annual Meeting.
Q: How many votes do I have?

A:	You have one vote for every share of Xilinx common stock you owned as of the close of business on the record date, which is June 15, 2016.
Q: Who will count my votes?

A:	The inspector of elections appointed for the Annual Meeting will separately count "FOR" and "AGAINST" votes, abstentions, and broker non-votes.
Q: How will my shares be voted and what happens if I do not give specific voting instructions?

A:
Shares of common stock for which proxy cards are properly voted via the Internet or by telephone or are properly executed and returned, will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted "FOR" the election of each of the nominees to the Board named herein, "FOR" the amendments to the 2007 Equity Incentive Plan that increase the number of shares reserved for issuance under the Plan by 2,500,000 shares and limit the aggregate equity and cash compensation to each non-employee director to $750,000 per fiscal year, "FOR" the approval of certain provisions of the 2007 Equity Incentive Plan for purposes of complying with Section 162(m), "FOR" the advisory approval of the compensation for our named executive officers, and "FOR" the ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as the Company's external auditors for fiscal 2017. It is not expected that any other matters will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies in the proxy card will vote in accordance with their discretion with respect to such matters.

Q: Which ballot measures are considered "non-routine" or "routine"?

A:
Brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on "routine" matters but have no discretion to vote them on "non-routine matters." Therefore, if you hold your shares through a broker or nominee, it is critical that you cast your vote if you want it to count for "non-routine" matters.

Proposal One (election of directors), Proposal Two (amendments to the 2007 Equity Incentive Plan), Proposal Three (approval of certain provisions of the 2007 Equity Incentive Plan), and Proposal Four (advisory vote on executive compensation) are "non-routine" matters. If you hold your shares through a broker or nominee and you do not instruct your bank or broker how to vote on "non-routine" matters, such as Proposals One, Two, Three, or Four, no votes will be cast on your behalf.
Proposal Five (ratification of external auditors) is a "routine" matter. Brokers or nominees may generally vote on "routine" matters, and therefore no broker non-votes are expected to exist in connection with Proposal Five.
Q: What is the effect of a "broker non-vote"?

A:
A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. Broker non-votes have no effect and will not be counted towards the vote total for any non-routine proposal.

Q: How are abstentions treated?

A:
Abstentions are treated as represented and entitled to vote for purposes of determining a quorum, and have the same effect on the outcome of a matter being voted on at the Annual Meeting as a vote "Against" or "Withheld," except in elections of directors where abstentions have no effect on the outcome.

Q: How many votes are needed to approve each proposal?

A:	The following table sets forth the voting requirement with respect to each of the proposals:

PROPOSAL	VOTE REQUIRED	BROKER DISCRETIONARY VOTE ALLOWED
Proposal One - Election of nine directors	Majority of votes cast, except in contested elections, directors will be elected by the plurality standard whereby those directors with the highest number of votes cast are elected	No

Proposal Two - Approval of amendments to the 2007 Equity Incentive Plan	Majority of shares entitled to vote and present in person or represented by proxy	No

Proposal Three - Approval of certain provisions of the 2007 Equity Incentive Plan	Majority of shares entitled to vote and present in person or represented by proxy	No

Proposal Four - Annual advisory vote to approve the compensation of our named executive officers	Advisory vote; Majority of shares entitled to vote and present in person or represented by proxy	No

Proposal Five - The ratification of Ernst & Young LLP as our independent registered public accounting firm	Majority of shares entitled to vote and present in person or represented by proxy	Yes
In the absence of instructions, shares of common stock represented by valid proxies shall be voted in accordance with the recommendations of the Board as shown on the proxy.
Q: What is the advisory vote to approve the compensation of our named executive officers?

A:
The non-binding advisory vote on the compensation of our named executive officers in Proposal Four will provide us insight into our stockholders' views on our compensation practices pertaining to our named executive officers.

Q: How can I change my vote or revoke my proxy?

A:
A stockholder of record giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company, at 2100 Logic Drive, San Jose, California 95124, a written notice of revocation or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, be sufficient to revoke a proxy. Any beneficial stockholder wishing to revoke his or her voting instructions must contact the bank, brokerage firm or other custodian who holds his or her shares and obtain a legal proxy from such bank or brokerage firm to vote such shares in person at the Annual Meeting.

Q: How much did this proxy solicitation cost and who will pay for the cost?

A:
We have retained the services of Alliance Advisors, LLC to assist in obtaining proxies from brokers and nominees of stockholders for the Annual Meeting. We will pay the cost of these solicitation services, which is estimated to be approximately $9,000, plus out-of-pocket expenses. We will also pay brokers or other persons holding stock in their names or the names of their nominees for costs to forward soliciting materials to their principals. In addition, we pay the cost of preparing, assembling, and delivery of the notice of Annual Meeting, proxy statement and form of proxy. Proxies may also be solicited in person, by telephone or electronically by Xilinx personnel who will not receive any additional compensation for such solicitation.

Q: How and when may I submit proposals for consideration at next year's Annual Meeting of stockholders?

A:
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (Exchange Act), to be eligible for inclusion in the proxy statement for our 2017 Annual Meeting of Stockholders, stockholder proposals must be received by the Secretary of the Company at our principal executive offices at 2100 Logic Drive, San Jose, California, 95124 no later than March 2, 2017. In order for stockholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered timely within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Secretary of the Company at our principal executive offices no later than May 16, 2017. In addition, the Company's Prior Notice For Inclusion on Agenda Bylaw provision requires that stockholder proposals made outside of Rule 14a-8 under the Exchange Act must be submitted in accordance with the requirements of the Company's Bylaws, not later than April 12, 2017, and not earlier than March 13, 2017; provided however, that if our 2017 Annual Meeting of Stockholders is called for a date that is not within 25 days before or after the anniversary of the Annual Meeting, then to be considered timely, stockholder proposals must be received by the Secretary of the Company at our principal executive offices not later than the close of business on the tenth day following the day on which notice of our 2017 Annual Meeting of Stockholders was mailed or publicly disclosed, whichever occurs first. The full text of the Company's Prior Notice for Inclusion on Agenda Bylaw provision described above may be obtained by writing to the Secretary of the Company.

DIRECTORS AND CORPORATE GOVERNANCE
Board Leadership
The Company's Board of Directors currently consists of eleven individuals who are elected at each annual meeting and hold office until the next annual meeting of stockholders or until his or her successor has been elected and qualified. Immediately preceding the 2016 Annual Meeting, the Board will consist of nine individuals, as a result of two retiring directors.

Mr. Philip T. Gianos and Dr. William G. Howard, Jr., each notified the Company in October 2015 of his decision to retire as a director of the Company at the end of his current term, which is August 9, 2016, the day before our 2016 Annual Meeting. Mr. Gianos has served as a director for over 30 years, and Dr. Howard has served as a director for almost 20 years. We would like to acknowledge the dedication and leadership of both Mr. Gianos and Dr. Howard over these past several decades and thank them for their service.

The Board seeks to have members with a variety of background and experiences. Set forth below are the names and a brief description of the experience, qualifications, attributes or skills of each of our directors that led the Board to conclude that the director should be on the Board. There are no family relationships among any of our directors or executive officers. Each of the following is a nominee for reelection at the Annual Meeting, except for Mr. Gianos and Dr. Howard.

Name of Director	Age	Director Since
Dennis Segers (Chairman)	63	2015
Moshe N. Gavrielov	62	2008
Philip T. Gianos	66	1985
Saar Gillai	50	2016
William G. Howard, Jr.	74	1996
Ronald S. Jankov	57	2016
Thomas H. Lee	56	2016
J. Michael Patterson	70	2005
Albert A. Pimentel	61	2010
Marshall C. Turner	74	2007
Elizabeth W. Vanderslice	52	2000

Mr. Segers joined the Company's Board in October 2015 and was named Chairman of the Board in November 2015. He works as a technology consultant and strategy advisor to companies in a variety of high tech markets. Mr. Segers currently also serves on the board of Parade Technologies, Ltd., a public fabless semiconductor company. Previously, he was CEO of Tabula, Inc., an innovative programmable logic solutions provider, delivering breakthrough capabilities for challenging systems applications. Prior to Tabula, he served as president, CEO, and director of Matrix Semiconductor, a pioneer of three-dimensional integrated circuits, a first in the history of semiconductor technology. At Matrix, Mr. Segers oversaw the transition of the company from the early technology feasibility phase to high volume production, culminating in the acquisition of the company by SanDisk in January 2006. From 1994 through 2001, Mr. Segers was an employee of Xilinx, serving in a variety of leadership roles including Senior Vice President and General Manager of the FPGA product groups.

Mr. Segers has extensive experience serving in executive management and on boards of directors of companies in the semiconductor industry. As a result of his experience, Mr. Segers is able to provide important strategic perspectives on the semiconductor industry and issues facing semiconductor companies.

Mr. Gavrielov joined the Company in January 2008 as President and CEO and was appointed to the Board in February 2008. Prior to joining the Company, Mr. Gavrielov served at Cadence Design Systems, Inc., an electronic design automation company, as Executive Vice President and General Manager of the Verification Division from April 2005 through November 2007. Mr. Gavrielov served as CEO of Verisity Ltd., an electronic design automation company, from March 1998 to April 2005 before its acquisition by Cadence Design Systems, Inc. Prior to joining Verisity, Mr. Gavrielov spent nearly 10 years at LSI Corporation (formerly LSI Logic Corporation), a semiconductor manufacturer, in a variety of executive management positions, including Executive Vice President of the Products Group, Senior Vice President and General Manager of International Marketing and Sales and Senior Vice President and General Manager of LSI Logic Europe plc. Additionally, Mr. Gavrielov held various engineering and engineering management positions at Digital Equipment Corporation and National Semiconductor Corporation.

With extensive experience in executive management and engineering with semiconductor and software companies, Mr. Gavrielov understands the Company and its competitors, customers, operations and key business drivers. From this experience, Mr. Gavrielov has developed a broad array of skills, particularly in the areas of building and developing semiconductor and software businesses, and providing leadership and a clear vision to the Company's employees. As the CEO of the Company, Mr. Gavrielov also brings his strategic vision for the Company to the Board and creates a critical link between the management and the Board, enabling the Board to perform its oversight function with the benefit of management's perspective on the business.

Mr. Gianos joined the Company's Board in December 1985. Mr. Gianos served as Chairman of the Board from 2009 to 2015. Mr. Gianos has been an investor with InterWest Partners, a venture capital firm focused on information technology and life sciences, since 1982 and a General Partner since 1984. Prior to joining InterWest Partners, from 1973 to 1980 inclusive, Mr. Gianos was with IBM Corporation, an information technology company, in engineering and engineering management roles.

Mr. Gianos brings to the Board over 30 years of experience as an investor in multiple areas of information technology, including semiconductors, at a venture capital firm, as well as six years of experience in engineering management. Such experience has proved valuable to the Board in considering and evaluating strategic investments for the Company, as well as in overseeing the operational and R&D aspects of the Company's business.

Mr. Gillai joined the Company's Board in May 2016.  Mr. Gillai is Senior Vice President and General Manager of Hewlett-Packard Enterprise's Communications Solutions Business, a position he has held since September 2015.  From October 2012 until September 2015, Mr. Gillai served as Senior Vice President, General Manager and Chief Operating Officer of Hewlett-Packard's (HP) Cloud business. From May 2010 until October 2012, Mr. Gillai served as Vice President, Advanced Technology Group and Chief Technology Officer of HP Networking.  Prior to HP, Mr. Gillai was Senior Vice President of Worldwide Products and Solutions for 3Com Corporation, which was acquired by HP in 2010.  Mr. Gillai also has held senior management positions in engineering with Tropos Networks Inc., a provider of wireless mesh products and senior management positions in product development and operations with Enfora, Inc., a wireless machine-to-machine (M2M) company.  In addition, Mr. Gillai served for seven years in a variety of leadership positions with Cisco Systems, Inc., including as Vice President of Engineering for Cisco's Wireless Networking business unit.

Mr. Gillai brings to the Board over 20 years of leadership and management experience in product development, engineering, operations, and general management with a variety of technology companies.  Through this experience, he has gained both technical expertise and strategic insights into a variety of key markets and applications which the Company serves, as well as in-depth understanding of the evolution and adoption of cloud technologies and processes in the enterprise and service provider market.

Dr. Howard joined the Company's Board in September 1996. Dr. Howard has worked as an independent consultant for various semiconductor and microelectronics companies since December 1990. From October 1987 to December 1990, Dr. Howard was a senior fellow at the National Academy of Engineering conducting studies of technology management. Dr. Howard held various management positions at Motorola, Inc., a wireless and broadband communications company, between 1969 and 1987 including Senior Vice President and Director of Research and Development. Dr. Howard served as a member of Sandia National Laboratories' board of directors from 1993 to 2015 and also served as Chairman of the Board of Ramtron International Corporation, a manufacturer of memory products, from 2003 to 2013.

Dr. Howard's more than 20 years of experience as an independent consultant for various semiconductor and microelectronics companies, including SEMATECH, the Semiconductor Industry Association and Dow Corning, provides the Board with valuable insights into the industry in which the Company competes. Dr. Howard's 18 years of experience in various management positions at a leading wireless and broadband communications company, including as its Senior Vice President and Director of Research and Development, has also proved to be valuable as the Company evaluates its own development efforts. Through Dr. Howard's involvement with several scientific and engineering organizations, including as a member of the National Academy of Engineering and a fellow of the Institute of Electrical Engineers and of the American Association for the Advancement of Science, he has also gained valuable knowledge of the most recent developments in engineering. Dr. Howard has also gained a broad range of skills from his service on multiple boards of directors of public and private technology companies.

Mr. Jankov joined the Company’s Board in May 2016.  Mr. Jankov is Chief Executive Officer of GlobalLink1 Capital, an investment firm he founded in 2014.  From 2012 to 2014, Mr. Jankov served as Senior Vice President and General Manager of Processors and Wireless Infrastructure for Broadcom Corporation.  From 2000 to 2012, Mr. Jankov was President and Chief Executive Officer and served as a Director on the Board of NetLogic Microsystems, Inc., a fabless provider of semiconductors for networking applications. Under Mr. Jankov’s leadership, NetLogic grew from start-up, through an IPO to market leadership in network processing devices, culminating in the company’s acquisition by Broadcom for $3.7 billion. Mr. Jankov has also held executive management positions with NeoMagic Corporation, a fabless semiconductor company, Cyrix Corporation, a developer of microprocessors, and Accell Technology, a semiconductor company he founded that was later acquired by Cyrix. Mr. Jankov also served in senior management at LSI Logic, and began his career at Texas Instruments Inc.  Mr. Jankov serves on the board of Knowles Corporation as well as several private companies.

Mr. Jankov brings to the Board over 35 years of leadership experience in the semiconductor industry, and a track record of success growing a business through both organic and inorganic strategies.  He has served in senior management roles and on the boards of directors of both public and private semiconductor companies.  Through his extensive knowledge of the industry, Mr. Jankov brings unique insights that are valuable when evaluating the Company’s product technology, markets and strategic plans and investments.

Dr. Lee joined the Company’s Board in May 2016. Dr. Lee is a Professor of Electrical Engineering at Stanford University. He joined the Stanford faculty in 1994 and founded the Stanford Microwave Integrated Circuits Laboratory. From April 2011 through October 2012, he served as the Director of the Microsystems Technology Office at the Defense Advanced Research Projects Agency (DARPA). He has also co-founded three startups: Matrix Semiconductor, Inc. (acquired by SanDisk), ZeroG Wireless (acquired by Microchip Technology), and Ayla Networks. Dr. Lee received his S.B., S.M. and doctorate of Electrical Engineering from the Massachusetts Institute of Technology. He has written and co-authored numerous books and papers and is widely recognized for his expertise in high performance analog circuit designs and wireless communications technology. He is a Fellow of the Institute of Electrical and Electronics Engineers and has been the recipient of many honors and awards including the United States Secretary of Defense Medal for Exceptional Civilian Service for his service at DARPA. He was also awarded the 2011 Ho-Am Prize in Engineering. He has been granted 65 patents.

Dr. Lee brings to the Board a unique blend of technical expertise pertaining to many of the technology trends shaping the growth of the markets the Company serves, along with entrepreneurial experience, and senior leadership capabilities in creating innovative programs in a variety of defense and military communication markets. His extensive knowledge will help the Board shape the Company’s strategic research and development plans and provides valuable insights into the driving technology trends within the Company’s industry and target markets.

Mr. Patterson joined the Company's Board in October 2005. Mr. Patterson was employed by PricewaterhouseCoopers (PWC), a public accounting firm, from 1970 until retirement in 2001. The positions he held during his 31-year career at PWC include chair of the national high tech practice, chair of the semiconductor tax practice, department chair for PWC's Silicon Valley tax practice and managing partner of PWC's Silicon Valley office. Mr. Patterson serves on a few boards of private companies and advises charitable organizations.

Mr. Patterson's qualifications to sit on our Board include his extensive experience with public and financial accounting matters for complex global organizations. Mr. Patterson's extensive financial background, including specifically advising companies in the semiconductor industry, has enabled him to play a meaningful role in the oversight of our financial reporting and accounting practices and executive compensation practices.

Mr. Pimentel joined the Company's Board in August 2010. Mr. Pimentel is an Executive Vice President for Seagate Technology PLC, a manufacturer of hard drives and storage solutions. Mr. Pimentel has served in various executive positions at Seagate, including as President, Global Markets and Customers from October 2013 until January 2016, and Executive Vice President, Chief Sales and Marketing Officer from April 2011 until October 2013. From May 2008 until August 2010, Mr. Pimentel served as COO and CFO of McAfee, Inc., a security technology company. Prior to that, Mr. Pimentel served as Executive Vice President and CFO of Glu Mobile, Inc., a publisher of mobile games, since 2004. Prior to joining Glu Mobile, Mr. Pimentel served as Executive Vice President and CFO of Zone Labs, Inc., an end-point security software company, from 2003 until it was acquired in 2004 by Checkpoint Software, Inc. From 2001 to 2003, he served as a partner of Redpoint Ventures. Prior to joining Redpoint, he served as CFO for WebTV Networks, Inc., a provider of set-top Internet access devices and services acquired by Microsoft Corporation, and LSI Logic Corporation, a semiconductor and storage systems developer. Mr. Pimentel also serves on the board of directors of Imperva, Inc., a security software company and Lifelock, Inc., an identity theft protection company.

Mr. Pimentel's strong financial background, particularly through his work as the CFO at three different publicly-traded companies, provides financial expertise to the Board, including an understanding of financial statements, corporate finance and accounting. As an executive of a publicly-traded company, Mr. Pimentel also brings deep leadership and operational experience to our Board.

Mr. Turner joined the Company's Board in March 2007. He is chairman of the board of directors of the AB Funds, a $60 billion family of 110 mutual funds. Mr. Turner served as CEO of Dupont Photomasks, Inc., a manufacturer of photomasks for semiconductor chip fabrication between 2003 and 2006, as Chairman from 2003 until the company's acquisition in 2005 - as well as interim Chairman and CEO in 1999-2000.  In addition, from 2007 to 2014, Mr. Turner served as a member of the board of directors of SunEdison, Inc., a manufacturer of silicon wafers for semiconductor and solar power applications, and solar power plant developer. He is also chairman of the board of the Smithsonian's National Museum of Natural History.

Mr. Turner has been involved in the semiconductor and software industries, among others, for 40 years, in a variety of roles including as the CEO of two companies in the semiconductor industry, interim or CEO of three other companies, chairman of two software companies, general partner of an early-stage institutional venture capital firm, and an early career as an industrial designer and biomedical engineer. From these experiences, Mr. Turner has developed a broad range of skills that contribute to the Board's oversight of the operational, financial, and risk management aspects of our business. Mr. Turner has also served on 24 corporate boards of directors and has chaired five of them, giving him meaningful perspective with respect to the various business and governance issues faced by the Board.

Ms. Vanderslice joined the Company's Board in December 2000. Ms. Vanderslice serves as a consultant for the KC Group, a financial advisory firm focused on the Chinese market, and has been on the Board of Trustees of Boston College since 2010. From 1999 to 2001, Ms. Vanderslice served as a general manager of Lycos, Inc. through its acquisition and subsequent reorganization. From 1996 to 1999, Ms. Vanderslice was CEO of Wired Digital, Inc., the online-media division of Wired Ventures, Inc., and a member of the Board of both Wired Digital, Inc. and Wired Ventures, Inc. before leading the company's acquisition by Lycos, Inc. Prior to joining Wired Digital in early 1995, Ms. Vanderslice served as a principal in the investment banking firm Sterling Payot Company, where she helped raise the capital to launch Wired Magazine, and as Vice President at H. W. Jesse & Co., a San Francisco investment banking firm. She also worked with the IBM Corporation before earning her MBA from the Harvard Business School. Ms. Vanderslice is an Aspen Institute Henry Crown Fellow and was a member and officer of the Young Presidents' Organization and the World Presidents' Organization.

Ms. Vanderslice brings a broad range of skills to the Board from her experience as the CEO and board member of an innovative internet access and original content provider and an investment banker. In addition to her academic and professional background in computer science and systems engineering, Ms. Vanderslice contributes to the Board's understanding of the Company's sales and marketing efforts and engineering management, and her experience in mergers and acquisitions is valuable to the Board in evaluating strategic transactions.
Board Independence
The NASDAQ listing standards require that a majority of the members of a listed company's board of directors must qualify as "independent" as affirmatively determined by its board of directors. Our Board annually reviews information relating to the members of our Board to ensure that a majority of our Board is independent under the NASDAQ Marketplace Rules and the rules of the SEC.
After review of all relevant transactions and relationships between each director nominee, his or her family members and entities affiliated with each director nominee and Xilinx, our senior management and our independent registered public accounting firm, our Board has determined that ten of our eleven directors are independent directors as defined in the NASDAQ Marketplace and SEC rules. Mr. Gavrielov, our President and CEO, is not an independent director within the meaning of the NASDAQ Marketplace Rules or the rules of the SEC because he is a current employee of Xilinx.
In making a determination of the independence of each director, the Board reviewed relationships and transactions occurring since the beginning of fiscal 2014 between each director, his or her family members and entities affiliated with each director and Xilinx, our senior management and our independent registered public accounting firm. In making its determination, the Board applied the standards for independence set forth by NASDAQ and the SEC. In each case, the Board determined that, because of the nature of the relationship or the amount involved in the transaction, the relationship did not impair the director's independence. The following transactions were considered by the Board in its independence determinations.
Mr. Pimentel serves as a director of Xilinx and also is employed as an executive officer of Seagate Technology LLC (Seagate).  During fiscal 2016, Seagate paid Xilinx $537,918 to purchase our products in the normal course of business. Our Audit Committee in the absence of Mr. Pimentel reviewed the relevant facts and circumstances of the transactions and approved the amounts spent in fiscal 2016.
Each of Mr. Gianos and Dr. Howard is, or was, during any of the previous three (3) fiscal years, a non-management director of one or more other companies that has done business with Xilinx. All of the transactions with these organizations occurred in the normal course of business in the purchase or supply of goods or services. In addition, Mr. Gianos served as a non-management director of a private company in which Xilinx made certain investments prior to the company being acquired by another public company. Such investments were made by Xilinx in the ordinary course of its business pursuant to Xilinx investment policies.

Board Meetings and Committees
The Company's Board held a total of six (6) meetings during the fiscal year ended April 2, 2016. All directors are expected to attend each meeting of the Board and the Committees on which he or she serves and are also expected to attend the Annual Meeting. All directors serving on the Board during fiscal 2016 attended the 2015 annual meeting of stockholders held in August 2015, except for Mr. Segers who joined the Board in October 2015. Each director serving during fiscal 2016 also attended over 75% of the aggregate of all meetings of the Board or its Committees on which such director served during the fiscal year. The Board holds four (4) pre-scheduled meetings per fiscal year.
The Board has four standing committees, which include the Audit Committee, Compensation Committee, Nominating and Governance Committee, and Committee of Independent Directors (the Committees). The Board and its Committees have authority to engage independent advisors and consultants and have used such services. Each of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee is subject to charters approved by the Board, which are posted on the investor relations page of our website located at www.investor.xilinx.com under "Corporate Governance."
Set forth below are the directors serving on each of the Board's four standing committees as well as a description of each committee.

	Audit Committee	Compensation Committee	Nominating and Governance Committee	Committee of Independent Directors
Non-Employee Directors:
Dennis Segers
Philip T. Gianos
Saar Gillai*
William G. Howard, Jr.
Ronald S. Jankov*
Thomas H. Lee*
J. Michael Patterson		Chair
Albert A. Pimentel	Chair
Marshall C. Turner
Elizabeth W. Vanderslice			Chair
Employee Director:
Moshe N. Gavrielov
* Mr. Gillai, Mr. Jankov, and Dr. Lee were appointed in May 2016, and did not serve on the Board during fiscal 2016.
Audit Committee
The current members of the Audit Committee are Albert A. Pimentel, J. Michael Patterson, and Marshall C. Turner. Mr. John L. Doyle also served on the Audit Committee during part of fiscal 2016, before retiring as a director in August 2015. During fiscal 2016, the Audit Committee held six (6) meetings. The Audit Committee assists the Board in fulfilling its oversight responsibilities to the stockholders relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the audit process. The Board has determined that each Audit Committee member meets the independence and financial knowledge requirements under the SEC rules and the corporate governance listing standards of NASDAQ. The Audit Committee operates in accordance with a written charter adopted by the Board, which complies with NASDAQ listing standards and SEC rules.
The Board has further determined that each member of the Audit Committee qualifies as an "audit committee financial expert" as defined by SEC rules. Stockholders should understand that this designation is a disclosure requirement of the SEC related to the Audit Committee members' individual experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon any of the Audit Committee members any duties, obligations or liabilities that are greater than those generally imposed on each of them as members of the Board nor does it alter the duties, obligations, or liability of any other member of the Board.
Compensation Committee
The current members of the Compensation Committee are J. Michael Patterson, Ronald S. Jankov, Marshall C. Turner, and Elizabeth W. Vanderslice. During fiscal 2016, the Compensation Committee consisted of the same members, except for Mr. Jankov, and met eleven (11) times. The Compensation Committee has responsibility for establishing our compensation policies. The Compensation Committee determines the compensation for our Board members and executive officers and has exclusive authority to grant equity-based awards, including options and restricted stock units (RSUs), to our executive officers under our 2007 Equity Incentive Plan. The Compensation Committee evaluates the CEO's performance and determines CEO compensation, including base salary, incentive pay, and equity. The CEO is not present during the Compensation Committee's deliberations or voting on CEO compensation, but may be present during voting and deliberations related to compensation of other executive officers. For further information about the processes and procedures for the consideration and determination of executive compensation, please refer to the section of this proxy statement entitled "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis."
Nominating and Governance Committee
The current members of the Nominating and Governance Committee are Elizabeth W. Vanderslice, Philip T. Gianos, Saar Gillai, William G. Howard, Jr., Thomas H. Lee, and Dennis Segers. During fiscal 2016, the Nominating and Governance Committee consisted of the same members, except for Mr. Gillai and Dr. Lee, and met five (5) times. The Nominating and Governance Committee has responsibility for identifying, evaluating, and recommending individuals to serve as members of the Board, and establishing policies affecting corporate governance. The Nominating and Governance Committee, among other things, makes suggestions regarding the size and composition of our Board, recommends nominees for election as directors, and ensures that the Board reviews our management organization, including management succession plans.
Committee of Independent Directors
All independent directors are members of the Committee of Independent Directors. This Committee met four (4) times during fiscal 2016. The Committee's principal focus is succession planning but it also addresses other topics as deemed necessary and appropriate. The Committee of Independent Directors typically meets outside the presence of management.
Nomination Criteria and Board Diversity
The Board believes in bringing a diversity of backgrounds and viewpoints to the Board and desires that its directors and nominees possess critical skills and experience in the areas of semiconductor design and marketing, manufacturing, software and finance. These factors, and any other qualifications considered useful by the Board, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the Nominating and Governance Committee may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board members. Therefore, while focused on the achievement and the ability of potential candidates to make a positive contribution with respect to such factors, the Nominating and Governance Committee has not established any specific minimum criteria or qualifications that a director or nominee must possess. The Board remains apprised of qualified individuals who may be considered as Board candidates in the future.
As part of its annual evaluation of current Board members, and as otherwise necessary, the Nominating and Governance Committee considers each director's skills, experience, viewpoints previously mentioned as desirable director qualifications, independence, job changes, if any, amount of time spent on Xilinx matters and to what extent, if any, other commitments the director may have outside of Xilinx impact the director's service to Xilinx. In connection with its evaluation of Board composition, the Nominating and Governance Committee also considers rotating directors' positions on the Committees.
Consideration of new Board candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. In fiscal 2015, the Board engaged a search firm to assist the Nominating and Governance Committee in identifying and assessing director candidates and continued using the services of the search firm in fiscal 2016. The Nominating and Governance Committee will consider candidates proposed by stockholders using the same process it uses for a candidate recommended by a member of the Board, an employee, or a search firm. A stockholder seeking to recommend a prospective nominee for the Nominating and Governance Committee's consideration should submit the candidate's name and qualifications by mail addressed to the Corporate Secretary, Xilinx, Inc., 2100 Logic Drive, San Jose, CA 95124, by email to corporate.secretary@xilinx.com, or by fax to (408) 377-6137.
Board's Role in Risk Oversight
Our Board has overall responsibility for risk oversight at the Company and may delegate particular risk areas to the appropriate Committees of the Board. The Board's role in risk oversight builds upon management's risk management process. The Company conducts a formal annual risk assessment as well as coordinates on-going risk management activities throughout the year to identify, analyze, respond to, monitor, and report on risks. Risks reviewed by the Company include operational risks, financial risks, legal and compliance risks, IT risks, and strategic risks. The management team then reviews with the Board any significant risks identified during the process, together with plans to mitigate such risks. In response, the Board or the relevant Committee may request that management conduct additional review of or reporting on select enterprise risks. The process and risks are reviewed at least annually with the Board and additional review or reporting of significant enterprise risks will be conducted as needed or as requested by the Board or any of its Committees.

Corporate Governance Principles
The Company and the Board, through its Nominating and Governance Committee, regularly review and evaluate our corporate governance principles and practices. Our Significant Corporate Governance Principles, Code of Conduct, Directors' Code of Ethics, and charters for each of the following Board Committees are posted on our website at www.investor.xilinx.com: Audit Committee, Compensation Committee, and Nominating and Governance Committee. Printed copies of these documents are also available to stockholders upon written request addressed to the Corporate Secretary, Xilinx, Inc., 2100 Logic Drive, San Jose, CA 95124 or by email at corporate.secretary@xilinx.com.
Board Leadership Structure and Independence
The Board believes there should be a substantial majority of independent directors on the Board. The Board also believes that it is useful and appropriate to have members of management as directors, including the CEO. Independent directors are given an opportunity to meet outside the presence of members of management, and hold such meetings regularly.
It is the written policy of the Board that if the Chairman is not "independent" in accordance with NASDAQ Marketplace Rules and the Exchange Act, the Board will designate an independent director to serve as Lead Independent Director. We believe that having an independent Chairman or a Lead Independent Director, either of whom is responsible for coordinating the activities of the independent directors, as well as other duties, including chairing the meetings of the Committee of Independent Directors, allows the Company's CEO to better focus on the day-to-day management and leadership of the Company, while better enabling the Board to advise and oversee the performance of the CEO. The Nominating and Governance Committee reviews the position of Lead Independent Director and identifies the director who serves as Lead Independent Director in the absence of an independent Chairman. For fiscal 2016, Philip T. Gianos, an independent director, served as Chairman of the Board until November 11, 2015 when he was succeeded by Dennis Segers, also an independent director, so we did not have a Lead Independent Director.
Majority Vote Standard
All directors are elected annually at the annual stockholder meeting. As set forth in our Bylaws, directors are elected based on the majority of votes cast for each nominee, unless the number of nominees exceeds the number of directors to be elected. In contested elections, where the number of nominees exceeds the number of directors to be elected, directors are elected by the plurality standard, which means those directors with the highest number of votes cast are elected. Any director who receives more "AGAINST" votes than "FOR" votes will tender his or her resignation to the Board. The Board will announce its decision with regard to the resignation within 120 days following the certification of election results.
Board Evaluation
The Board conducts an annual evaluation of its performance. The process varies from year-to-year, including self-evaluations and/or one-on-one meetings with each Board member and the chairperson of the Nominating and Governance Committee. Results of the evaluation are formally presented to the Board. The Board has made changes in Board procedures based on feedback from the process.
Board Service Limits and Terms
The Board has set a limitation on the number of public boards on which a director may serve to three (3) for any CEO and four (4) for all other directors. This limitation is inclusive of service on the Xilinx Board.
The Board believes that term limits on directors' service and a mandatory retirement age do not serve the best interests of the Company. While such policies could help ensure that fresh ideas and new viewpoints are addressed by the Board, such limits have the disadvantage of losing the contribution of directors who over time have developed increased insight and knowledge into the Company's operations and who remain active and contributing members of the Board. The Board evaluation process plays a significant role in determining our Nominating and Governance Committee's recommendation regarding Board tenure.
Change of Principal Occupation or Association
When a director's principal occupation or business association changes substantially during his or her tenure as director, that director shall tender his or her resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation.
Director Education
The Company offers internal and external course selections for new-director orientation as well as continuing education. On a rotating basis, directors will attend director education programs and report back to the entire Board on key learnings.

Stock Ownership Requirements
Directors
The Board has established minimum stock ownership guidelines for non-employee directors. Under these guidelines, non-employee directors are required to own our common stock having a value equal to at least five (5) times the base annual cash retainer offered equally to all non-employee directors for service as a director (excluding any retainers paid for service as Chairman of the Board or on a committee). The base annual cash retainer for directors during fiscal 2016 was $60,000, and therefore directors are currently required to own common stock with a value of at least $300,000. Based on $43.07, the closing price of our common stock on May 9, 2016, $300,000 would purchase 6,965 shares of our common stock. For changes to director compensation beginning on the date of our 2016 Annual Meeting, please see "DIRECTORS AND CORPORATE GOVERNANCE—Compensation of Directors."
Directors are required to retain half of the shares of our common stock derived from awards of RSUs until this ownership requirement is met. Half of the RSUs that are vested but are not settled pursuant to a pre-arranged deferral program will count toward the ownership requirement. Based on $43.07, the closing price of our common stock on May 9, 2016, six of our ten non-employee directors have met the stock ownership requirements. Our directors who joined the Board within the last year, including Messrs. Segers, Gillai, and Jankov, and Dr. Lee have not yet met the stock ownership requirements.
Executive Officers
The Board has also established minimum stock ownership guidelines for executive officers. Our CEO is required to own shares of our common stock having a value of at least $4.5 million. Executive vice presidents who are Section 16 officers are required to own shares of our common stock having a value of at least $1.0 million. Senior vice presidents who are Section 16 officers are required to own shares of our common stock having a value of at least $750,000 and corporate vice presidents who are Section 16 officers are required to own shares of our common stock having a value of at least $500,000. In addition, until their stock ownership requirements are met, the CEO and all other Section 16 officers must retain half of the shares of our common stock derived from awards of time-based RSUs that were granted beginning in July 2011 and 45 percent of the shares of our common stock derived from awards of performance-based RSUs that were granted beginning in July 2013.
Succession Planning
The Board plans for succession to the position of the Chairman of the Board, the position of CEO, and other senior management positions. To assist the Board, the CEO annually provides the Board with an assessment of senior managers and of their potential to succeed him. He also provides the Board with an assessment of considered potential successors to certain senior management positions.
Internal Audit
The Company's Internal Audit function reports to the Audit Committee of the Board and administratively to the Company's CFO.
Codes of Conduct and Ethics
Our Board has adopted a Code of Conduct applicable to our directors and employees, including our CEO, CFO and all accounting personnel. The Code of Conduct includes protections for employees who report violations of the Code of Conduct and other improprieties and includes an anonymous reporting process to provide employees with an additional channel to report any perceived violations. Independent directors receive complaints and reports of violations regarding accounting, internal accounting controls, auditing, legal and other matters reported through the anonymous reporting process, if any. The Chief Compliance Officer provides a quarterly report to the Audit Committee of incident reports identified through the anonymous reporting process and otherwise. The Code of Conduct is available on the investor relations page of our website at www.investor.xilinx.com. Printed copies of these documents are also available to stockholders upon written request directed to Corporate Secretary, Xilinx, Inc., 2100 Logic Drive, San Jose, CA 95124.
The Board has adopted a separate Code of Ethics pertaining particularly to the Board which covers topics including insider trading, confidentiality, conflicts of interests, financial reporting, and compliance with other laws.
A waiver of any violation of the Code of Conduct by an executive officer or director and a waiver of any violation of the Directors' Code of Ethics may only be made by the Board. The Company will post any such waivers, as well as amendments to the Code of Conduct, on our website under the Corporate Governance page at www.investor.xilinx.com. No waivers were requested or granted in the past year. The Code of Conduct was last amended in November 2014.

Anonymous Reporting and Whistleblower Protection
Our Code of Conduct includes protections for employees who report violations of the Code of Conduct, other policies, laws, rules, and regulations. We have implemented an Internet-based anonymous reporting process for employees to report violations they do not otherwise bring directly to management. The site can be accessed from our intranet as well as from the Internet.
Stockholder Value
The Board is cognizant of the interests of the stockholders and accordingly:

•	All employee stock plans will be submitted to the stockholders for approval prior to adoption;

•
The 2007 Equity Incentive Plan includes a provision that prohibits repricing of options whether by directly lowering the exercise price, through cancellation of the option or stock appreciation right (SAR) in exchange for a new option or SAR having a lower exercise price, or by the replacement of the option or SAR with a full value award (i.e., an award of restricted stock or RSUs);

•	The 2007 Equity Incentive Plan includes an annual limit on the aggregate dollar value of equity awards and cash that may be given to non-employee directors (see Proposal Two); and

•	The Company is committed to keeping dilution under its stock plans for employees under industry standards.
Stockholder Communications to the Board
Stockholders may initiate any communication with the Board in writing sent in care of the Company's Corporate Secretary to Xilinx, Inc., 2100 Logic Drive, San Jose, CA 95124, by e-mail to corporate.secretary@xilinx.com, or by fax to the Corporate Secretary at (408) 377-6137. The name of any specific intended recipient, group, or committee should be noted in the communication. The Board has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board's consideration. In such cases, and as necessary for follow up at the Board's direction, correspondence may be forwarded elsewhere in the Company for review and possible response. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner.
Compensation of Directors
Directors who are not actively employed as executives of the Company receive compensation for their service. Directors who are actively employed as executives by the Company receive no additional compensation for their service as directors. Mr. Gavrielov is currently the only employee director of the Company.
Cash Compensation
In fiscal 2016, we paid each of our non-employee directors serving on the Board a base annual cash retainer of $60,000 for service as a director. The Chairman of the Board received an additional $60,000 in cash compensation for service as Chairman.
Each non-employee director receives additional compensation for serving as either a chairperson or member of a Board committee. The chairperson of the Audit Committee receives an additional $25,000 per year, the chairperson of the Compensation Committee receives an additional $20,000 per year, and the chairperson of the Nominating and Governance Committee receives an additional $15,000 per year. Other than the chairpersons, members of the Audit Committee receive an additional $12,500 per year, members of the Compensation Committee receive an additional $10,000 per year, and members of the Nominating and Governance Committee receive an additional $7,500 per year. All payments are made in installments on a quarterly basis and pro-rated based on the non-employee director's service during the quarter.
If applicable, the Lead Independent Director is also eligible to receive an additional $10,000 per year. For fiscal 2016, Mr. Gianos, an independent director, served as Chairman of the Board until November 11, 2015 when he was succeeded by Dennis Segers, also an independent director, so there was no Lead Independent Director.
The Board maintains a practice of reviewing cash compensation paid to directors on a biennial basis. In May 2016, after reviewing competitive market data, the Board approved increases in the annual cash compensation paid to each non-employee director. Beginning on the date of our 2016 Annual Meeting, the base annual cash retainer for each non-employee director will increase to $65,000 from $60,000. No changes were made to the additional compensation paid to chairpersons or members of Board committees.

Equity Compensation
Non-employee directors participate in an equity compensation program under our 2007 Equity Incentive Plan (2007 Equity Plan). Under this program, non-employee directors are eligible to receive automatic restricted stock unit awards (RSUs). The terms of those automatic RSU grants are as follows:
Annual Grant
Each non-employee director is eligible for an RSU award on the date of each annual stockholders meeting, provided the non-employee director continues in office following the meeting. The annual RSU awards vest on the day immediately preceding the subsequent annual meeting. On the date of the 2015 Annual Meeting of Stockholders, or August 12, 2015, each non-employee director continuing in office after the meeting was automatically granted $185,000 worth of RSUs. Accordingly, on August 12, 2015, on which date the closing fair market value of our common stock was $43.57, each non-employee director received a grant of 4,246 RSUs that will vest in full on August 9, 2016, the day immediately preceding the 2016 Annual Meeting of Stockholders.
In May 2016, after reviewing competitive market data, the Board approved an increase to the annual RSU award. Beginning on the date of our 2016 Annual Meeting, each non-employee director will be eligible for an annual award of $200,000 worth of RSUs.
Initial Grant
A non-employee director joining the Board between annual meetings of stockholders and who has not previously served as an employee director, will receive a grant of RSUs on or about the tenth day of the month following the director's initial appointment or election to the Board. The new non-employee director will receive RSUs worth $185,000 on the date of grant, prorated based on the number of days from the initial appointment or election until the anniversary of the most recently held annual meeting over 365 days. The RSUs vest in full on the day immediately preceding the subsequent annual meeting of stockholders.
In May 2016, after reviewing competitive market data, the Board also approved an increase to the initial RSU award to new non-employee directors. Each new non-employee director who joins the Board after the 2016 Annual Meeting will be eligible for an initial award of $200,000 worth of RSUs, prorated based on the number of days from the initial appointment or election until the anniversary of the most recently held annual meeting over 365 days.
Limit on Non-employee Director Compensation
In May 2016, the Board amended our 2007 Equity Incentive Plan to include a limit on cash and equity compensation for each non-employee director to no more than $750,000 per fiscal year, which is subject to stockholder approval as set forth in Proposal Two. For more information, please see "Proposal Two—Amendments to the 2007 Equity Incentive Plan."
Stock Ownership Guidelines
Under our stock ownership guidelines, non-employee directors are required to own shares of our common stock having a value equal to five (5) times their base annual cash retainer. The base annual cash retainer for non-employee directors is $60,000, which will be increased to $65,000 for non-employee directors continuing in office after the 2016 Annual Meeting. Thus, non-employee directors are currently required to own shares having a value of $300,000, and after our 2016 Annual Meeting, they will be required to own shares having a value of $325,000. Non-employee directors are required to retain half of the shares of our common stock derived from awards of RSUs until their ownership requirements are met. Half of the RSUs that are vested but are not settled pursuant to a pre-arranged deferral program will count toward the ownership requirement. For more information about stock ownership guidelines for directors, please see the section above entitled "DIRECTORS AND CORPORATE GOVERNANCE—Corporate Governance Principles—Stock Ownership Requirements."
Deferred Compensation
We also maintain a nonqualified deferred compensation plan which allows each director as well as eligible employees to voluntarily defer receipt of a portion or all of their cash compensation until the date or dates elected by the participant, thereby allowing the participating director or employee to defer taxation on such amounts. For a discussion of this plan, see "EXECUTIVE COMPENSATION—Nonqualified Deferred Compensation Plan."

Director Compensation for Fiscal 2016
The following table provides information on director compensation in fiscal 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (3) ($)	Total ($)
Dennis Segers (Chairman)	53,778	148,581	—	—	—	—	202,359
John L. Doyle (4)	31,106	—	—	—	—	22,050	53,156
Philip T. Gianos	104,179	179,733	—	—	(6)	—	283,912
Saar Gillai (5)	—	—	—	—	—	—	—
William G. Howard, Jr.	67,500	179,733	—	—	(6)	—	247,233
Ronald S. Jankov (5)	—	—	—	—	—	—	—
Thomas H. Lee (5)	—	—	—	—	—	—	—
J. Michael Patterson	92,500	179,733	—	—	—	500	272,733
Albert A. Pimentel	80,381	179,733	—	—	—	—	260,114
Marshall C. Turner	82,500	179,733	—	—	(6)	—	262,233
Elizabeth W. Vanderslice	85,000	179,733	—	—	(6)	—	264,733

(1)
Amounts shown do not reflect compensation actually received by the director. Instead, the amounts shown reflect the grant date fair value for stock awards granted in fiscal 2016 as determined pursuant to FASB ASC Topic 718. The assumptions used to calculate the value of the awards are set forth in Note 6 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2016 filed with the SEC on May 17, 2016.

(2)
No option awards were granted to directors during fiscal 2016. The following aggregate number of option awards was outstanding as of April 2, 2016, for each of the non-employee directors: Mr. Gianos, 12,000; Dr. Howard, 12,000; Mr. Turner, 16,000; and Ms. Vanderslice, 12,000.

(3)	The Company made a charitable donation in honor of Mr. Doyle, who retired from the Board in August 2015, and a matching charitable contribution on behalf of Mr. Patterson.

(4)	Mr. Doyle retired as a director on August 11, 2015, the day before our 2015 Annual Meeting of Stockholders.

(5)	Messrs. Gillai and Jankov, and Dr. Lee did not serve on the Board during fiscal 2016.

(6)
This director participated in the Company's nonqualified deferred compensation plan in fiscal 2016. For more information about this plan see the section below entitled "EXECUTIVE COMPENSATION—Nonqualified Deferred Compensation Plan."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of May 9, 2016, including the right to acquire beneficial ownership within 60 days of May 9, 2016, except as noted below, by: (i) each stockholder known to the Company to be a beneficial owner of more than 5% of our common stock, (ii) each of the Company's directors and director nominees, (iii) each of the named executive officers identified in the section entitled "Executive Compensation" and (iv) all current directors and executive officers as a group. We believe that each of the beneficial owners of our common stock listed below, based on information furnished by such beneficial owners, has sole voting power and sole investment power with respect to such shares, except as otherwise set forth in the footnotes below and subject to applicable community property laws.

Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Greater than 5% Stockholders
BlackRock, Inc.	16,181,707	(2)	6.4
55 East 52nd Street New York, NY 10022
Capital International Investors	15,550,417	(3)	6.1
11100 Santa Monica Boulevard 16th Floor Los Angeles, CA 90025
The Vanguard Group, Inc.	23,926,808	(4)	9.4
100 Vanguard Boulevard Malvern, PA 19355
Directors
Dennis Segers	—		*
Moshe N. Gavrielov	448,766	(5)	*
Philip T. Gianos	133,183	(6)	*
Saar Gillai	—		*
William G. Howard, Jr.	43,084	(7)	*
Ronald S. Jankov	—		*
Thomas H. Lee	—		*
J. Michael Patterson	14,060	(8)	*
Albert A. Pimentel	18,029	(9)	*
Marshall C. Turner	50,134	(10)	*
Elizabeth W. Vanderslice	33,538	(11)	*
Named Executive Officers
Jon A. Olson	137,053	(12)	*
Victor Peng	75,674	(13)	*
Krishna Rangasayee	56,245	(14)	*
Vincent L. Tong	162,102	(15)	*
All current directors and executive officers as a group (17 persons)	1,308,357	(16)	*
*    Less than 1%

(1)
The beneficial ownership percentage of each stockholder is calculated on the basis of 253,291,980 shares of common stock outstanding as of May 9, 2016. Any additional shares of common stock that a stockholder has the right to acquire within 60 days after May 9, 2016 that are not already outstanding at such time are deemed to be outstanding and beneficially owned for the purpose of calculating that stockholder's percentage beneficial ownership. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Xilinx, Inc., 2100 Logic Drive, San Jose, California 95124.

(2)
Based on information contained in a Schedule 13G, reflecting stock ownership information as of December 31, 2015, which was filed by this stockholder pursuant to Section 13(d) of the Exchange Act (Section 13(d)), on February 10, 2016 reporting beneficial ownership of 16,181,707 shares of common stock consisting of 13,697,732 shares as to which it has sole voting power and no shares as to which it has shared voting power. Blackrock, Inc. has sole dispositive power as to all 16,181,707 shares.

(3)
Based on information contained in a Schedule 13G, reflecting stock ownership as of December 31, 2015, which was filed by Capital International Investors, a division of Capital Research and Management Company (Capital International Investors), pursuant to Section 13(d), on February 12, 2016 reporting ownership of 15,550,417 shares of common stock consisting of 15,487,227 shares as to which it has sole voting power and 15,550,417 shares as to which it has sole dispositive power. According to the stockholder, Capital International Investors and several subsidiaries of Capital Research and Management Company collectively provide investment management services with the sole power to vote and/or dispose of the securities. For purposes of the Exchange Act, Capital International Investors is deemed to be the beneficial owner of such securities; however, Capital International Investors disclaims beneficial ownership of such securities.

(4)
Based on information contained in a Schedule 13G, reflecting stock ownership information as of December 31, 2015, which was filed by this stockholder pursuant to Section 13(d), on February 11, 2016 reporting beneficial ownership of 23,926,808 shares of common stock consisting of 472,241 shares as to which it has sole voting power, 25,700 shares as to which it has shared voting power, 23,424,670 shares as to which it has sole dispositive power, and 502,138 shares as to which it has shared dispositive power.

(5)
Consists of 301,986 shares held directly, 26,000 shares issuable upon exercise of options and 120,780 shares issuable upon settlement of RSUs, which represents 60,126 shares, 27,738 shares, and 32,916 shares issuable upon settlement of RSUs granted in fiscal years 2014, 2015, and 2016, respectively. The 32,916 shares included for the fiscal 2016 grant represents the pro-rata vesting as a result of actual (not target) performance achievement under an RSU granted in fiscal 2016.

(6)	Consists of 85,398 shares held directly, 35,765 shares held in a family trust, 20 shares held by Mr. Gianos' son, and 12,000 shares issuable upon exercise of options.

(7)	Consists of 31,084 shares held in a family trust and 12,000 shares issuable upon exercise of options.

(8)	Consists of 14,060 shares held directly. Does not include 16,350 shares that are vested but not settled pursuant to a pre-arranged deferral program.

(9)	Consists of 18,029 shares held in a family trust.

(10)	Consists of 33,384 shares held directly, 750 shares held by Mr. Turner's spouse, and 16,000 shares issuable upon exercise of options.

(11)
Consists of 18,552 shares held directly, 2,986 shares held in joint tenancy, and 12,000 shares issuable upon exercise of options. Does not include 7,625 shares that are vested but not settled pursuant to a pre-arranged deferral program.

(12)
Consists of 102,248 shares held in a family trust and 34,805 shares issuable upon settlement of RSUs, which represents 17,876 shares, 7,713 shares, and 9,216 shares issuable upon settlement of RSUs granted in fiscal years 2014, 2015, and 2016, respectively. The 9,216 shares for the fiscal 2016 grant represents the pro-rata vesting as a result of actual (not target) performance achievement under that RSU.

(13)
Consists of 40,869 shares held directly and 34,805 shares issuable upon settlement of RSUs, which represents 17,876 shares, 7,713 shares, and 9,216 shares issuable upon settlement of RSUs granted in fiscal years 2014, 2015, and 2016, respectively. The 9,216 shares for the fiscal 2016 grant represents the pro-rata vesting as a result of actual (not target) performance achievement under that RSU.

(14)
Consists of 31,837 shares held directly and 24,408 shares issuable upon settlement of RSUs, which represents 12,188 shares, 5,637 shares, and 6,583 shares issuable upon settlement of RSUs granted in fiscal years 2014, 2015, and 2015, respectively. The 6,583 shares for the fiscal 2016 grant represents the pro-rata vesting as a result of actual (not target) performance achievement under that RSU.

(15)
Consists of 57,694 shares held directly, 80,000 shares issuable upon exercise of options, and 24,408 shares issuable upon settlement of RSUs, which represents 12,188 shares, 5,637 shares, and 6,583 shares issuable upon settlement of RSUs granted in fiscal years 2014, 2015, and 2016, respectively. The 6,583 shares for the fiscal 2016 grant represents the pro-rata vesting as a result of actual (not target) performance achievement under that RSU.

(16)	Includes an aggregate of 486,689 shares issuable upon exercise of options or settlement of RSUs.

For certain information concerning our Executive Officers, see "Executive Officers of the Registrant" in Item 1 of Part I of our Form 10-K.

Equity Compensation Plan Information
The table below sets forth certain information as of fiscal year ended April 2, 2016 about our common stock that may be issued upon the exercise of options, RSUs, warrants and rights under all of our existing equity compensation plans including the ESPP:

(Shares in thousands)	A		B		C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in Column A)
Equity Compensation Plans Approved by Security Holders
1997 Stock Plan	564		$23.63		—	(1)
2007 Equity Plan	7,391	(2)	$26.87	(3)	12,929	(4)
Employee Stock Purchase Plan	N/A		N/A		9,409
Total-Approved Plans	7,955		$25.42		22,338

(1)	The Company ceased issuing options under the 1997 Stock Plan as of April 1, 2007. The 1997 Stock Plan expired on May 8, 2007 and all available but unissued shares under this plan were cancelled.

(2)
Includes approximately 6.7 million shares issuable upon vesting of RSUs that were granted under the 2007 Equity Plan, and assumes 100% performance achievement for performance-based RSUs granted in fiscal 2016. In May 2016, the Compensation Committee determined the actual number of RSUs earned based on performance achievement for performance-based RSUs awarded in fiscal 2016. For more information on the number of RSUs at 100% performance achievement and the actual performance achievement for performance-based RSUs awarded in fiscal 2016, see the table under "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis—Compensation Components—Long-Term Equity Incentive Compensation."

(3)	The weighted-average exercise price does not take into account shares issuable upon vesting of outstanding RSUs, which have no exercise price.

(4)
On July 26, 2006, the stockholders approved the adoption of the 2007 Equity Plan and authorized 10,000,000 shares to be reserved for issuance thereunder. The 2007 Equity Plan, which became effective on January 1, 2007, replaced both the Company's 1997 Stock Plan (which expired on May 8, 2007) and the Supplemental Stock Option Plan. On August 9, 2007, August 14, 2008, August 12, 2009, August 11, 2010, August 10, 2011, August 8, 2012, August 14, 2013, and August 13, 2014, our stockholders authorized the reserve of an additional 5,000,000 shares, 4,000,000 shares, 5,000,000 shares, 4,500,000 shares, 4,500,000 shares, 3,500,000 shares, 2,000,000 shares, and 3,000,000 shares respectively. All of the shares reserved for issuance under the 2007 Equity Plan may be granted as stock options, stock appreciation rights, restricted stock, or RSUs.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section of the proxy statement explains our compensation programs in general, and how they operate with respect to our named executive officers in particular. This year, our "named executive officers" are our CEO, CFO, and the three other most highly compensated executive officers serving during fiscal year 2016, as follows:

•	Moshe N. Gavrielov, President and Chief Executive Officer

•	Jon A. Olson, Executive Vice President and Chief Financial Officer

•	Victor Peng, Executive Vice President and General Manager of Products

•	Krishna Rangasayee, Senior Vice President and General Manager, Global Sales and Markets

•	Vincent L. Tong, Executive Vice President, Global Operations and Quality
In February 2016, Mr. Olson announced his intent to retire from the Company. On May 19, 2016, the effective date of Mr. Olson's retirement as Chief Financial Officer, Mr. Lorenzo A. Flores was named the Company's Senior Vice President and Chief Financial Officer. Mr. Olson will continue to provide transition services to the Company until his full retirement on July 15, 2016.
Executive Summary
Financial Performance for Fiscal 2016
Xilinx achieved success in fiscal 2016, despite challenging conditions that continued to impact the semiconductor industry. Although the Company's revenues in fiscal 2016 were down from the prior fiscal year, the Company continued to see returns on its investment in research and development by success in its new products, including from its 16nm, 20nm, and 28nm product portfolios. Following are some financial and product highlights from fiscal 2016:

•	Overall net revenues were $2.21 billion, down 7% compared to the prior fiscal year

•	Gross margin for the full fiscal year was 69.7%, slightly under last year's record of 70.2%

•	We began shipping several versions of our 16nm UltraScale+ portfolio covering all three families: Virtex, Kintex, and Zynq

•	Our 20nm UltraScale family, which is the industry's only 20nm high-end FPGA, exceeded $90 million during fiscal 2016

•	Sales from our 28nm product portfolio, which includes the 7 series FPGAs and ZynqTM-7000 family, were more than $650 million during fiscal 2016, compared to $580 million in the prior fiscal year

•	We returned $443 million to our stockholders through our stock buyback program

•	We paid stockholders a record $319 million in dividends

•	Our total stockholder return on an annualized basis over the prior 1-, 3-, and 5-year periods was 16%, 10%, and 11%, respectively
Key Elements of Our Compensation Strategy and Program
Our executive compensation program is designed to motivate, engage, and retain a talented leadership team and to appropriately reward them for their contributions to our business. Our performance measurement framework consists of a combination of financial, operational, and strategic/individual performance metrics that provide a balance between short-term results and drivers of long-term value.
We provide our named executive officers with three primary elements of pay: base salary, cash incentive compensation, and long-term equity compensation. The performance-based incentives, consisting of cash incentive compensation and equity compensation, together constitute the largest portion of potential compensation for the named executive officers. Our long-term equity awards for executive officers are 100% performance-based. The following charts show the pay mix for (i) our CEO and (ii) the other four named executive officers for fiscal 2016:

The percentages above were calculated using salary, cash incentive compensation, fair value of equity awards, and all other compensation as reported for fiscal 2016 in the Summary Compensation Table.
Fiscal 2016 Performance Measurement Framework
Our annual and long-term incentives together provide a balanced and comprehensive view of performance and drive the Compensation Committee's executive compensation decisions. The components of our executive compensation program are illustrated in the chart below and more fully discussed throughout this Compensation Discussion and Analysis section:

Fiscal 2016 Performance Measurement Framework

Annual Incentive
% Weight
60%
Corporate Financial Performance
% Weight
30%
Revenue Growth Component
30%
Operating Profit Component
Measurement/Payout
Annual
Semi-Annual
40%
Strategic/ Individual Performance
Product Objectives
Sales/Marketing Objectives
Operational Objectives
Organizational Objectives
Semi-Annual (CEO Annual)
Long-Term Incentive
% Weight
100%
Performance Restricted Stock Units
1 year performance
3 year vesting period
% Weight
35%
Share of PLD Revenue
30%
28nm Revenue
25%
Technology Leadership
10%
Quality Leadership

As noted above, the Revenue Growth Component is determined and paid annually. The Operating Profit Component, which is operating profit as a percentage of revenue, excluding expenses related to bonus payments under our non-sales incentive compensation plans and, with Compensation Committee approval, other non-recurring adjustments or expenses that are not associated with currently planned or on-going business operations such as litigation and restructuring expenses, is determined and paid semi-annually. The Individual Performance Component is determined and paid semi-annually for all named executive officers, except for the CEO, whose Individual Performance Component is determined and paid annually. The Individual Performance Component weighting for all named executive officers is 40%; however, the weighting for the underlying product, sales/marketing, operational, and organizational objectives varies among executives.
Fiscal 2016 Key Compensation Actions

•
Base salary: Two of our named executive officers received base salary increases in fiscal 2016, as follows: Mr. Olson's base salary increased to $500,000 from $480,000 and Mr. Peng's base salary increased to $500,000 from $480,000. The Compensation Committee approved these base salary increases after reviewing certain factors, including the executive's scope of responsibility and deliverables, and market comparables. In particular, Messrs. Olson and Peng's base salaries were increased primarily based on each executive's performance and comparative market data.

•
Annual incentive target: In fiscal 2016, the Compensation Committee increased the annual cash incentive target as a percent of salary for Mr. Gavrielov to 150% from 140%. This increase both maintained the competitiveness of the target pay levels for Mr. Gavrielov and increased the proportion of his total pay that is performance-based. None of our other named executive officers received an increase in their annual cash incentive target as a percent of salary.

•
Annual incentive payout: We paid cash incentive compensation consistent with our financial results and strategic/individual performance goals set for each named executive officer. As indicated in the framework chart above, our cash incentive compensation program is designed around three components: two corporate financial components of revenue growth and operating profit, and individual performance. The achievement of these components for fiscal 2016 was as follows:

◦	We did not meet the threshold for payout under the Revenue Growth Component, and therefore no bonus was paid for this metric.

◦
We exceeded our Operating Profit Component target in the first half of the fiscal year, resulting in a 110% payout for the first half of fiscal 2016, and we met our Operating Profit Component target in the second half of the fiscal year, resulting in a 100% payout for the second half of the year.

◦
The payouts under the Individual Performance Component for our named executive officers (other than our CEO) in the first half of the year ranged from 93% to 125% of target, and in the second half of the year ranged from 88% to 115% of target. The payout for Mr. Gavrielov, our CEO, under the individual performance component as a percent of target for the year was 102%.

As a result of these performance outcomes, annual cash incentive compensation paid to our named executive officers for fiscal 2016 was less than each executive's annual target cash incentive opportunity.

•
Long-term equity incentive payout: In fiscal 2016, the equity grants to our named executive officers consisted of only performance-based restricted stock units (RSUs) that required achievement of specific Company performance objectives, as well as continued employment to become earned and vested. In fiscal 2016, the Company exceeded the payout thresholds for three of the four performance measures indicated on the framework chart above. The Company did not meet the payout threshold for the 28nm revenue metric. As a result, each named executive officer earned 98.75% of the target number of shares granted, and one third of such earned shares will vest in each of July 2016, July 2017, and July 2018.

The following table summarizes these key fiscal 2016 decisions for our named executive officers:

Compensation Elements for Named Executive Officers for Fiscal 2016

			Performance-Based Incentive Compensation
			Cash Incentive Award			Long-term Equity Incentive Award
Name	2016 Salary (1) ($)	Salary Increase From Prior Year (1) (%)	Target Award (2) ($)	Actual Award ($)	Actual Award as a Percent of Target (%)	Target RSU Award (Shares)	Actual RSU Award (Shares)	Actual RSUs Earned as a Percent of Target (%)
Moshe N. Gavrielov	800,000	—	$1,200,000	$867,600	72	100,000	98,750	98.75
Jon A. Olson	500,000	4.2%	$495,000	$388,450	78	28,000	27,650	98.75
Victor Peng	500,000	4.2%	$495,000	$378,450	76	28,000	27,650	98.75
Krishna Rangasayee	395,000	—	$316,000	$213,932	68	20,000	19,750	98.75
Vincent L. Tong	405,000	—	$324,000	$245,916	76	20,000	19,750	98.75
(1) Salary represents the amount approved by the Compensation Committee in fiscal 2016. The actual salary earned during fiscal 2016 for the executives who received salary increases, namely Messrs. Olson and Peng, was less than the annual base salary approved by the Compensation Committee for these executives, because the salary increases were effective after the beginning of the fiscal year.

(2) Target awards are determined by multiplying the named executive officer's actual salary earned during fiscal 2016 by the executive's target bonus percentage, which was 150% for Mr. Gavrielov, our CEO, 100% for Messrs. Olson and Peng, and 80% for Messrs. Rangasayee and Tong.

CEO Performance and Pay Alignment
Each year, the Compensation Committee assesses our CEO's actual compensation relative to the Company's performance. The following graphs show a five-year history of our financial results and the CEO's annual cash incentive compensation as a percent of his target cash incentive compensation for the applicable fiscal year:

(1) Operating profit as a percent of revenue and revenue are based on Generally Accepted Accounting Principles (GAAP).
The charts above show that as our GAAP operating profit and revenue have fluctuated, our CEO's cash incentive award has correspondingly changed.

Governance Practices
We maintain several practices to help ensure our overall program reflects sound governance standards. These include the following:

What We Do		What We Don't Do
☑	Maintain a Completely Independent Compensation Committee. The Compensation Committee determines our compensation strategy for executive officers and consists solely of independent directors.	☒	No Excise Tax Gross-Ups related to a Change of Control. We do not provide excise tax gross-ups related to a change of control of the Company.

☑
Maintain Independent Compensation Advisor.  The Committee has engaged Semler Brossy Consulting Group LLC (Semler Brossy) as its independent compensation consultant to provide independent analysis, advice, and guidance on executive compensation.
☒
Do Not Permit Hedging or Short Sales.  We prohibit employees, including our executive officers, from engaging in transactions or arrangements that are intended to increase in value based on a decrease in value of Company securities, such as short sales or put options.

☑
Annual Executive Compensation Review.  The Committee performs an annual review of our executive compensation strategy, including a review of our compensation peer group and a review of our compensation-related risk profile.
		☒	Do Not Permit Pledging. We prohibit our employees, including executive officers, from holding Company securities in a margin account or pledging Company securities.

☑	Pay-for-Performance Philosophy. Our cash incentive compensation and long-term equity programs for executives are based on the Company's and individual executive's performance.	☒	No SERP or Defined Benefit Plans. We do not provide a Supplemental Executive Retirement Plan (SERP) or a defined benefit plan.

☑	Compensation at Risk. A significant portion of compensation for our executives is based on the performance of both the Company and the individual executive.	☒	No Dividends or Dividend Equivalents Payable on Unvested Equity Awards. We do not pay dividends or dividend equivalents on unvested RSU awards.

☑	Performance-Based Equity Awards. Since fiscal 2014, our executive officers receive only performance-based restricted stock units (RSUs).	☒
No Special Perquisites.  We do not generally provide perquisites to our executive officers, other than benefits with broad-based employee participation that are standard in the technology sector, such as our employee stock purchase plan.

☑	Stock Ownership Guidelines. We have executive stock ownership guidelines and holding requirements that cover our Section 16 executive officers.	☒
No Stock Option Repricing. Our 2007 Equity Incentive Plan does not permit repricing of out-of-the-money options or stock appreciation rights for shares of our common stock to a lower exercise or strike price without approval of our stockholders.

☑	Claw-Back Policy. We have a claw-back, or recoupment, policy that covers all elements of our incentive compensation program.

☑	Annual Stockholder Advisory Votes on Executive Compensation. We conduct an annual stockholder advisory vote on our executive compensation program.

☑
Double-Trigger Change of Control Benefits. Change of control benefits require a change in control and termination of employment (double trigger) rather than benefits triggered solely on the change of control (single trigger).

Impact of 2015 Stockholder Advisory Vote on Compensation
At our Annual Meeting of Stockholders in August 2015, we conducted a non-binding advisory vote on compensation of our named executive officers, commonly referred to as a "say on pay" vote. Our stockholders overwhelmingly approved the compensation of the named executive officers, with approximately 95% of stockholder votes cast in favor of our executive compensation program.
The Compensation Committee was mindful of this strong stockholder support of our compensation philosophy and objectives when evaluating our executive compensation policies and practices throughout fiscal 2016. Accordingly, and as a result of the favorable say-on-pay vote, the Company continued its general approach to executive compensation, emphasizing performance-based compensation. In fiscal 2016, the Committee awarded only performance-based RSUs to our executive officers, including our named executive officers, in order to tie all of the executives' equity compensation to Company performance and increase the executives' focus on key long-term drivers of value.
The Board of Directors has adopted a policy providing for an annual advisory vote on the compensation of our named executive officers. This policy is consistent with our stockholders' preference in August 2011 on the frequency of future advisory votes on compensation for our named executive officers.
Compensation Philosophy and Objectives
Role of the Compensation Committee
The Compensation Committee, in consultation with the CEO for individuals other than the CEO, is responsible for establishing our compensation and benefits philosophy and strategy. The Compensation Committee also oversees our general compensation policies and sets specific compensation levels for corporate officers, including the named executive officers. The Compensation Committee, together with the independent directors, evaluates the CEO's performance, and the Compensation Committee determines CEO compensation. In determining compensation strategy, the Compensation Committee reviews market competitive data to ensure that we are able to attract, motivate, reward, and retain quality employees, including the named executive officers. The Compensation Committee has the authority to engage its own independent advisors to assist in carrying out its responsibility and has done so, but may not delegate its authority to such advisors.
Compensation Consultant
In fiscal 2016, the Compensation Committee continued to retain the services of Semler Brossy to act as its independent compensation consultant. Semler Brossy reported directly to the Compensation Committee and not to management. Semler Brossy provided the Compensation Committee with general advice on compensation matters, including reviewing the composition of the peer group, providing compensation data related to executives at the selected companies in the peer group and providing advice on our executive officers' compensation generally. Based on the above and its review of the factors set forth under Rule 10C-1 of the Exchange Act and in the NASDAQ listing requirements, the Compensation Committee assessed the independence of Semler Brossy and concluded that no conflict of interest exists that would prevent Semler Brossy from independently advising the Compensation Committee. In fiscal 2016, the Compensation Committee met regularly in executive session with its independent compensation consultant without management present. Semler Brossy did not provide any additional services to the Company other than the services for which it was retained by the Compensation Committee, and the Compensation Committee is not aware of any conflict of interest that exists that would otherwise prevent Semler Brossy from being independently engaged. The Company pays the cost for Semler Brossy's services.
Primary Objectives
The primary objectives of the Compensation Committee with respect to determining executive compensation are to attract, motivate, and retain talented employees and to align executives' interests with those of stockholders, with the ultimate objective of improving stockholder value. It is the philosophy of the Compensation Committee that the best way to achieve this is to provide executives with compensation that is based on their level of performance against specific goals, which are aligned with our overall strategy, thereby compensating executives on a "pay for performance" basis.
To achieve these objectives, the Compensation Committee has implemented compensation plans that tie a significant portion of executives' overall compensation to our financial and product-related performance, including operating profit, revenue growth, share of revenue, technology leadership, and quality leadership. Overall, the total compensation opportunity is intended to create an executive compensation program that is competitive with comparable companies. The comparable companies considered by the Compensation Committee are described more fully below.
For fiscal 2016, the Compensation Committee approved the 2016 Executive Incentive Plan (2016 Incentive Plan), which is described in greater detail below. Bonus payments to executives varied with the Company's performance during the fiscal year, as well as with their individual performance. This design was intended to accomplish the Company's goal of aligning executives' interests with those of stockholders by encouraging the executives to work diligently toward the success of the Company, and to reward, as appropriate, achievement of semi-annual and annual objectives.

The Company also advances its objectives of aligning executives' interests with the interests of stockholders through its 2007 Equity Plan. The purpose of the 2007 Equity Plan is to promote the success of our business by encouraging equity ownership in the Company. In particular, the 2007 Equity Plan provides officers with incentive to exert maximum effort toward the success of the Company and to participate in such success through acquisition and retention of our common stock.
Procedural Approaches to Accomplish Compensation Objectives
The Compensation Committee believes that the compensation provided to our executives, including the named executive officers, should include both cash and stock-based compensation that rewards performance as measured against established goals.
Peer Group Data
The Compensation Committee instructed Semler Brossy to prepare a report of peer companies for purposes of examining, determining, and setting compensation for our executives. In preparing its report, Semler Brossy reviewed data from Radford Surveys + Consulting (Radford), specifically the Radford Global Technology Survey, as well as the proxy statements for each of the peer group companies. The criteria for determining which companies to include in the peer group included all or some of the following criteria: (i) they operate in a similar industry as the Company; (ii) they are of roughly similar size (as measured by revenues and aggregate market capitalization) as the Company; (iii) they have profitability and price-to-sales ratio similar to those of the Company; and (iv) they are companies against whom the Company competes for talent.
After receiving and discussing Semler Brossy's report, the Compensation Committee approved the peer group companies for fiscal 2016. The Compensation Committee removed LSI Corp. from the peer group for fiscal 2016 because it was acquired by Avago Technologies Ltd. Following are the peer group companies for fiscal 2016:

• Advanced Micro Devices, Inc. • Altera Corporation • Analog Devices, Inc. • Atmel Corporation • Autodesk, Inc. • Avago Technologies Limited • Broadcom Corporation • Brocade Communications Systems Inc.
•   Cadence Design Systems, Inc.

•   Cypress Semiconductor Corporation

•   Fairchild Semiconductor International Inc.

•   KLA-Tencor Corporation

•   LAM Research Corporation

•   Linear Technology Corporation

•   Marvell Technology Group Ltd.

•   Maxim Integrated Products Inc.
• Microchip Technology Inc. • Nvidia Corporation • ON Semiconductor Corporation • Sandisk Corporation • Skyworks Solutions, Inc. • Synopsys, Inc.
Data on the compensation practices of the above-mentioned peer group is generally gathered through searches of publicly available information, including publicly available databases. Peer group data is gathered with respect to base salary, bonus targets, and equity awards. The Radford survey reflects more current information than the information found through publicly available sources. All of the peer group companies identified above participated in the Radford survey at the time compensation decisions were made during fiscal 2016.
A summary of the four quarter trailing revenue by quartile and market capitalization of peer group companies at the time the Compensation Committee finalized the peer group of companies in the third quarter of fiscal 2015 for its fiscal 2016 compensation decisions is as follows:

Peer Group Four-Quarter Revenue and Market Capitalization for Fiscal 2016 Compensation Decisions

	Peer Group Financials (1)
Quartile	Four Quarter Trailing Revenue ($ in millions)	Market Capitalization ($ in millions)
75th Percentile	3,691	11,849
50th Percentile	2,416	9,031
25th Percentile	1,889	4,341

Xilinx, Inc.	2,422	11,601
(1) Data is based on available market information as of October 2014.
Based on the chart above, our revenue approximated the 50th percentile of the peer group companies and our market capitalization approximated the 75th percentile of the peer group companies at the time the peer group was selected for fiscal 2016 compensation decisions.
In determining adjustments to executive compensation, the Compensation Committee not only reviews and considers the independent compensation advice and analysis by Semler Brossy and publicly available information of compensation offered by the applicable market comparables, but also reviews the Radford survey and takes into consideration other relevant factors as described in this Compensation Discussion and Analysis. While the Compensation Committee looks at the external market data (both the Radford survey data and peer company data), it does not target any specific pay percentile within those companies for purposes of setting cash and equity compensation levels nor does the Compensation Committee consider the total stockholder return of any company in the peer group in making compensation decisions. Rather, the Compensation Committee uses the peer group information merely as a guide to determine whether we are generally competitive in the market.
CEO Evaluation and Compensation Determination
The Compensation Committee annually reviews the performance of the CEO in light of the goals and objectives of our executive compensation plans, and approves CEO compensation. The review of the performance and compensation of the CEO and all other named executive officers is conducted annually during the period commencing around the middle of May, which is called our "Focal Review Period." The Compensation Committee uses both objective data from peer group companies, including comparing compensation paid to CEOs in the peer group, and subjective policies and practices, including assessment of the CEO's achievements and contribution to the Company, to determine compensation of the CEO. In determining the long-term incentive component of the CEO's compensation, the Compensation Committee considers all relevant factors, including the Company's performance and relative stockholder return, the value of similar awards to CEOs of the peer group companies, the awards given to the CEO in prior years, and formal feedback from the independent directors. To provide further assurance of independence, the Compensation Committee's independent compensation consultant, Semler Brossy, provides its recommendation for CEO compensation. The compensation consultant prepares analysis showing competitive CEO compensation among the peer group for the individual elements of compensation and total direct compensation. Then, the compensation consultant provides the Compensation Committee with a range of recommendations for any change in the CEO's base salary, annual incentive target, and equity grant value. The recommendations take into account the peer group competitive pay analysis, expected future pay trends, and importantly, the position of the CEO in relation to other senior executives and proposed pay actions for all key employees of the Company. The range allows the Compensation Committee to exercise its discretion based on the CEO's individual performance and other factors.
Evaluation of Other Named Executive Officers and Compensation Determination
The CEO works with the Compensation Committee in establishing the compensation and benefits philosophy and strategy for our executives and also makes specific recommendations to the Compensation Committee with respect to the individual compensation for each of the executive officers, including the named executive officers other than himself. With respect to the named executive officers, the Compensation Committee annually reviews, with the CEO, the executives' performance in light of the Company's goals and objectives, and approves their compensation. The Compensation Committee also considers other relevant factors in approving the level of such compensation, including each executive officer's performance during the year, specifically an officer's accomplishments, areas of strength, and areas of development, the executive's scope of responsibility and contributions to the Company, and the executive's experience and tenure in the position. During the Focal Review Period, the CEO and members of our human resources department evaluate each named executive officer's performance during the year based on the CEO's knowledge of each named executive officer's performance, individual self-assessment, and feedback provided by the named executive officer's peers and direct reports. The CEO also reviews compensation data gathered from Radford as well as from publicly available information such as SEC filings and identifies trends and competitive factors to consider in adjusting compensation levels of the named executive officers. The CEO then makes a recommendation to the Compensation Committee as to each element of each named executive officer's compensation.
Compensation Components

Our executive compensation is divided into three components: base salary, incentive cash compensation, and long-term equity compensation. The following table summarizes these elements of compensation:

Base Salary
During fiscal 2016, the Compensation Committee reviewed the base salaries of our named executive officers focusing on the competitiveness of salaries. Based on comparing current salaries to the base salary levels at the companies in our peer group, as well as considering the roles and responsibilities and potential performance of the named executive officers, the Compensation Committee increased the base salaries of two of our named executive officers in fiscal 2016, as set forth in the following table:

Named Executive Officer Salary Adjustments

Named Executive Officer	Fiscal 2016 Salary (1) ($)	Fiscal 2015 Salary (1) ($)	Percent Change (2) (%)
Moshe N. Gavrielov	800,000	800,000	—%
Jon A. Olson	500,000	480,000	4.2%
Victor Peng	500,000	480,000	4.2%
Krishna Rangasayee	395,000	395,000	—%
Vincent L. Tong	405,000	405,000	—%
(1) These amounts reflect the base salaries approved for a particular fiscal year, and not the actual earnings for the respective named executive officer, which earnings may be different due to certain factors, such as the timing of approved salary increases.

(2) Messrs. Olson's and Peng's base salaries were increased based on their performance and comparative market data.
Incentive Cash Compensation
In fiscal 2016, the Compensation Committee adopted the 2016 Incentive Plan. The cash incentive target for Mr. Gavrielov was increased to 150% of his annual base earnings, up from 140% in fiscal 2015. The cash incentive target for all other named executive officers remained the same as in fiscal 2015, which was 100% for Messrs. Olson and Peng, and 80% of annual base earnings for Messrs. Rangasayee and Tong. The cash incentive target increase for Mr. Gavrielov maintained the competitiveness of our target pay levels and increased the proportion of his total pay that is performance-based. Under the 2016 Incentive Plan, the cash bonuses for the named executive officers were based on each executive's earnings and then determined using three different components, each with a different weighting: (1) our operating profit as a percentage of revenue determined in accordance with U.S. Generally Accepted Accounting Principles, or GAAP, but excluding payments under our non-sales incentive plans and, with Compensation Committee approval, other unusual charges (OP Component), weighted at 30%; (2) our annual revenue growth (Growth Component), weighted at 30%; and (3) the individual performance component (Individual Performance Component) based on the achievement of performance goals pertaining to such officer's position and responsibilities, weighted at 40%. For fiscal 2016, the three components and weighting of those components were the same as for fiscal 2015. The OP Component is paid on a semi-annual basis, the Growth Component is paid on an annual basis, and the Individual Performance Component is paid on a semi-annual basis for all named executive officers, except our CEO, whose Individual Performance Component is paid on an annual basis.
We exceeded the operating profit objective in the first half of the year, resulting in a 110% payout for the first half of the year under the OP Component, and we met the operating profit objective in the second half of the year, resulting in a 100% payout for the second half of the year under the OP Component. Payouts to the named executive officers (other than the CEO) under the Individual Performance Component for the first half of the fiscal year ranged from 93% to 125% of target. In the second half of the fiscal year, the payouts to the named executive officers (other than our CEO) under the Individual Performance Component ranged from 88% to 115% of target. The payout to Mr. Gavrielov, our CEO, under the Individual Performance Component was 102% of target, which was measured annually rather than semi-annually. The Company did not achieve the threshold for payout under the Growth Component, and therefore no bonus was paid for this metric. The following table shows the annual performance achievement as a percentage of target by our named executive officers under the 2016 Incentive Plan:
Named Executive Officer Actual Incentive Cash Compensation as a Percent of Target

Name	Target Incentive Award (1) ($)	Actual Incentive Award ($)	Actual Incentive Award as a Percent of Target (%)
Moshe N. Gavrielov	1,200,000	867,600	72
Jon A. Olson	495,000	388,450	78
Victor Peng	495,000	378,450	76
Krishna Rangasayee	316,000	213,932	68
Vincent L. Tong	324,000	245,916	76
(1) Amount is based on the executive's actual earnings, which, due to the timing of salary increases, may be less than the annual base salary approved by the Compensation Committee in fiscal 2016.
Each component is described in more detail under the sections entitled "Operating Profit Component," "Revenue Growth Component," and "Individual Performance Component."

Operating Profit Component
The OP Component is defined as our operating profit as a percent of revenue, excluding expenses related to bonus payments made under our non-sales incentive compensation plans and, with Compensation Committee approval, other non-recurring adjustments or expenses that are not associated with currently planned or on-going business operations, such as litigation and restructuring expenses. The goal in the OP Component is to continually manage and reduce costs and enhance profitability. For purposes of the 2016 Incentive Plan, the OP Component is calculated on a semi-annual basis using the financial results for the fiscal six-month period, and is weighted 30%.
The OP Component is subject to a threshold range for any payout and contains a multiplier that increases payout under this component depending on Company performance. For fiscal 2016, the maximum multiplier was 2.0. The table below outlines the general progression of the OP Component Multiplier for fiscal 2016:
OP Component Scale (Abbreviated)

Operating Profit % (FY2016)	OP Component Multiplier
<21	0.0
22	0.1
23	0.2
...	...
30	0.9
31 - 33	1.0
34	1.1
35	1.2
36	1.3
...	...
42	1.9
43	2.0
The chart above indicates that once the Company reached 22% operating profit, the OP Component Multiplier equaled 0.1. Then, for each full percentage increase in operating profit from 22% up to 30%, the OP Component Multiplier increased by 0.1. Operating profit of 31% and up to 33% would result in an OP Component Multiplier of 1.0. Thereafter, for each full percentage increase in operating profit over 33%, the OP Component Multiplier increased by 0.1, until a total operating profit of 43%, at which point the multiplier is capped at 2.0.
In fiscal 2016, we exceeded our OP Component target in the first half of the year, resulting in a 1.1 multiplier based on an operating profit of 34%, and we met the target for the second half of the year, resulting in a 1.0 multiplier based on an operating profit of 32%, as follows:
OP Component Multipliers for Fiscal 2016

Period	Actual OP Component (%)	OP Component Multiplier
First Half	34	1.1
Second Half	32	1.0
Revenue Growth Component
The Growth Component measures increases in the Company's revenue growth year-over-year and rewards increases over a certain minimum threshold. The Growth Component is measured and paid on an annual basis and is weighted 30%. In fiscal 2016, the minimum increase in year-over-year revenue growth for payment was 0.25%. Once the Company achieved a full 0.25% year-over-year revenue growth, then the Growth Component multiplier (Growth Component Multiplier) equaled 0.25. Then, for every full 0.25% increase in year-over-year revenue growth, the Growth Component Multiplier increased by 0.25, until at a 1.0% increase in year-over-year revenue growth, the Growth Component Multiplier equaled 1.0. Then, for every full percentage point increase above 1%, the Growth Component Multiplier increased by 0.2, until reaching 6% year-over-year revenue growth, at which point the multiplier was capped at 2.0. The table below outlines the general progression of the Growth Component multiplier for fiscal 2016:

Growth Component Scale (Abbreviated)

Revenue Growth (Year-over-Year in FY2016)	Growth Component Multiplier
0.00%	0.00
0.25%	0.25
...	...
1.00%	1.00
2%	1.20
3%	1.40
4%	1.60
5%	1.80
6%	2.00
In fiscal 2016, the Company did not achieve its Growth Component threshold for payout, and therefore no bonus was paid for that performance metric.
Individual Performance Component
Under the Individual Performance Component, each named executive officer received up to a maximum of ten individual goals for each performance period, each goal with a weighting depending on the value of the goal. The performance period for the named executive officers, except the CEO, is each semi-annual period, and for the CEO, the performance period is the full fiscal year. The threshold for any payout under the Individual Performance Component is 50% overall achievement and the maximum performance is capped at 150% (Individual Performance Multiplier).
Each individual goal under the Individual Performance Component (1) was directly related to the Company's business objectives and (2) corresponded to such executive's position and responsibilities. The management goals for the named executive officers related to the broader corporate goals within the following categories:

•	Product objectives. Goals related to product innovation and development, product quality and product schedules fell within this category.

•	Sales and marketing objectives. Goals related to revenue, design wins, marketing strategies, and product launches fell within this category.

•	Operational objectives. Goals related to fiscal discipline, cost reductions, business efficiencies, and profitability fell within this category.

•	Organizational objectives. Goals related to the implementation of employee performance and compensation programs, succession planning, and compliance fell within this category.
For the named executive officers other than the CEO, the CEO, in consultation with each executive, assigned a weight to each goal which was measured in proportion to how that goal corresponded to the importance of the business objective involved. These goals and assigned weightings for the non-CEO named executive officers were provided to the Compensation Committee for its review at the beginning of each semi-annual period. At the end of each semi-annual period, the CEO reviewed with each executive the executive's performance for the period and then determined each executive's level of achievement for each goal on a scale of 0% to 150%. Based on the CEO's determination of the executive's level of goal achievement, the CEO then recommended to the Compensation Committee an Individual Performance Multiplier, on a scale of 0.0 to 1.5, for each named executive officer. After reviewing the CEO's semi-annual assessment and recommendation, the Compensation Committee determined and approved the multiplier and semi-annual payout for each named executive officer.
For the CEO, the Compensation Committee, in consultation with the CEO, set forth each of the CEO's goals, which were measured in proportion to the importance of that goal to the business. At the end of the annual period, the CEO self-assessed his achievement of each goal on the same 0% to 150% scale and submitted the self-assessment to the Compensation Committee. After reviewing the CEO's self-assessment and making its own evaluation of the CEO's performance, the Compensation Committee discussed its recommendation of the CEO's multiplier and annual payout with the Board of Directors outside the presence of the CEO. The Compensation Committee determined and then approved the CEO's payout amount. In assessing the CEO's achievements and approving his compensation, the Compensation Committee and independent directors considered his achievements within a broader set of expectations including strategic leadership, organizational quality and effectiveness, management abilities and responsiveness to economic conditions.

The table below reflects a hypothetical example of how particular goals would be weighted based on their achievement level, resulting in the calculation of the Individual Performance Multiplier for an executive participating in the 2016 Incentive Plan.
Individual Performance Component Multiplier (Example Only)

Goal	Weighting (%)	Achievement Level (%)	Multiplier
#1	20	100	0.20
#2	30	50	0.15
#3	30	100	0.30
#4	20	150	0.30
Individual Performance Multiplier			0.95
The Individual Performance Component, which was weighted 40%, was paid semi-annually for all named executive officers, except the CEO, in fiscal 2016. The Individual Performance Component was paid annually for the CEO in fiscal 2016. A summary of each named executive officer's individual performance goals is set forth in the footnotes in the table below titled "Named Executive Officer Incentive Cash Bonus Awards for Fiscal 2016."
Calculations of Payouts for Named Executive Officers
The cash incentive bonus payouts are calculated slightly differently for our CEO compared to our other named executive officers, because the Individual Performance Component is determined on an annual basis for our CEO, but is determined on a semi-annual basis for all other named executive officers.
Cash Incentive Payout for Named Executive Officers, except our CEO
The calculation to determine the cash incentive bonus payout for our named executive officers, except our CEO, is shown below:

Named Executive Officer (Other than CEO) Cash Incentive Bonus Calculation

As shown in the chart above, the cash incentive bonus payout for our named executive officers, except our CEO, for the first half of the fiscal year was determined by multiplying the multipliers for the OP Component and the Individual Performance Component by their weights, 30% and 40%, respectively, and then by the named executive officer's target bonus percentage, then by the named executive officer's salary earned in the first half of the year.
As also shown in the chart above, the cash incentive bonus for the second half of the year was calculated similar to the first half of the year for our named executive officers (other than our CEO), except that the Growth Component, which is measured and paid on an annual basis, was added to the overall second half calculation, as follows:

[OP Component Weighting (30%) x OP Component Multiplier x Target Bonus % x Second Half Fiscal Year Earnings] + [Individual Performance Component Weighting (40%) x Individual Performance Component Multiplier x Target Bonus % x Second Half Fiscal Year Earnings] + [Growth Component Weighting (30%) x Growth Component Multiplier x Target Bonus % x Annual Earnings] = Second Half Payout for Non-CEO Named Executive Officers
Cash Incentive Payout for our CEO
The calculation to determine the cash incentive bonus payout for our CEO is shown below:
CEO Cash Incentive Bonus Calculation
Unlike the other named executive officers and as shown in the chart above, our CEO's cash incentive bonus calculation in the first half of the year did not include his Individual Performance Component, which, for the CEO, is calculated on an annual basis.
The CEO's first half incentive bonus included only the OP Component and was calculated by multiplying the OP Component multiplier by the weighting (30%), by the CEO's target bonus percentage and then by the CEO's earnings in the first half of the fiscal year. The CEO's cash incentive bonus for the first half of the fiscal year was paid shortly after the end of the first half of the fiscal year.
Because the Growth Component and the CEO's Individual Performance are determined on an annual, rather than on a semi-annual, basis, the CEO's payout for the second half of the fiscal year was calculated similar to the first half of the year, except in the second half of the year, the Growth Component and the CEO's Individual Performance Component were added to the overall second half of the year calculation, as follows:
[OP Component Weighting (30%) x OP Component Multiplier x Target Bonus % x Second Half Fiscal Year Earnings] + [Individual Performance Component Weighting (40%) x Individual Performance Component Multiplier x Target Bonus % x Annual Earnings] + [Growth Component Weighting (30%) x Growth Component Multiplier x Target Bonus % x Annual Earnings] = CEO Second Half Payout
Incentive Cash Bonus Amounts for Fiscal 2016
The target and actual incentive bonus amounts for fiscal 2016 for our named executive officers, based on the achievement against financial goals (discussed above) and achievement against the individual performance goals (as discussed in the footnotes below) were as follows:

Named Executive Officer Incentive Cash Bonus Awards for Fiscal 2016

				Bonus Actually Paid ($)
Named Executive Officer	Base Salary (1) ($)	Target Incentive Bonus as a Percentage of Base Salary (%)	Target Incentive Bonus ($)	First Half Financial Metrics (2) ($)	First Half Individual Performance ($)		Second Half Financial Metrics (3) ($)	Second Half (Annual for CEO) Individual Performance ($)		Total Incentive Bonus Actually Paid ($)	Bonus Actually Paid as Percentage of Target Incentive Bonus (%)
Moshe N. Gavrielov	800,000	150	1,200,000	198,000	—		180,000	489,600	(4)	867,600	72
Jon A. Olson	495,000	100	495,000	80,850	117,600	(5)	75,000	115,000	(6)	388,450	78
Victor Peng	495,000	100	495,000	80,850	117,600	(7)	75,000	105,000	(8)	378,450	76
Krishna Rangasayee	395,000	80	316,000	52,140	58,776	(9)	47,400	55,616	(10)	213,932	68
Vincent L. Tong	405,000	80	324,000	53,460	81,000	(11)	48,600	62,856	(12)	245,916	76

(1)
Represents the actual base salaries earned during 2016, which for Messrs. Olson and Peng are less than the amount approved by the Compensation Committee, because the salary increases were approved after the beginning of the fiscal year. All salaries are evenly split between the first half and the second half of the year, except for Messrs. Olson (1H: $245,000; 2H: $250,000) and Peng (1H: $245,000; 2H: $250,000), to reflect mid-year salary increases.

(2)
The first half financial metric included only the OP Component, which was scored at 34% and resulted in a multiplier of 1.1. For more information on the OP Component, see the section above entitled "Operating Profit Component," and for more information on the calculation of cash incentive bonuses for the first half of fiscal 2016, see the section above entitled "Calculations of Payouts for Named Executive Officers."

(3)
The second half financial metric included the OP Component and Growth Component. The OP Component for the second half was scored at 32%, which resulted in a multiplier of 1.0. The Growth Component multiplier was zero, because the Company did not achieve year-over-year revenue growth in fiscal 2016. For more information on the OP Component and Growth Components, see the sections above entitled "Operating Profit Component" and "Revenue Growth Component." For more information on the calculation of the cash incentive bonuses for the second half of fiscal 2016, see the section above entitled "Calculations of Payouts for Named Executive Officers."

(4)
Represents the actual bonus paid to Mr. Gavrielov for fiscal 2016 based on achievement against his specific individual performance goals. For fiscal 2016, Mr. Gavrielov earned 102% of his target bonus attributable to the Individual Performance Component based on: (1) achievement of certain operational and quality goals, including product development, product delivery, product mix, and gross margin goals; (2) achievement of strategic product and portfolio goals; and (3) attainment of leadership effectiveness goals, including responsiveness to market demands (external leadership) and creating a performance-based culture (internal leadership).

(5)
Represents the actual bonus paid to Mr. Olson for the first half of fiscal 2016 based on achievement against his specific individual performance goals. For the first half of fiscal 2016, Mr. Olson earned 120% of his target bonus attributable to the Individual Performance Component based on: (1) driving the Company's efforts on gross margin improvements; (2) completion of key strategic initiatives and implementing various programs to improve the Company's profitability; (3) completion of goals to improve the Company's controls, compliance, and processes; and (4) completion of goals related to reviewing strategic talent, developing critical employee skills and driving a high performance culture.

(6)
Represents the actual bonus paid to Mr. Olson for the second half of fiscal 2016 based on achievement against his specific individual performance goals. For the second half of fiscal 2016, Mr. Olson earned 115% of his target bonus attributable to the Individual Performance Component based on: (1) completion of key strategic initiatives and implementing various programs to improve the Company's profitability; (2) achievement of specific milestones related to improving the Company's gross margin; (3) completion of goals to improve Company controls, compliance, and processes; and (4) completion of goals related to reviewing strategic talent, developing critical employee skills and driving a high performance culture.

(7)
Represents the actual bonus paid to Mr. Peng for the first half of fiscal 2016 based on achievement against his specific individual performance goals. For the first half of fiscal 2016, Mr. Peng earned 120% of his target bonus attributable to the Individual Performance Component based on: (1) achievement of certain product delivery, production, and shipment goals; (2) achievement of certain design scheduling goals; (3) achievement of certain business and marketing revenue goals; (4) achievement of certain gross margin goals; and (5) completion of goals related to reviewing strategic talent, developing critical employee skills and driving a high performance culture.

(8)
Represents the actual bonus paid to Mr. Peng for the second half of fiscal 2016 based on achievement against his specific individual performance goals. For the second half of fiscal 2016, Mr. Peng earned 105% of his target bonus attributable to the Individual Performance Component based on: (1) achievement of certain product engineering, production and customer goals; (2) achievement of certain business and marketing revenue goals; (3) achievement of certain gross margin goals; and (4) achievement of goals related to reviewing strategic talent, developing critical employee skills and driving a high performance culture.

(9)
Represents the actual bonus paid to Mr. Rangasayee for the first half of fiscal 2016 based on achievement against his specific performance goals. For the first half of fiscal 2016, Mr. Rangasayee earned 93% of his target bonus attributable to the Individual Performance Component based on: (1) achievement of gross margin goals; (2) achievement of certain organizational goals; (3) achievement of revenue goal and (4) completion of goals related to reviewing strategic talent, developing critical employee skills and driving a high performance culture.

(10)
Represents the actual bonus paid to Mr. Rangasayee for the second half of fiscal 2016 based on achievement against his specific performance goals. For the second half of fiscal 2016, Mr. Rangasayee earned 88% of his target bonus attributable to the Individual Performance Component based on: (1) achievement of gross margin goals; (2) meeting certain organizational goals; (3) achievement of revenue goal; and (4) completion of goals related to reviewing strategic talent, developing critical employee skills and driving a high performance culture.

(11)
Represents the actual bonus paid to Mr. Tong for the first half of fiscal 2016 based on achievement against his specific individual performance goals. For the first half of fiscal 2016, Mr. Tong earned 125% of his target bonus attributable to the Individual Performance Component based on: (1) achievement of certain inventory goals; (2) achievement of certain overall quality goals; (3) achievement of certain production and qualification goals; (4) achievement of certain gross margin goals; and (5) completion of goals related to reviewing strategic talent, developing critical employee skills and driving a high performance culture.

(12)
Represents the actual bonus paid to Mr. Tong for the second half of fiscal 2016 based on achievement against his specific individual performance goals. For the second half of fiscal 2016, Mr. Tong earned 97% of his target bonus attributable to the Individual Performance Component based on: (1) achievement of certain inventory goals; (2) achievement of certain quality and vendor-related goals; (3) achievement of certain product production and revenue goals; (4) achievement of certain gross margin goals; and (5) completion of certain goals related to reviewing strategic talent, developing critical employee skills and driving a high performance culture.

Long-Term Equity Incentive Compensation
The Compensation Committee regularly monitors the environment in which we operate and reviews and makes changes to our equity program as necessary to help us meet our goals, including achieving long-term stockholder value and attracting, motivating, and retaining talent. In fiscal 2016, the Compensation Committee granted long-term equity incentive compensation in the form of performance-based restricted stock units (RSUs) to the named executive officers. The Compensation Committee believes that performance-based RSUs align the executives' interests with the stockholders' interests, focus attention on key drivers of long-term value, and provide a stronger retention tool for our executives as compared to stock options that may be unpredictable during turbulent economic times. Additionally, because of their intrinsic value, RSUs allow us to issue fewer shares of common stock thereby reducing dilution to our stockholders.
For fiscal 2016, the Compensation Committee granted only performance-based RSUs to our named executive officers, and not a mix of performance-based and time-based RSUs to these executives as it had in prior years. The Compensation Committee believes that performance-based RSUs are better aligned with our business strategy to pay for performance, and serve as a sufficient retention tool because of the three-year vesting schedule tied to performance-based RSUs.
The number of performance-based RSUs granted (viewed in the aggregate by value) was based on performance, peer group data, the pay mix between cash compensation and equity compensation and the Compensation Committee's assessment of the retention, value of existing and new equity grants. Additionally, further differentiation was made between the named executive officers based on competitive market data for the peer group for their respective positions and the Compensation Committee's assessment of each executive's potential future contributions to the Company.
The amount of performance-based RSUs earned is based on achievement of certain goals at the end of a one-year performance cycle that corresponds with our fiscal year. Following the end of the fiscal year, the performance goals are evaluated and the degree of achievement is determined. The number of earned performance-based RSUs may increase with overachievement of the applicable performance goals, including up to a maximum of 165% of the target number of performance-based RSUs. The number of RSUs earned may also decrease for underachievement of the performance goals, including no performance-based RSUs being earned. Once the number of earned RSUs is determined, the shares will vest in three equal annual installments, commencing with the first anniversary of the date of grant.

The four performance components applicable to the 2016 performance-based RSUs are: (1) share of Programmable Logic Device (PLD) revenue, weighted at 35% (SOR-PLD Component), (2) 28nm revenue, weighted at 30% (28nm Revenue Component), (3) technology leadership, weighted at 25% (Technology Component), and (4) quality leadership, weighted at 10% (Quality Component). These four components are more fully described below.
In May 2015, the Compensation Committee determined the target number of performance-based RSUs that can be earned by our named executive officers for fiscal 2016. The target number of RSUs was determined for each named executive officer based on a tentative total grant value, which was then divided by the average closing price of our common stock during the three-month period from April 1, 2015 to July 1, 2015, and then rounded up to the closest 500 underlying RSUs. The tentative total value of the RSUs granted effective July 1, 2015 for each of our named executive officers was as follows: Mr. Gavrielov, $4,500,000; Mr. Olson, $1,250,000; Mr. Peng, $1,250,000; Mr. Rangasayee, $900,000; and Mr. Tong, $900,000. The average closing price of our common stock from April 1, 2015 to July 1, 2015, was $45.04.
In May 2016, the data on achievement of the four (4) fiscal 2016 performance goals was presented to the Compensation Committee. After analyzing and reviewing the results, the Committee certified both the degree of goal accomplishment for each of the four performance-based components for fiscal 2016 and the total number of RSUs earned and to be issued pursuant to each award based on the degree of goal achievement. The RSUs earned under each performance-based RSU awarded pursuant to the grant on July 1, 2015 will vest in three equal annual installments, beginning on the anniversary of the date of grant, which is July 1 of each of 2016, 2017, and 2018.
The following table sets forth the number of targeted and actual RSUs awarded to each of our named executive officers in fiscal 2016, based on the considerations described above:
Named Executive Officer RSU Awards for Fiscal 2016

Name	Performance-Based RSUs (Target) (1)	Performance-Based RSUs (Actual) (2)
Moshe N. Gavrielov	100,000	98,750
Jon A. Olson	28,000	27,650
Victor Peng	28,000	27,650
Krishna Rangasayee	20,000	19,750
Vincent L. Tong	20,000	19,750

(1)
Only performance-based RSUs were granted in fiscal 2016. This column represents the number of RSUs for fiscal 2016 based on achievement of the performance goals at 100% of target. Actual earned RSUs for 2016 may range from 0% to 165% of target depending on the level of performance.

(2)
This column represents the actual number of RSUs earned based on performance achievement for fiscal 2016. The Compensation Committee determined the RSU multiplier was 0.9875 for fiscal 2016. This RSU multiplier was based on the following multipliers: Share of PLD Revenue Component (1.5); 28nm Revenue Component (0.0); Technology Component (1.25); and Quality Component (1.5).

Performance Components
The performance-based RSUs, which are granted subject to terms and conditions of the 2007 Equity Plan and applicable RSU agreement, include the following four performance components:
Share of PLD Revenue Component (SOR-PLD Component)
The SOR-PLD Component was designed to measure and reward increases in our share of revenue as compared to certain benchmark PLD companies identified by the Compensation Committee, which for fiscal 2016 was Altera Corporation (the SOR-PLD Comparator Company). The SOR-PLD Component was selected as a goal because we sought to improve our market position relative to our chief PLD competitor in fiscal 2016, and the Compensation Committee identified the SOR-PLD Comparator Company as such chief competitor. The SOR-PLD Component was weighted 35% of the four performance components for performance-based RSUs.
To determine our share of revenue as compared to the SOR-PLD Comparator Company, we measured our actual revenue and the revenue of the SOR-PLD Comparator Company on an annual basis. Our share of revenue (the Company SOR-PLD) was determined by dividing our total annual revenue by the total revenue generated by the Company and the SOR-PLD Comparator Company during our fiscal year. The SOR-PLD Component was subject to a percent of revenue threshold and a multiplier of up to 1.5 that increased depending on our share of revenue above the threshold. In fiscal 2016, the Company SOR-PLD revenue threshold was 55.55%, and any revenue percentage below this threshold resulted in no shares being earned. At the threshold of 55.55%, the SOR-PLD Component payout multiplier was 0.1. For each 0.05 percentage point increase in our share of revenue above 55.55%, the multiplier increased by 0.1, until the Company SOR-PLD reached 56.00%, at which point the multiplier was 1.0. Then, for each 0.10 percentage point increase in our share of revenue above 56%, the multiplier increased by 0.1 until reaching 56.5%, at which point the multiplier was capped at 1.5. Our share of PLD revenue in fiscal 2016 was more than 56.5%, resulting in a multiplier of 1.50 for this component.
28nm Revenue Component
The 28nm Revenue Component was designed to measure and reward achievement of certain revenue levels for our of 28nm products identified by the Compensation Committee. The 28nm Revenue Component was selected as a goal because of its importance to our technology and product strategy. The 28nm Revenue Component was weighted 30% of the four performance components for performance-based RSUs.
The 28nm Revenue Component was subject to a revenue threshold and a multiplier of up to 2.0 that increased depending on the revenue attainment for our 28nm products. In fiscal 2016, the 28nm Revenue Component threshold was $750 million and any revenue level below this threshold resulted in no shares being earned. At the threshold of $750 million the 28nm Revenue Component payout multiplier was 1.0. Then, at $800 million, the 28nm Revenue Component multiplier was 2.0. For fiscal 2016, we did not meet the threshold for the 28nm Revenue Component, and thus the multiplier for this component was 0.0.
Technology Component
The Technology Component was designed to measure and reward significant achievements in our technology roadmap. The Technology Component measures a number of factors in assessing our competitiveness and status of leadership across our entire portfolio of products. Such factors include, but are not limited to, use of power, process node achievements, integration, product cost efficiency, performance of high speed transceiver technology and ease of use of software. The Technology Component score is subject to a minimum threshold, at which the multiplier is 0.2 up to a maximum multiplier of 1.5 of the target number of shares. If the performance score is below the minimum, no shares will be earned. The Technology Component was weighted 25% of the four performance components for performance-based RSUs. In fiscal 2016, the Technology Component resulted in a multiplier of 1.25.
Quality Component
The Quality Component was designed to measure and reward significant achievements in the quality of our products. The Quality Component is measured by both customer experience and internal quality systems monitoring. The Quality Component score is subject to a minimum threshold, at which the multiplier is 0.2 up to a maximum multiplier of 1.5 of the target number of shares. If the performance score is below the minimum, no shares will be earned. The Quality Component was weighted 10% of the four performance components for performance-based RSUs. For fiscal 2016, the Quality Component resulted in a multiplier of 1.5.
Generally Available Benefit Programs

We also maintain generally available benefit programs in which our executives may participate. Under our employee stock purchase plan, generally all employees are able to purchase our common stock through payroll deductions at a discounted price. We also maintain a tax-qualified 401(k) Plan for employees in the U.S., which provides for broad-based employee participation. Under the 401(k) Plan, we match up to 50% of an employee's first 8% of compensation that the employee contributes to his or her 401(k) account, up to a maximum per calendar year of $4,500 per employee. We also provide a "true-up" for participants who did not receive their maximum matching contribution during a 401(k) plan year as a result of meeting their contribution limits early in the year. We make matching contributions to help attract and retain employees, and to provide an additional incentive for our employees to save for their retirement in a tax-favored manner.

The Company also offers a number of other benefits to the named executive officers pursuant to benefits programs that provide for broad-based employee participation which includes medical, dental and vision insurance, disability insurance, various other insurance programs, health and dependent care flexible spending accounts, educational assistance, employee assistance and certain other benefits. The terms of these benefits are essentially the same for all eligible employees.

We also maintain an unfunded, nonqualified deferred compensation plan which allows eligible participants, including executive officers and members of the Board, to voluntarily defer receipt of a portion or all of their salary, cash bonus payment or directorship fees, as the case may be, until the date or dates elected by the participants, thereby allowing the participating employees and directors to defer taxation on such amounts. Refer to the section below entitled "Nonqualified Deferred Compensation Plan" for more information about this benefit plan. We do not maintain a "SERP" or similar defined benefit deferred compensation plan for any of our employees.

Consistent with our compensation philosophy, we intend to continue to maintain market-competitive benefits for all employees, including our named executive officers; provided, however, that the Compensation Committee may revise, amend, or add to the officer's executive benefits and perquisites if it deems advisable in order to remain competitive with comparable companies and/or retain individuals who are critical to the Company. We believe the benefits and perquisites we offer are currently at competitive levels with comparable companies.
Employment and Change of Control Agreements with Named Executive Officers
The Company maintains an employment letter agreement with Mr. Gavrielov that was initially entered into with him as part of an arm's length negotiation with the Compensation Committee when he joined the Company in 2008, and was most recently amended in January 2016.
In January 2016, after reviewing market data, including change in control arrangements provided by some of the Company's competitors in connection with the recent consolidation in the semiconductor industry, the Compensation Committee approved an amendment to Mr. Gavrielov's employment agreement as well as change of control agreements with Messrs. Olson, Peng, Rangasayee, and Tong that provide certain benefits if the executive's employment is terminated in connection with a change of control of the Company, as more fully described below. The change of control agreement with Mr. Olson superseded his prior employment agreement with the Company.
The 2007 Equity Plan does not provide for automatic acceleration of vesting of stock awards upon termination or a change of control; however, the agreement with Mr. Gavrielov and the change of control agreements with the other named executive officers provides for acceleration under certain conditions. The narrative and tables that follow describe potential payments and benefits to the named executive officers under their existing agreements, including payments and benefits that would be due to them in connection with the occurrence of a change of control, assuming their employment terminated on April 2, 2016, the last day of the Company's fiscal year.
Employment Letter Agreement with Moshe N. Gavrielov
Under an employment letter agreement that we entered into with Mr. Gavrielov on January 4, 2008, and amended on January 19, 2016, if the Company terminates Mr. Gavrielov's employment at any time due to disability or other than for Cause or if Mr. Gavrielov voluntarily terminates his employment for Good Reason (in each case, as defined in his agreement and described below in the section entitled "Definitions of Good Reason, Cause, Constructive Termination, and Change of Control") then, subject to Mr. Gavrielov's execution of a release of claims in favor of the Company, he will be eligible for: (i) a pro rata portion of his bonus for the fiscal year during which his employment was terminated based on (a) his termination date, (b) the determination by the Compensation Committee whether Company performance objectives have been met and (c) an assumption that any individual performance objectives have been achieved at target;  (ii) a lump sum payment equal to one year of his base salary; (iii) a lump sum payment equal to one year of his target bonus; (iv) a lump sum payment equal to, or payment of, one year of COBRA premiums for medical and dental insurance; and (v) 24 months accelerated vesting of all equity grants received from the Company prior to his termination of employment (in the case of (a) performance-based RSUs for which the number of earned RSUs has not been determined as of the date of termination, the number of accelerated shares will be the actual number of RSUs earned for actual performance achievement as determined by the Compensation Committee that would have vested in the 24 months following termination of employment, had the original vesting schedule been based on a monthly rather than an annual basis; and (b) any outstanding awards of RSUs that are not subject to performance metrics and that are subject to "cliff" vesting on one or more anniversaries of the date of grant, such RSUs will be treated as instead being subject to monthly vesting in equal installments from the applicable date of grant and Mr. Gavrielov will be come vested in that number of RSUs that would have vested during the period commencing from the date of grant and continuing up to Mr. Gavrielov's termination date and during an additional 24 month period following Mr. Gavrielov's termination date). If, however, Mr. Gavrielov's employment is terminated at any time from ninety (90) days before to two years following a Change of Control and he executes a release of claims in favor of the Company, Mr. Gavrielov will be eligible for (1) a pro rata portion of his bonus for the fiscal year during which his employment was terminated based on (a) his termination date, (b) the determination by the Compensation Committee whether Company performance objectives have been met and (c) an assumption that any individual performance objectives have been achieved at target; (2) a lump sum payment equal to 24 months of base salary; (3) a lump sum payment equal to two years of his target bonus; (4) a lump sum payment equal to, or payment of, one year of COBRA premiums for medical and dental insurance; (5) 100% accelerated vesting of all non-performance based equity awards; and (6) accelerated vesting of performance-based RSUs at 100% of target.
Potential Payments upon Termination of Mr. Gavrielov's Employment
Under his employment agreement, Mr. Gavrielov will receive certain compensation in the event we terminate his employment, as set forth above. Assuming Mr. Gavrielov's employment was terminated without Cause or Good Reason on April 2, 2016, Mr. Gavrielov would have received the following severance benefits under his employment agreement: (i) a lump sum payment of $660,000, consisting of a pro rata portion of his bonus for fiscal 2016; (ii) lump sum payment of $800,000, consisting of his annual base salary for fiscal 2016; (iii) a lump sum payment of $1,200.000, consisting of his target bonus under the 2016 Incentive Plan; (iv) Company paid COBRA coverage for 12 months valued at $24,933; and (v) accelerated vesting of 206,124 shares of common stock subject to performance-based RSUs. Based on $47.62, the closing price of our common stock on April 1, 2016 (the last trading day of the fiscal year), the value of the accelerated RSUs would be $9,815,617.
The table below calculates all payments that would have been made to Mr. Gavrielov in connection with such termination:

Pro Rata Portion of Target Bonus ($)	Annual Base Salary ($)	Annual Target Bonus ($)	Medical and Dental Insurance ($)	Value of RSUs (1) ($)	Total ($) (2)
660,000	800,000	1,200,000	24,933	9,815,617	12,500,550

(1)
Includes 24-months' acceleration of performance-based RSUs (based on actual performance of the applicable performance metrics), and assuming monthly vesting from the date of grant. In May 2016, the Compensation Committee determined Mr. Gavrielov earned 98,750 shares under his fiscal 2016 performance-based RSUs based on actual performance achievement, of which 90,521 shares would have accelerated upon his termination of employment.

(2)
If Mr. Gavrielov's employment had been terminated within 90 days before or two years after a Change of Control, then Mr. Gavrielov would have received the following: $660,000, consisting of a pro rata portion of his bonus for fiscal 2016; $1.6 million, consisting of 24 months of base salary; $2.4 million, consisting of two years of his target bonus; $24,933, consisting of one year of COBRA premiums; and $10,267,015, representing 100% accelerated vesting of equity awards, including 100% accelerated vesting of performance-based RSUs at target, increasing the total in the chart above by approximately $2,451,398.

Change of Control Agreements with the other Named Executive Officers
Under the change of control agreements entered into with Messrs. Olson, Peng, Rangasayee, and Tong in January 2016, if the executive is terminated without Cause or the executive resigns pursuant to a Constructive Termination at any time from 90 days before to two years following a Change of Control of the Company (in each case, as defined in his agreement and described below in the section entitled "Definitions of Good Reason, Cause, Constructive Termination, and Change of Control"), and subject to the executive's execution of a release of claims in favor of the Company, the executive will be eligible for: (i) a lump sum payment equal to 150% of his base salary; (ii) a lump sum payment equal to 150% of his annual target bonus; (iii)  a lump sum payment equal to, or payment of, one year of COBRA premiums for medical and dental insurance; (iv) 100% accelerated vesting of all non-performance based equity awards; and (v) 100% accelerated vesting of performance-based RSUs at 100% of target.

Potential Payments upon Change of Control and Termination of Messrs. Olson, Peng, Rangasayee, and Tong

Assuming Messrs. Olson, Peng, Rangasayee, and Tong had each been terminated without Cause or as a result of a Constructive Termination during the period from 90 days before to two years following a Change of Control on April 2, 2016, and the executive signed a release in favor of the Company, following are the change of control benefits each executive would have received:

•
Mr. Olson would have received: (i) a lump sum payment of $750,000, consisting of 150% of his annual base salary for fiscal 2016; (ii) a lump sum payment of approximately $750,000, consisting of 150% of his target bonus under the 2016 Incentive Plan; (iii) Company paid COBRA coverage for 12 months valued at $24,933; and (iv) accelerated vesting of 61,303 shares of common stock subject to RSUs, which includes the target number of shares subject to the performance-based RSUs granted in fiscal 2016. Based on $47.62, the closing price of our common stock on April 2, 2016 (the last trading day of the fiscal year), the value of the accelerated RSUs would be $2,919,249.

•
Mr. Peng would have received: (i) a lump sum payment of $750,000, consisting of 150% of his annual base salary for fiscal 2016; (ii) a lump sum payment of approximately $750,000, consisting of 150% of his target bonus under the 2016 Incentive Plan; (iii) Company paid COBRA coverage for 12 months valued at $18,133; and (iv) accelerated vesting of 61,303 shares of common stock subject to RSUs, which includes the target number of shares subject to the performance-based RSUs granted in fiscal 2016. Based on $47.62, the closing price of our common stock on April 2, 2016 (the last trading day of the fiscal year), the value of the accelerated RSUs would be $2,919,249.

•
Mr. Rangasayee would have received: (i) a lump sum payment of $592,500, consisting of 150% of his annual base salary for fiscal 2016; (ii) a lump sum payment of approximately $474,000, consisting of 150% of his target bonus under the 2016 Incentive Plan; (iii) Company paid COBRA coverage for 12 months valued at $1,020; and (iv) accelerated vesting of 43,462 shares of common stock subject to RSUs, which includes the target number of shares subject to the performance-

based RSUs granted in fiscal 2016. Based on $47.62, the closing price of our common stock on April 2, 2016 (the last trading day of the fiscal year), the value of the accelerated RSUs would be $2,069,660.

•
Mr. Tong would have received: (i) a lump sum payment of $607,500, consisting of 150% of his annual base salary for fiscal 2016; (ii) a lump sum payment of approximately $486,000, consisting of 150% of his target bonus under the 2016 Incentive Plan; (iii) Company paid COBRA coverage for 12 months valued at $28,106; and (iv) accelerated vesting of 43,462 shares of common stock subject to RSUs, which includes the target number of shares subject to the performance-based RSUs granted in fiscal 2016. Based on $47.62, the closing price of our common stock on April 2, 2016 (the last trading day of the fiscal year), the value of the accelerated RSUs would be $2,069,660.

The table below summarizes all payments that would have been made to Messrs. Olson, Peng, Rangasayee, and Tong, in connection with such termination:

	150% Annual Base Salary ($)	150% Annual Target Bonus ($)	Medical and Dental Insurance ($)	Value of RSUs ($)	Total ($)
Jon Olson	$750,000	$750,000	$24,933	$2,919,249	$4,444,182
Victor Peng	$750,000	$750,000	$18,133	$2,919,249	$4,437,382
Krishna Rangasayee	$592,500	$474,000	$1,020	$2,069,660	$3,137,180
Vincent Tong	$607,500	$486,000	$28,106	$2,069,660	$3,191,266

Definitions of Good Reason, Cause, Constructive Termination, and Change of Control
Under Mr. Gavrielov's employment letter agreement, the following events would constitute "Good Reason": (i) a reduction of 10% or more in his base compensation, target bonus opportunity or guaranteed bonus; (ii) a material reduction in his authority, duties or responsibilities; (iii) his no longer being CEO; or (iv) a relocation of the Company's headquarters outside of the San Francisco Bay Area; provided that Mr. Gavrielov has given the Company notice of, and the Company has failed to cure, the event giving rise to Good Reason and Mr. Gavrielov's employment terminates within six months of the occurrence of such event.
"Cause" under Mr. Gavrielov's employment letter agreement includes: (i) continued neglect of, or willful failure or misconduct in the performance of, his duties; (ii) a material breach of the Company's Proprietary Information and Inventions Agreement, Code of Conduct or other policies; (iii) fraud, embezzlement or material misappropriation; (iv) conviction of, or entry of a plea of no contest or nolo contendere, to a felony; or (v) any continued willful and wrongful act or omission that materially injures the financial condition or business reputation of the Company and its subsidiaries; subject in certain of the above cases to applicable notice and cure periods.

Under the agreements with Messrs. Olson, Peng, Rangasayee, and Tong, "Constructive Termination" means the executive's resignation following any of the following events, without the executive's approval: (i) a material reduction in the executive's base salary, target bonus or benefits, other than a reduction that is applied across-the-board to all employees at the executive's level; (ii) a material reduction in the executive's title, authority or responsibilities; (iii) the requirement that the executive relocate to a place of employment more than 50 miles from the executive's primary work location; provided, however, the executive must provide written notice of a condition described in (i), (ii) or (iii) within 90 days of the initial occurrence of the condition and the Company does not remedy such condition within 30 days of such notice (or, if later, the executive's actual termination of employment).

Under Mr. Gavrielov's employment agreement and the change of control agreements with Messrs. Olson, Peng, Rangasayee and Tong, a "Change of Control" will generally be deemed to have occurred in the event: (i) any person or group (other than the Company, a subsidiary of the Company or a Company employee benefit plan) acquires more than 50% of the voting power of the Company's outstanding securities; (ii) closing of (a) a sale of all or substantially all of the Company's assets if the holders of all voting power for election of directors before the transaction hold less than a majority of the total voting power for election of directors of all entities which acquire the assets; or (b) the merger of the Company with or into another corporation if the holders of Company securities representing all voting power for the election of directors before the transaction hold less than a majority of the total voting power for the election of directors of the surviving entity; (iii) the issuance of securities, which would give a person or group beneficial ownership of Company securities representing 50% or more of all voting power for election of directors; or (iv) a change in the board of directors over a period of 24 months such that the incumbent directors as of the beginning of any such 24 month period and nominees of the incumbent directors are no longer a majority of the total number of directors.

None of the employment and change of control agreements described above provide any named executive officer with a gross-up or other reimbursement for tax amounts the named executive officer might be required to pay pursuant to Section 280G of the

Internal Revenue Code. The agreements described above are intended to comply, to the extent applicable, with Section 409A of the Internal Revenue Code.
Indemnification Agreements
The Company has entered into an indemnification agreement with each of our directors and officers. The indemnification agreements and our bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.
Equity Grant Procedures and Guidelines
We have conducted an internal review of our equity granting procedures to ensure that our procedures satisfy both our objectives and all applicable compliance requirements. To this end, we have adopted written procedures for the grant of equity awards. With respect to grants to employees and officers, including named executive officers, the Compensation Committee reserves the authority to make grants at such time and with such terms as it deems appropriate in its discretion, subject to the terms of our 2007 Equity Plan. Generally, grants of equity awards are made to officers based on and in connection with the annual review during the Focal Review Period. The Compensation Committee determines individual grants to each named executive officer based on a variety of factors that the Compensation Committee determines to be relevant and appropriate at the time of grant. These factors typically have included the size and value of unvested equity awards held by the named executive officer, the named executive officer's job performance, skill set, prior experience, and time in the position, as well as external market data, internal equity, pressures to attract and retain talent, dilutive effect of grant size and business conditions. The Compensation Committee also periodically grants equity awards at its scheduled meetings or by unanimous written consent for new hires and promotions. Grants approved during scheduled meetings become effective and are priced as of the date of approval or a pre-determined future date. Grants approved by unanimous written consent become effective and are priced as of the date the last signature is obtained or a predetermined future date. The Compensation Committee has made certain exceptions to these procedures in order to grant an equity award on an executive's start date, as it did in the case of the initial option grant to Mr. Gavrielov. We have not granted, nor do we intend in the future to grant, equity awards to executives in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement. Similarly, the Compensation Committee has not timed, nor does it intend in the future to time, the release of material non-public information based on equity grant dates. In any event, because equity compensation awards typically vest over three or four-year periods, the effect of any immediate increase in the price of our common stock following grant is minimal.
The Board has delegated to the CEO and CFO limited authority to approve equity award grants to non-officer employees pursuant to the terms of the 2007 Equity Plan, and subject to the provisions of pre-determined guidelines. Specifically, with respect to non-officer employees, our annual focal awards will be granted on or about the first business day of our second fiscal quarter of each year, and other equity awards will generally be granted on the 10th day of the month, or if on such date our stock is not traded, the first business day thereafter that our stock is traded. The Compensation Committee is responsible for determining and granting all equity awards to executive officers.
Under the 2007 Equity Plan, the exercise price of options and stock appreciation rights may not be less than 100% of the closing price of the shares underlying such options and stock appreciation rights on the date of grant.
Other Compensation Policies
Stock Ownership Guidelines
We have adopted stock ownership guidelines for our officers, to align more closely the interests of our officers with those of our stockholders. Under these guidelines, our CEO is required to own Company stock having a value of at least $4.5 million. Executive vice presidents who are Section 16 officers are required to own Company stock having a value of at least $1.0 million. Senior vice presidents who are Section 16 officers are required to own Company stock having a value of at least $750,000 and corporate vice presidents who are Section 16 officers are required to own Company stock having a value of at least $500,000. In addition, the CEO and all other Section 16 officers must retain the following shares until their respective stock ownership requirements are met:

•	50% of shares of Company stock delivered from awards of time-based RSUs made beginning in July 2011.

•
45% of shares of Company stock delivered from awards of performance-based RSUs made beginning in July 2013 (prior to fiscal 2014, we did not have any holding requirements on performance-based RSUs; we only had holding requirements on time-based RSUs that vested 100% after three years).

Claw-Back Policy
The Board has adopted a policy for seeking the return (claw-back) from executive officers of compensation to the extent such amounts were paid due to financial results that later had to be restated, subject to the terms described below. The policy provides that to the extent the Board, or any Committee thereof, and the Company, determine appropriate, the Company may require reimbursement of all or a portion of any bonus, incentive payment, commission, equity-based award or other compensation granted to and received by or for an executive officer beginning in fiscal 2009, where: (1) the compensation was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of our financial statements filed with the SEC; (2) the Board (or a Committee thereof), in its sole discretion, determines the executive officer engaged in intentional misconduct that was directly responsible for the substantial restatement; and (3) a reduced amount of compensation would have been paid to the executive officer based upon the restated financial results.
Policy Against Short Sales, Other Put-Equivalent Investment and Margin Accounts
All employees, including the named executive officers, are subject to our Insider Trading Policy. Our Insider Trading Policy prohibits any employee from hedging, engaging in short sales or entering into any transaction, investment or arrangement that is intended or may be expected to increase in value on the basis of any decrease in value of any of our shares of common stock (such as buying "put" options). In addition, the policy prohibits any employee from holding shares of our common stock in a margin account or pledging shares of our common stock. We have a corporate policy regarding 10b5-1 trading plans, and pursuant to such policy, key terms of the 10b5-1 trading plans of directors and executive officers are disclosed on our website at www.investor.xilinx.com.
Tax and Accounting Treatment of Compensation
In our review and establishment of compensation programs and payments, we consider, but do not place great emphasis on, the anticipated accounting and tax treatment of our compensation programs. While we do consider the accounting and tax treatment, these factors alone are not dispositive. Among other factors that receive greater consideration are the net costs to the Company and our ability to effectively administer executive compensation arrangements which are in the short and long-term interests of stockholders. The Compensation Committee seeks to maintain flexibility and judgment in compensating executive officers in a manner designed to promote varying corporate goals and therefore has not adopted a policy with respect to the tax or accounting treatment of compensation.
It is our policy generally to qualify compensation paid to the named executive officers for deductibility under Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of its CEO and the next three most highly paid executive officers (other than its CFO, referred to in the Internal Revenue Code as "covered persons"). Our stockholder-approved equity plan is qualified so that the awards of stock options and performance-based RSUs under this plan may constitute performance-based compensation not subject to the limit under Section 162(m) of the Internal Revenue Code, provided they otherwise satisfied the requirements under Section 162(m) of the Internal Revenue Code. A portion of the cash payments we make under the 2016 Incentive Plan may not be deductible under Section 162(m) of the Internal Revenue Code. The Compensation Committee intends to continue to evaluate the effects of the Internal Revenue Code and related U.S. Treasury regulations and the advisability of qualifying its executive compensation for deductibility of such compensation. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, however, the Compensation Committee has not adopted a policy that all compensation payable to a covered person must be deductible on the Company's federal income tax returns.

We account for equity compensation paid to our employees and non-employee directors in accordance with FASB ASC Topic 718, which requires us to estimate and record expense for each award of equity compensation over the service period of the award.
Events Occurring After Fiscal Year End

On May 12, 2016, the Compensation Committee approved an executive incentive plan effective for fiscal 2017 (2017 Incentive Plan). Similar to the 2016 Incentive Plan, the 2017 Incentive Plan provides for a cash bonus calculated as a percentage of the executive officer's base salary. The 2017 Incentive Plan has the same three (3) performance components, but with different weightings than the 2016 Incentive Plan, as follows: the operating profit component, weighted at 30%, the revenue growth component, weighted at 40% (versus 30% in fiscal 2016), and the individual performance component, weighted at 30% (versus 40% in fiscal 2016). For all the named executive officers, the operating profit component is paid on a semi-annual basis and the revenue growth component is paid on an annual basis. The individual performance component is paid on a semi-annual basis for all named executive officers, except the CEO, whose individual performance component is paid on an annual basis. For fiscal 2017, based on comparing base salary levels at the companies in our peer group, as well as considering the roles and responsibilities and potential performance of the named executive officers, the Compensation Committee increased the base salary for Mr. Tong to $425,000 from $405,000. The bonus percentages remained the same for each of the named executive officers, except for Mr. Tong, whose bonus percentage increased to 100% from 80%.

On May 19, the effective date of Mr. Olson's retirement as CFO, Mr. Lorenzo A. Flores was named the Company's Senior Vice and Chief Financial Officer. Mr. Olson will provide transition services until his full retirement on July 15, 2016.

In May 2016, the Compensation Committee also determined the target number of RSUs for our named executive officers for fiscal 2017. The target number of RSUs is based on a tentative total grant value, which is then divided by the average closing price of our common stock from April 1, 2016 to July 1, 2016. The tentative total value for RSUs granted to each of our named executive officers that will be granted effective July 5, 2016 is as follows: Mr. Gavrielov, $4,500,000; Mr. Peng, $1,250,000; Mr. Tong, $1,250,000; and Mr. Rangasayee, $900,000. The number of RSUs that are ultimately earned, as determined by the Compensation Committee based on the achievement of the performance components, will vest in three (3) equal annual installments, beginning on the anniversary of the date of grant, which is July 1 of each of 2017, 2018, and 2019.
Risk Analysis of Compensation Programs
The Compensation Committee considers potential risks when reviewing and approving compensation programs. The Compensation Committee, in cooperation with management, reviewed our existing compensation programs and believes that the mix and design of the elements of such programs does not encourage management to assume excessive risks and accordingly are not reasonably likely to have a material adverse effect on the Company. Our programs have been balanced to focus on both short-term and long-term financial and operational performance through prudent business judgment and appropriate, measured risk-taking.
Our incentive cash compensation program is designed to reward financial and management performance in areas considered critical to short- and long-term success of the Company. The cash incentive plan for our named executive officers is based on a combination of corporate financial metrics and individualized strategic goals. The financial metric component is based on multiple financial metrics which counterbalance each other, decreasing the likelihood that executives will pursue any one metric to the detriment of overall financial performance. The OP Component is designed to reward improvements in our operating profit and the Growth Component is designed to measure and reward increases in our revenue growth year over year. These metrics limit the ability of an executive to be rewarded for taking excessive risk on behalf of the Company by, for example, seeking revenue enhancing opportunities at the expense of profitability. In addition, there are caps on bonus payments in all the components of the cash incentive plan. The OP Component and Growth Component multipliers are each capped at 2.0 and the Individual Performance Component multiplier is capped at 1.5. These limitations and caps eliminate the risk of uncapped cash bonus opportunities and unjustified bonus payments. Finally, the Board has also adopted a claw-back policy (as discussed above) whereby the Company would seek a return (claw-back) from executive officers of compensation to the extent such amounts were paid due to financial results that later had to be restated. The individual strategic goals established at the beginning of the fiscal year for the CEO are reviewed and discussed with the Board and approved by the Compensation Committee; the individual strategic goals established at the beginning of the fiscal year for each of the named executive officers are reviewed and discussed with the Compensation Committee and approved by the CEO. Furthermore, payment for the cash incentive bonus for our named executive officers is approved by the Compensation Committee. This multi-layer approval process in the goal-setting and payment approval process reduces the risk of improper awards.
Our equity incentive program is designed to promote long-term performance. During fiscal 2016, our equity incentive program contained a mix of time-based RSUs and performance-based RSUs, except for executive officers who only received performance-based RSUs. Time-based RSUs for employees vest annually over a four-year vesting schedule. Performance-based RSUs for executive officers vest in three equal annual installments, beginning on the first anniversary of the grant date. Because restricted stock retains its value even in a depressed market, employees are usually incentivized to enhance its value.
In prior years, our equity incentive program also included awards of stock options that vest monthly over a period of four years. Some of these stock options remain outstanding. Since options generate value if stock price appreciates from the date of grant, these awards also provide incentives to promote behavior that is aligned with stockholder interests over the long term.
As previously discussed, the Company has also adopted stock ownership guidelines that further align executives with stockholder interests and promote long-term focus on Company growth. Therefore, the Compensation Committee believes that these equity awards do not encourage unnecessary or excessive risk taking since equity awards are subject to long-term vesting schedules and the ultimate value of the awards is tied to the changes in value of the Company's stock. The stock ownership guidelines combined with our long-term vesting schedule help ensure that executives have significant value tied to long-term stock price performance.
The Company has also adopted corporate policies to encourage diligence, prudent decision-making, and oversight during the goal-setting and review process. The processes that are in place to manage and control risk include:

•	The Compensation Committee approves the payout scale for the OP Component and Growth Component.

•	The Compensation Committee sets the financial metrics at reasonable levels in light of past performance and market conditions.

•	Payments under the incentive cash compensation program for executives are subject to approval of the Compensation Committee.

•	The Compensation Committee retains discretion in administering all awards and in determining performance achievement.
The Company has implemented a number of effective controls such as the Code of Conduct, a claw-back policy and quarterly sub-certification process for all executives in order to mitigate the risk of any unethical behavior.

Summary Compensation Table
The following table provides compensation information for the named executive officers.

Name and Position	Year	Salary (1) ($)	Bonus ($)	Stock Awards (2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (3) ($)	Total ($)
Moshe N. Gavrielov President and Chief Executive Officer	2016	800,000	—	4,166,000	—	867,600	—	63,510	5,897,110
	2015	787,500	—	4,287,910	—	820,575	—	4,785	5,900,770
	2014	750,000	—	4,210,230	—	1,506,750	—	4,500	6,471,480
Jon A. Olson (4)(5) Executive Vice President and Chief Financial Officer	2016	495,000	—	1,166,480	—	388,450	—	78,444	2,128,374
	2015	480,000	—	1,192,360	—	367,200	—	4,889	2,044,449
	2014	480,000	—	1,251,690	—	531,840	—	4,500	2,268,030
Victor Peng (5) Executive Vice President and General Manager of Products	2016	495,000	—	1,166,480	—	378,450	—	51,467	2,091,397
	2015	480,000	—	1,192,360	—	362,400	—	4,893	2,039,653
	2014	477,500	—	1,251,690	—	528,960	—	3,979	2,262,129
Krishna Rangasayee (6) Senior Vice President and General Manager, Global Sales and Markets	2016	395,000	—	833,200	—	213,932	—	71,606	1,513,738
	2015	370,417	—	871,340	—	205,730	—	5,087	1,452,574

Vincent L. Tong (7) Executive Vice President, Global Operations and Quality	2016	405,000	—	833,200	—	245,916	—	235,544	1,719,660
	2015	381,667	—	871,340	—	247,460	—	356,577	1,857,044
	2014	370,000	—	853,425	—	421,800	—	291,989	1,937,214

(1)
Amounts shown reflect salaries earned in fiscal 2016, which for Messrs. Olson and Peng are less than the increased base salaries approved by the Compensation Committee during fiscal 2016, because the salary increases were approved after the beginning of the fiscal year.

(2)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown reflect the grant date fair value for stock awards as determined pursuant to FASB ASC Topic 718. The assumptions used to calculate the value of the awards are set forth in Note 6 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2016 filed with the SEC on May 17, 2016. These compensation costs as they relate to stock awards reflect costs associated with stock awards granted in fiscal 2016. For fiscal 2016, this includes the following number of performance-based RSUs based on achievement at 100% of target level performance: Mr. Gavrielov, 100,000 shares; Mr. Olson, 28,000 shares; Mr. Peng, 28,000 shares; Mr. Rangasayee, 20,000 shares; and Mr. Tong, 20,000 shares. The maximum number of performance-based RSUs that could be earned by these named executive officers based on achievement at 165% of target level performance is as follows: Mr. Gavrielov, 165,000 shares; Mr. Olson, 46,200 shares; Mr. Peng, 46,200 shares; Mr. Rangasayee, 33,000; and Mr. Tong, 33,000 shares.

(3)
During fiscal 2016, the Company changed its policy to no longer allow executives and certain other employees to accrue vacation time, resulting in a payout of existing accrued vacation for the named executive officers as follows: Mr. Gavrielov ($58,590); Mr. Olson ($73,391); Mr. Peng ($46,683); Mr. Rangasayee ($66,844); and Mr. Tong ($66,581). In addition, for each named executive officer the amount in this column includes $420 for an entertainment event, which amount is inclusive of $204 for tax reimbursement payments, except for Mr. Rangasayee, whose amount includes $210 for the entertainment event, which is inclusive of $108 for tax reimbursement payments.

(4)	Mr. Olson stepped down as Chief Financial Officer effective on May 19, 2016, and will fully retire on July 15, 2016.

(5)
Named executive officer participates in the Company's non-qualified deferred compensation plan. For more information about this plan see the section below entitled "Nonqualified Deferred Compensation Plan."

(6)	Because Mr. Rangasayee first became a named executive officer in fiscal 2015, information for fiscal 2014 is not included.

(7)
In addition to Mr. Tong's role as Executive Vice President, Global Operations and Quality, Mr. Tong currently serves as the Company's executive leader for the Asia Pacific region. In this role, Mr. Tong's charter is to expand the Company's presence and accelerate business development in the region. In connection with his service in this role, the Company leases an apartment and automobile for Mr. Tong, and reimburses certain costs incurred by Mr. Tong as a direct result of his work in the Asia Pacific region. Specifically, in connection with Mr. Tong's Asia Pacific assignment, in fiscal year 2016 the Company paid $51,836 for the lease of an apartment and other housing-related expenses; $27,262 for the lease of an automobile and other transportation-related expenses; $46,660 for a cost of living allowance; $3,000 for home leave expenses, such as airfare and transportation; and $39,243 for foreign tax payments and tax-related services associated with his service abroad.

Grants of Plan-Based Awards for Fiscal 2016
The following table provides information on equity and non-equity awards granted to our named executive officers during fiscal 2016.

	Type		Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value/ Incremental Fair Value of Stock and Option Awards (3) ($)
Name		Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Moshe N. Gavrielov	RSU	7/1/2015	5/13/2015	—	—	—	—	100,000	165,000	—	—	—	4,166,000
	EIP	—	5/13/2015	—	1,200,000	2,160,000	—	—	—	—	—	—	—
Jon A. Olson	RSU	7/1/2015	5/13/2015	—	—	—	—	28,000	46,200	—	—	—	1,166,480
	EIP	—	5/13/2015	—	495,000	891,000	—	—	—	—	—	—	—
Victor Peng	RSU	7/1/2015	5/13/2015	—	—	—	—	28,000	46,200	—	—	—	1,166,480
	EIP	—	5/13/2015	—	495,000	891,000	—	—	—	—	—	—	—
Krishna Rangasayee	RSU	7/1/2015	5/13/2015	—	—	—	—	20,000	33,000	—	—	—	833,200
	EIP	—	5/13/2015	—	316,000	568,800	—	—	—	—	—	—	—
Vincent L. Tong	RSU	7/1/2015	5/13/2015	—	—	—	—	20,000	33,000	—	—	—	833,200
	EIP	—	5/13/2015	—	324,000	583,200	—	—	—	—	—	—	—

(1)	Actual payouts have been made under the fiscal 2016 Incentive Plan, as disclosed in the Summary Compensation Table in the column entitled "Non-Equity Incentive Plan Compensation."

(2)
Represents performance-based RSU awards granted in fiscal 2016, which became earned based on performance in fiscal 2016. These columns show the number of performance-based RSU awards that may become earned at threshold, target, and maximum levels of performance. In May 2016, the Compensation Committee determined the actual number of RSUs earned based on performance for fiscal 2016 was 98.75% of the number of target RSU shares listed for each named executive officer. These RSUs are subject to further time-based vesting, as described above under "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis—Long-Term Equity Incentive Compensation—Performance-Based RSUs." The awards were granted under our 2007 Equity Plan.

(3)
Amounts in this column represent the grant date fair value of RSUs granted in fiscal 2016 calculated in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of the awards are set forth in Note 6 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2016 filed with the SEC on May 17, 2016.

Outstanding Equity Awards at Fiscal Year End 2016
The following table provides information on outstanding stock options and RSUs held by the named executive officers as of April 2, 2016.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Grant Date	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (1) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2) ($)
Moshe N. Gavrielov	26,000	—	—	25.39	7/6/2010	7/6/2017	(3)	—	—	—	—
	—	—	—	—	7/1/2013	—		—	—	60,126	2,863,200
	—	—	—	—	7/1/2014	—		—	—	55,477	2,641,815
	—	—	—	—	7/1/2015	—		—	—	100,000	4,762,000
Jon A. Olson	—	—	—	—	7/1/2013	—		—	—	17,876	851,255
	—	—	—	—	7/1/2014	—		—	—	15,427	734,634
	—	—	—	—	7/1/2015	—		—	—	28,000	1,333,360
Victor Peng	—	—	—	—	7/1/2013	—		—	—	17,876	851,255
	—	—	—	—	7/1/2014	—		—	—	15,427	734,634
	—	—	—	—	7/1/2015	—		—	—	28,000	1,333,360
Krishna Rangasayee	—	—	—	—	7/1/2013	—		—	—	12,188	580,393
	—	—	—	—	7/1/2014	—		—	—	11,274	536,868
	—	—	—	—	7/1/2015	—		—	—	20,000	952,400
Vincent L. Tong	80,000	—	—	25.39	7/6/2010	7/6/2017	(3)	—	—	—	—
	—	—	—	—	7/1/2013	—		—	—	12,188	580,393
	—	—	—	—	7/1/2014	—		—	—	11,274	536,868
	—	—	—	—	7/1/2015	—		—	—	20,000	952,400

(1)
Performance-based RSUs vest 33.3% on the first anniversary of the date of grant, and then 33.3% on each anniversary date thereafter, subject to continued employment with the Company. The number of shares subject to RSUs in this column is based on the number of performance-based RSUs that were earned based on actual performance achievement, except for those awarded in fiscal 2016. For the performance-based RSUs awarded in fiscal 2016, this column represents the number of RSU shares assuming achievement at 100% of target level performance. In May 2016, the Compensation Committee determined that the following number of performance-based RSUs were earned based on actual performance achievement: Mr. Gavrielov, 98,750 shares; Mr. Olson, 27,650 shares; Mr. Peng, 27,650 shares; Mr. Rangasayee, 19,750 shares; and Mr. Tong, 19,750 shares.

(2)
Market value is computed by multiplying the closing price of the Company's stock on the last trading day of the fiscal year by the number of shares reported in the adjacent column. The closing price of the Company's stock on April 1, 2016 (the last trading day of our fiscal year) was $47.62.

(3)
The stock option vests and becomes exercisable over a period of four years in equal monthly installments beginning on the first monthly anniversary of the date of grant, subject to continued employment with the Company.

Option Exercises and Stock Vested for Fiscal 2016
The following table provides information on stock option exercises and the value realized upon exercise, and all stock awards vested and the value realized upon vesting, by the named executive officers during fiscal 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
Moshe N. Gavrielov	11,500	203,895	150,763	6,632,294
Jon A. Olson	290,000	6,464,073	49,212	2,164,107
Victor Peng	95,000	2,027,751	49,212	2,164,107
Krishna Rangasayee	75,000	1,533,007	35,227	1,547,848
Vincent L. Tong	50,000	1,363,140	33,977	1,494,186

(1)
The value realized upon exercise is the product realized by multiplying the number of shares of stock by the difference between the market value of the underlying shares on the exercise date and the exercise price applicable to the stock options.

(2)	The value realized upon vesting is the product realized by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.

Nonqualified Deferred Compensation Plan
The Company maintains an unfunded, nonqualified deferred compensation plan which allows our employees in director-level and above positions, including our named executive officers, as well as our directors, to voluntarily defer receipt of a portion or all of their salary, cash bonus payment and/or sales incentive payment or directorship fees, as the case may be, until the earliest "distribution event" (e.g., specific date, termination of employment, death or change of control) elected by the participants or provided for by the plan, thereby allowing the participating employees and directors to defer taxation on such amounts. Distributions may be made in a lump sum payment or in installments (not to exceed 15 years). This deferred compensation plan is offered in order to allow participants to defer more compensation than they would otherwise be permitted to defer under a tax-qualified retirement plan, such as our 401(k) Plan. Further, we offer the deferred compensation plan as a competitive practice to enable us to attract and retain top talent by providing employees with an opportunity to save in a tax efficient manner.
Amounts credited to the deferred compensation plan consist only of cash compensation that has been earned and payment of which has been timely and properly deferred by the participant. Under the deferred compensation plan, the Company is obligated to deliver on a future date the deferred compensation credited to the relevant participant's account, adjusted for any positive or negative notional investment results from hypothetical investment alternatives selected by the participant under the deferred compensation plan (Obligations). The Obligations are unsecured general obligations of the Company and rank in parity with other unsecured and subordinated indebtedness of the Company.
In addition, the Company, acting through the Board, may make discretionary contributions to the accounts of one or more deferred compensation plan participants. In fiscal 2016, there were no discretionary contributions made by the Company to the deferred compensation plan accounts, and we do not guarantee minimum returns to any participant in the deferred compensation plan. We incur only limited administration expenses to maintain the deferred compensation plan. The deferred compensation plan is evaluated for competitiveness in the marketplace from time to time, but the level of benefits provided is not typically taken into account in determining an executive's overall compensation package for a particular year.
Nonqualified Deferred Compensation for Fiscal 2016
The following table provides information on non-qualified deferred compensation for the named executive officers during fiscal 2016.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Moshe N. Gavrielov	—	—	—	—	—
Jon A. Olson (1)	188,025	—	(2,735)	—	3,520,070
Victor Peng (2)	489,437	—	(50,900)	—	1,908,105
Krishna Rangasayee	—	—	—	—	—
Vincent Tong	—	—	—	—	—

(1)	Mr. Olson's contribution consists of compensation earned during fiscal 2016, which is also reported in the applicable columns in the Summary Compensation Table.

(2)	Mr. Peng's contribution consists of compensation earned during fiscal 2016, which is also reported in the applicable columns in the Summary Compensation Table.
Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee are J. Michael Patterson, Ronald S. Jankov, Marshall C. Turner, and Elizabeth W. Vanderslice. No member of the Compensation Committee is, or was during fiscal 2016, an officer or employee of the Company or any of its subsidiaries or was formerly an officer of the Company or any of its subsidiaries. No member of the Compensation Committee is, or was during fiscal 2016, an executive officer of another company whose board of directors has a comparable committee on which one of the Company's executive officers serves. For further discussion regarding transactions with related parties, see the section above entitled "DIRECTORS AND CORPORATE GOVERNANCE—Board Independence."

RELATED TRANSACTIONS

Our Audit Committee is responsible for reviewing and approving all related party transactions. Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members. This obligation is set forth in writing in the Audit Committee charter. The Audit Committee reviews related party transactions due to the potential for a conflict of interest. A conflict of interest arises when an individual's personal interest interferes with the Company's interests. All transactions identified through our disclosure controls and procedures as potential related party transactions, or transactions that may create a conflict of interest or the appearance of a conflict of interest, are brought to the attention of the Audit Committee for its review. In reviewing related party transactions, the Audit Committee applies the standards set forth in the Company's Code of Conduct and the Directors' Code of Ethics which provide that directors, officers and employees are to avoid any activity, investment or association that would cause or even appear to cause a conflict of interest. Copies of the Audit Committee Charter, the Code of Conduct and the Directors' Code of Ethics are available on our website at http://www.investor.xilinx.com under "Corporate Governance." For further discussion regarding transactions with related parties, see the section above entitled "DIRECTORS AND CORPORATE GOVERNANCE—Board Independence."

In fiscal 2011, our Audit Committee pre-approved our engagement of BlackRock, Inc. (BlackRock) as an investment manager. At the time we entered into this engagement, BlackRock was the beneficial owner of more than five percent of our outstanding common stock and is currently a beneficial owner of more than five percent of our outstanding common stock. Xilinx paid BlackRock $410,332 in management fees during fiscal 2016.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the SEC. Officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company, and written representations from certain reporting persons that no other reports were required, the Company believes that its officers, directors and greater-than-10% stockholders complied with all Section 16(a) filing requirements during the 2016 fiscal year.

COMMITTEE REPORTS

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the management of the Company and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and, through incorporation by reference from this proxy statement, the Company's Annual Report on Form 10-K for the fiscal year ended April 2, 2016.
The Compensation Committee
—J. Michael Patterson, Chairman
—Ronald S. Jankov
—Marshall C. Turner
—Elizabeth W. Vanderslice

The foregoing Report of the Compensation Committee of the Board of Directors is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of Xilinx under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company's financial reporting process on behalf of the Board. It assists the Board in fulfilling its oversight responsibilities to the stockholders relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the audit process. While the Audit Committee sets the overall corporate tone for quality financial reporting, management has the primary responsibility for the preparation, presentation and integrity of the Company's financial statements and implementation of the reporting process including the systems of internal controls and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations. In accordance with the law, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate, and, when appropriate, replace the Company's independent auditors. The Charter of the Audit Committee can be found at www.investor.xilinx.com under "Corporate Governance."

The Company's external auditors, Ernst & Young LLP, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and expressing opinions on the conformity of the Company's audited financial statements to generally accepted accounting principles in the United States and the effectiveness of the Company's internal control over financial reporting. In carrying out its responsibilities, the Audit Committee has the power to retain outside counsel or other experts and is empowered to investigate any matter with full access to all books, records, facilities, and personnel of the Company. The Audit Committee members are not currently practicing accountants or auditors, and their functions are not intended to duplicate or certify the activities of management and the independent auditors.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements for the fiscal year ended April 2, 2016, with management and Ernst & Young LLP, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Ernst & Young LLP, matters required to be discussed under standards published by the Public Company Accounting Oversight Board (PCAOB), including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and other required communications with audit committees. In addition, the Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with them their independence from the Company and its management.

The Audit Committee reviewed and discussed with management its assessment and report on the effectiveness of the Company's internal control over financial reporting as of April 2, 2016. The Audit Committee has also reviewed and discussed with Ernst & Young LLP its audit of and report on the Company's internal control over financial reporting. The Company published these reports in its Annual Report on Form 10-K for the fiscal year ended April 2, 2016.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended April 2, 2016 for filing with the SEC.
The Audit Committee of the Board of Directors
—Albert A. Pimentel, Chairman
—J. Michael Patterson
—Marshall C. Turner

The foregoing Report of the Audit Committee of the Board of Directors is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of Xilinx under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

PROPOSAL ONE
ELECTION OF DIRECTORS
Nominees
As recommended by the Nominating and Governance Committee, the Board of Directors' nominees for election by the stockholders are the following nine members of the Board of Directors: Mr. Dennis Segers, Mr. Moshe N. Gavrielov, Mr. Saar Gillai, Mr. Ronald S. Jankov, Dr. Thomas H. Lee, Mr. J. Michael Patterson, Mr. Albert A. Pimentel, Mr. Marshall C. Turner, and Ms. Elizabeth W. Vanderslice.
Unless otherwise indicated, the proxy in the form enclosed will be voted FOR the election of the nominees for election as directors to the Board of Directors. If any of the nominees should be unwilling or unable to serve as of the Annual Meeting, the proxies will be voted for the election of such other person as the Board of Directors may designated, if any, in place of such nominee.
Required Vote
Each nominee receiving more votes "FOR" than "AGAINST" shall be elected as a Director. If you do not wish your shares to be voted with respect to a nominee, you may "ABSTAIN," in which case your shares will have no effect on the election of that nominee. Broker non-votes will also have no effect on the outcome of this Proposal.
THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

PROPOSAL TWO
APPROVAL OF AMENDMENTS TO THE 2007 EQUITY INCENTIVE PLAN
The Board believes that participation in the 2007 Equity Plan by our employees, consultants, and non-employee directors promotes the success of the Company’s business by providing them with an incentive to exert their maximum effort toward achieving that success. We have long recognized that having an ownership interest in the company is critical to aligning the financial interests of our employees with the interests of our stockholders. In addition, the Board believes it prudent to establish a reasonable limit on the value of awards that may be granted to non-employee directors under the 2007 Equity Plan. Therefore, the Board unanimously adopted on May 12, 2016, subject to stockholder approval, amendments to increase the maximum number of shares of Common Stock authorized under the 2007 Equity Plan by 2,500,000 to ensure that the Company will continue to have available a reasonable number of shares for its equity award program and to limit to $750,000 (less cash fees received) the aggregate grant date fair value of awards that may be granted under the 2007 Equity Plan in any fiscal year to any non-employee director.
Proposal
At the Annual Meeting, the stockholders are requested to approve amendments to our 2007 Equity Incentive Plan (2007 Equity Plan) to increase by 2,500,000 the number of shares of Common Stock authorized for issuance under the 2007 Equity Plan and to establish a limit of $750,000 on the grant date fair value of awards that may be granted under the 2007 Equity Plan in any fiscal year to any non-employee member of the Board of Directors, reduced by the amount of cash fees paid to that director during that year.
We generally grant equity incentive awards to newly hired or promoted employees and in connection with our annual "Focal Review," in which we evaluate the performance of each employee and make appropriate compensation adjustments. These compensation adjustments are typically made in July of each year and include additional equity incentive awards. We will have completed two Focal Review cycles, with associated equity incentive grants, before having the opportunity at our next annual meeting to request stockholder approval of an additional share authorization under the 2007 Equity Plan. Accordingly, the Board has determined it appropriate to request stockholder approval of an increase in the 2007 Equity Plan's share authorization at this time.
While the 2007 Equity Plan currently limits the numbers of shares for which equity incentive awards may be granted to any participant in a calendar year, the Board of Directors has determined it prudent to establish and seek approval from our stockholders for an additional restriction on the value of equity awards that may be granted to any non-employee member of the Board in any fiscal year. Subject to stockholder approval, the 2007 Equity Plan will be amended to provide that the aggregate grant date fair value of awards that may be granted under the 2007 Equity Plan to any non-employee director in any fiscal year, together with cash fees paid to the director during the same fiscal year, may not exceed $750,000.
The 2007 Equity Plan was adopted by the Board on May 3, 2006, approved by stockholders at the annual meeting in July 2006, and became effective on January 1, 2007. At their annual meeting in August 2014, our stockholders approved an extension of the 2007 Equity Plan's initial seven-year term until December 31, 2023. Summaries of the key terms and metrics of the 2007 Equity Plan follow.

Key Terms of the 2007 Equity Plan

Plan Term:	January 1, 2007 to December 31, 2023.

Eligible Participants:	Employees, consultants and non-employee directors of Xilinx and its subsidiaries.

Shares Authorized:
Currently, a total of 41,500,000 shares of Common Stock are authorized for issuance under the 2007 Equity Plan, of which approximately 12,946,261 remained available for future grant as of April 2, 2016. If the stockholders approve this proposal, an additional 2,500,000 shares will become available for future grants, subject to adjustment to reflect stock splits and similar events.

Awards Authorized:	Non-qualified and incentive stock options

Restricted stock awards

Restricted stock units (RSUs)

Stock appreciation rights (SARs)

Award Limits:	A participant may receive in any calendar year:

No more than 4,000,000 shares subject to options or SARs

No more than 2,000,000 shares subject to awards other than options and SARs

No more than $6,000,000 subject to awards that may be settled in cash

Non-Employee Director Award Limit:
If the stockholders approve this proposal, no non-employee director may receive in any fiscal year awards having an aggregate grant date fair value that, when taken together with any cash fees paid to the director in the same fiscal year, exceeds $750,000.

Award Term:	Stock options and SARs must expire no more than seven years from the date of grant.

Exercise Price:	The per share exercise price of stock options or SARs may not be less than 100% of the fair market value of a share of our Common Stock on the date of grant.

Repricing Restricted:
Repricing of out-of-the-money options or SARs, whether by directly lowering the exercise price, by canceling an option or SAR in exchange for a new option or SAR having a lower exercise price, or by substituting a full value award in place of the option or SAR is not permitted without stockholder approval.

Key 2007 Equity Plan Metrics
Share Usage
We have granted equity incentive awards for an average of 3.2 million shares in each of the last three fiscal years. As of April 2, 2016, approximately 12,946,261 shares remained available for grant under the 2007 Equity Plan. We are seeking stockholder approval for authorization of an additional 2,500,000 shares. Had these shares been authorized on April 2, 2016, we would have had available for future grant under the 2007 Equity Plan a total of 15,446,261 shares. We believe this number of shares would be sufficient to permit the continuation of a reasonable equity incentive program, including the equity awards that will have been authorized prior to the Annual Meeting in connection with our July 2016 Focal Review.
Dilution
We are committed to effectively managing the Company’s equity compensation program while minimizing stockholder dilution. For this reason, we carefully manage the Company’s use of shares of Common Stock available for equity-based compensation each year and aim to keep dilution from our stock plans for employees below industry standards. The requested share increase represents approximately 1% of the weighted average outstanding shares of the Company as of April 2, 2016. Because this share reserve increase does not contemplate the amount or timing of specific equity awards in the future, it is not possible to calculate with certainty the amount of subsequent dilution that may ultimately result from such awards. In evaluating the share reserve increase, the Company also considered the guidelines of a leading proxy advisory firm, as well as the guidelines of our major institutional shareholders.
Equity Utilization Rate
Over the past three fiscal years, our average annual equity utilization rate determined under the methodology prescribed by Institutional Shareholder Services Inc. (ISS), a proxy advisory firm, sometimes also referred to as a "burn rate," has been approximately 3.44%. This three-year average burn rate is well below the burn rate benchmark established by ISS for our industry.
The following table shows key equity award metrics:

Key Metrics	FY2016	FY2015	FY2014	3-Year Average(FY2014-2016)
Shares subject to awards granted (1)	3.1 million	3.2 million	3.3 million	3.2 million
Gross burn rate (2)	1.20%	1.21%	1.24%	1.21%
ISS adjusted burn rate (3)	3.00%	3.62%	3.71%	3.44%
Potential dilution at fiscal year end (4)	8.11%	9.60%	10.22%	9.31%
Overhang at fiscal year end (5)	3.09%	3.81%	4.57%	3.82%
Total weighted-average number of shares outstanding during applicable period	257.2 million	265.5 million	266.4 million	263.0 million
ISS full value award multiplier	2.5	3.0	3.0	2.8

(1)	Reflects the total number of shares subject to equity awards granted during fiscal 2016, 2015, 2014, and the average for the three fiscal years ending with fiscal 2016.
(2)	Reflects the total number of shares subject to equity awards granted during the applicable period divided by the total weighted-average number of shares outstanding during the applicable period.
(3)
Calculated in accordance with ISS prescribed methodology by dividing the total number of shares subject to equity awards granted during the applicable period, adjusted by a premium applied to full value awards, by the total weighted-average number of shares outstanding during the applicable period. The ISS full value award multipliers applied are 3.0 for fiscal 2014, 3.0 for fiscal 2015, and 2.5 for fiscal 2016.

(4)
Represents potential dilution calculated by dividing the sum of (x) the number of shares subject to equity awards outstanding at the end of the applicable period and (y) the number of shares available for the future grant of equity awards under the 2007 Equity Plan as of the end of the applicable period, by the weighted-average number of shares outstanding during the applicable period.

(5)	Calculated by dividing the number of shares subject to equity awards outstanding at the end of the applicable period by the weighted-average number of shares outstanding during the applicable period.
Our 2007 Equity Plan, which is the sole equity compensation plan under which we currently grant equity awards, has 41,500,000 shares currently authorized for issuance with approximately 12,946,261 shares available for grant as of April 2, 2016. All of our employees, consultants, and directors were eligible to participate in the 2007 Equity Plan and we intend to grant awards with respect to approximately 6.5 to 8 million shares over the course of this fiscal year and next fiscal year before we will have an opportunity to return to stockholders in August of 2017. If stockholders do not approve the amendment of the 2007 Equity Plan, the shares available for equity awards may be quickly depleted, and we may lose our ability to use equity awards for our compensation programs and as a retention tool. We consider awards of shares of our common stock a major part of long-term incentive program for our employees, consultants, and directors. The Board anticipates that the additional shares requested will enable us to fund our current equity compensation program through at least the next year, accommodating anticipated grants related to the hiring, retention, and promotion of employees.
In its determination to approve the amendment of the 2007 Equity Incentive Plan, the Board reviewed the burn rates disclosed in the section titled “Key Metrics” table above. In addition, the Compensation Committee sought the advice of Semler Brossy, its independent compensation consultant, in relation to the proposed increase in the share reserve by 2.5 million shares and in Semler Brossy’s opinion, the amount of the proposed increase is reasonable.
We believe strongly that the approval of the amendment of the 2007 Equity Plan is essential to our success. Awards such as those provided under the 2007 Equity Plan constitute an important incentive for our key employees and other service providers and help us to attract, retain, and motivate people whose skills and performance are critical to our success. Our employees are our most valuable asset. We strongly believe that the amendment of the 2007 Equity Plan is essential for us to compete for talent in the challenging labor markets in which we operate.
Summary of the 2007 Equity Plan, as Amended
A summary of the material terms of the 2007 Equity Plan, as amended, is set forth below and is qualified, in its entirety, by the full text of the 2007 Equity Plan set forth in Appendix A to our 2016 proxy statement as filed with the SEC and available for viewing without charge at its website at www.sec.gov. A copy of the 2007 Equity Plan can be obtained from us at no charge upon request.
Purpose
The purposes of the 2007 Equity Plan are to attract and retain the services of employees, consultants, and non-employee directors of the Company and its subsidiaries, and to provide them with a proprietary interest in the Company.
Administration
The Compensation Committee of the Board administers the 2007 Equity Plan, unless otherwise determined by the Board. The Compensation Committee interprets the 2007 Equity Plan and prescribes any rules necessary or appropriate for its administration, including the creation of sub-plans to take advantage of favorable tax-treatment, comply with local law, or reduce administrative burdens for grants of awards in non-U.S. jurisdictions.
Eligibility
The Compensation Committee determines the employees, consultants, and non-employee directors of the Company or a subsidiary who are eligible to receive awards under the 2007 Equity Plan. As of April 2, 2016, there were 3,458 employees, including seven (7) current executive officers, 50 consultants, and seven (7) non-employee directors eligible to participate in the 2007 Equity Plan.
Authorized Shares
Subject to adjustment in the event of certain corporate events (as described below), the maximum number of shares of the Company's Common Stock currently authorized under the 2007 Equity Plan is 41,500,000, of which approximately 12,946,261 remained available for future issuance as of April 2, 2016, all of which may be granted under the terms of the 2007 Equity Plan as incentive stock options. The Board has amended the 2007 Equity Plan, subject to stockholder approval, to authorize an additional 2,500,000 shares, which would result in a cumulative total of 44,000,000 authorized shares, of which approximately 15,446,261 shares would remain available for future grants as of April 2, 2016 had this increased authorization been in effect on that date. If any award granted under the 2007 Equity Plan expires or otherwise terminates for any reason, or if shares issued pursuant to an award are forfeited or otherwise reacquired by the Company, any such shares subject to a terminated award or reacquired by the Company will again become available for issuance under the 2007 Equity Plan. Shares will not be treated as having been issued under the 2007 Equity Plan to the extent an award is settled in cash. The Compensation Committee is authorized to adopt such procedures for counting shares against the maximum number authorized as it deems appropriate.
Types of Awards
The 2007 Equity Plan allows the Compensation Committee to grant incentive stock options, non-qualified stock options, RSUs, restricted stock and SARs. Subject to the limits set forth in the 2007 Equity Plan, the Compensation Committee has the discretionary authority to determine the amount and terms of awards granted under the 2007 Equity Plan.
Automatic Non-employee Director Awards
The 2007 Equity Plan provides for the periodic automatic grant of RSU awards on the date of each annual meeting of stockholders to non-employee directors continuing in office. On the date of the 2016 Annual Meeting, the award will be determined by dividing $200,000 by the closing price of the Company's Common Stock on the grant date. These awards vest in full on the day immediately preceding the subsequent annual meeting. A non-employee director joining the Board between annual meetings of stockholders will receive a prorated RSU award on or about the tenth day of the month following the director's initial appointment or election to the Board. The Compensation Committee may change the terms of this automatic grant program from time to time, subject to the proposed annual limit on the value of equity awards that may be granted to non-employee directors described below and for which stockholder approval is sought by this proposal.
Limitations on Awards
The exercise price per share subject to an option or a SAR cannot be less than 100% of the fair market value of share of our Common Stock on the date of grant of the award.

Section 162(m) of the Internal Revenue Code requires, among other things, that the maximum number of shares for which an award may be granted or the maximum amount of compensation that could be paid to an individual during a specified period must be set forth in the plan and approved by stockholders in order for the awards to be eligible for treatment as performance-based compensation that will not be subject to the $1,000,000 limitation on tax deductibility for compensation paid to each "covered employee." Covered employees are the Company's chief executive officer and its three highest compensated executive officers (excluding the chief executive and chief financial officers) holding office on the last day of the Company's taxable year. Accordingly, the 2007 Equity Plan limits awards granted to an individual participant in any calendar year. The aggregate awards granted under the 2007 Equity Plan to any participant during any calendar year may not exceed (i) 4,000,000 shares of the Company's Common Stock subject to stock options or SARs and (ii) 2,000,000 shares of the Company's Common Stock subject to awards other than stock options and SARs. In addition, no participant may receive during any calendar year an award under the 2007 Equity Plan settled in cash exceeding $6,000,000 in the aggregate.
The 2007 Equity Plan currently contains no limit on the aggregate size or value of equity awards that may be granted to non-employee members of the Board of Directors in any year, other than the limits applicable to all participants described in the preceding paragraph. The Board of Directors believes it is prudent to establish an additional reasonable limit on the value of equity awards that may be granted to any non-employee director in any fiscal year. Accordingly, the Board has amended the 2007 Equity Plan, subject to stockholder approval of this Proposal, to provide that no non-employee director may be granted in any fiscal year awards under the 2007 Equity Plan having an aggregate grant date fair value that, when taken together with any cash fees paid to the director in the same fiscal year, exceeds $750,000. Grant date fair value will be determined for this purpose in accordance with applicable financial accounting rules.
Without stockholder approval, the Company cannot reprice options or SARs, whether by directly lowering the exercise price, through cancellation of the option or SAR in exchange for a new option or SAR having a lower exercise price, or by the replacement of the option or SAR with a full value award (e.g., an award of restricted stock or RSUs).
Performance Goals
The Compensation Committee has the sole discretion to condition awards granted to those employees subject to Section 162(m) of the Internal Revenue Code on the attainment of objective performance goals. The Compensation Committee will establish the performance goals in writing based on one or more or on a combination of the following criteria in either absolute or relative terms: (i) increased revenue; (ii) net income measures (including, but not limited to, income after capital costs and income before or after any one or more of the share-based compensation expense, interest, taxes, appreciation or amortization); (iii) stock price measures (including, but not limited to, growth measures and total stockholder return); (iv) market segment share; (v) earnings per share (actual or targeted growth); (vi) cash flow measures (including, but not limited to, net cash flow and net cash flow before financing activities); (vii) return measures (including, but not limited to, return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors' capital and return on average equity); (viii) operating measures (including operating income, gross margin, operating margin, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency); (ix) expense measures (including, but not limited to, overhead cost, research and development expense and general and administrative expense); (x) product technology leadership metrics; and (xi) product quality leadership metrics.
Under plans, such as the 2007 Equity Plan, where the Compensation Committee has the authority to establish individual award performance goal targets after initial stockholder approval of the material terms of the performance goals, reapproval of the performance goals by the stockholders at least every five years is required to continue to preserve the exemption from the federal income tax deduction limit under Section 162(m) for performance-based compensation. Our stockholders last approved the material terms of the performance goals under the 2007 Equity Plan at the 2011 annual meeting. To continue to preserve this exemption following the Annual Meeting, Proposal Three of this proxy statement requests our stockholders to again approve the material terms of the performance goals under the 2007 Equity Plan.
Transferability
Awards granted under the 2007 Equity Plan may not be transferred other than by will or the laws of descent and distribution, and may be exercised during the lifetime of a participant only by the participant or the participant's legally authorized representative. However, the Compensation Committee may allow for the transfer or assignment of a U.S. resident participant's award pursuant to a divorce decree or domestic relations order.
Adjustments upon Changes in Capitalization
If any change is made in the Company's capitalization pursuant to a stock split, stock dividend, recapitalization or any other increase or decrease in the Company's shares effected without receipt of consideration by the Company, equitable adjustments will be made to the number of shares of Common Stock available for grant under the 2007 Equity Plan, the exercise price of options and SARs, and the number of shares underlying outstanding awards.
Merger or Change of Control
In the event of a merger, consolidation, or share exchange pursuant to which the Company is not the surviving or resulting corporation: (i) the shares or equivalent cash or property of the surviving or resulting corporation may be substituted for any unexercised portions of outstanding awards under the 2007 Equity Plan; or (ii) all or any portions of awards may be canceled by the Company immediately prior to the effective date of such event and each award holder may be permitted to purchase all or any portion of the shares of Common Stock underlying his or her vested and unvested award(s) within 30 days before such effective date. In the event of a change in control of the Company, among other actions, the Compensation Committee may provide that the vesting and exercisability of all or any portion of the outstanding awards will be accelerated.
Amendment or Termination
The Board may at any time amend, alter, revise, suspend or terminate the 2007 Equity Plan, subject to the written consent of any participant whose rights would be adversely affected. Unless sooner terminated by the Board, the 2007 Equity Plan will terminate on December 31, 2023. Without stockholder approval, the Board may not amend the 2007 Equity Plan in any manner that would require stockholder approval under applicable law.
Federal Tax Information
The following summary of the effect of United States federal income taxation upon participation in the 2007 Equity Plan does not purport to be complete and reference should be made to the applicable provisions of the Tax Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.
Incentive Stock Options
An individual granted an incentive stock option is not taxed on the date of grant or vesting of the option. If the shares underlying the option are held for at least two years from the date of grant and at least one year from the date of exercise of the option (the "holding periods"), then upon the sale of the shares the individual will generally recognize a long-term capital gain or loss equal to the difference between the exercise price of the option and the fair market value of the Common Stock underlying the option on the date of sale. If either of the holding periods is not satisfied, the individual will generally recognize as ordinary income on the date of the disposition (a "disqualifying disposition") of the shares an amount equal to the difference between the option's exercise price and the fair market value of the Common Stock underlying the option determined as of the date of exercise (not to exceed the gain realized upon the disposition if the disposition is a transaction with respect to which a loss, if sustained, would be recognized). Any further gain or loss upon the disqualifying disposition of the shares constitutes a capital gain or loss.
In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.
Non-Qualified Stock Options
An individual granted a non-qualified stock option generally is not taxed on the date of grant or vesting of the option. Rather, the individual will generally recognize as ordinary income on the date of option exercise an amount equal to the difference between the option's exercise price and the fair market value of the stock underlying the option on the date of exercise. Any further gain or loss upon the subsequent sale or disposition of the shares underlying the option constitutes a capital gain or loss.
Stock Appreciation Rights
An individual granted a SAR will generally recognize ordinary income on the date the SAR is exercised in an amount equal to the difference between the SAR's exercise price and the fair market value of the shares underlying the SAR on the date of exercise.
Restricted Stock
Unless an individual makes a timely election under Section 83(b) of the Internal Revenue Code, an individual will recognize ordinary income in an amount equal to the excess of the fair market value of the restricted stock on the date of vesting of the shares over the purchase price, if any, paid for the shares. Any further gain or loss from the subsequent sale of such restricted stock constitutes capital gain or loss. If the individual makes a timely election under Section 83(b), the individual is taxed, at ordinary income rates, on the excess of the fair market value of the restricted stock on the date of grant over the purchase price, if any, paid for the shares, and any further gain or loss on the subsequent sale of the stock constitutes a capital gain or loss.
Restricted Stock Units
An individual generally will recognize no income upon the receipt of an award of RSUs. Upon the settlement of RSUs, the participant generally will recognize ordinary income in the year of receipt in an amount equal to the cash received and/or the fair market value of any substantially vested shares received in respect of vested RSUs. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under "Restricted Stock." Any further gain or loss on a subsequent sale of any shares received will be taxed as capital gain or loss.
In general, the Company is entitled to a deduction in an amount equal to the ordinary income recognized by the individual.
Plan Benefits
With the exception of the RSUs to be granted automatically to non-employee directors (see "Automatic Non-employee Director Awards" above), awards under the 2007 Equity Plan will be granted at the discretion of the Compensation Committee or the Board of Directors, and accordingly cannot be determined at this time.
The table below sets forth the RSU awards that will be granted under the "Automatic Non-employee Director Awards" component of the 2007 Equity Plan on the date of the Annual Meeting to certain individuals and groups.

Name and Position	Dollar Value ($)	Number of Units
Moshe N. Gavrielov	—	—
President and Chief Executive Officer
Jon A. Olson	—	—
Executive Vice President and Chief Financial Officer
Victor Peng	—	—
Executive Vice President and General Manager of Products
Krishna Rangasayee	—	—
Senior Vice President and General Manager, Global Sales and Markets
Vincent L. Tong	—	—
Executive Vice President, Global Operations and Quality
All current executive officers, as a group	—	—
All current directors who are not executive officers, as a group	—(1)	—(1)
All employees who are not executive officers, as a group	—	—

(1)
On the date of the 2016 Annual Meeting, each non-employee director continuing in office following the meeting automatically will be granted a number of RSUs determined by dividing $200,000 by the closing price of the Company's Common Stock on that date.

Options Granted to Certain Persons
The aggregate number of shares of Common Stock subject to options granted to certain persons under the 2007 Equity Plan since its inception is set forth in the table below. Since its inception, no option has been granted under the 2007 Equity Plan to any nominee for election as a director, or any associate of any director, nominee, or executive officer, and no other person has been granted 5% or more of the total amount of options granted under the 2007 Equity Plan.

Name and Position	Amount of Options
Moshe N. Gavrielov	1,450,000
President and Chief Executive Officer
Jon A. Olson	326,250
Executive Vice President, Finance and Chief Financial Officer
Victor Peng	355,000
Executive Vice President and General Manager of Products
Krishna Rangasayee	137,500
Senior Vice President and General Manager, Global Sales and Markets
Vincent L. Tong	246,250
Executive Vice President, Global Operations and Quality
All current executive officers, as a group	2,792,000
All current directors who are not executive officers, as a group	90,000
All employees who are not executive officers, as a group	3,348,459
Certain Interests of Directors: In considering the recommendation of our Board of Directors with respect to the approval of the 2007 Equity Plan, stockholders should be aware that members of our Board of Directors have certain interests that may present them with conflicts of interest in connection with this proposal. As discussed above, directors are eligible to receive awards under the 2007 Equity Plan. For more information about the compensation we pay to our directors, see "DIRECTORS AND CORPORATE GOVERNANCE—Compensation of Directors." Our Board of Directors recognizes that approval of this proposal may benefit our directors and their successors.
Required Vote
Affirmative votes constituting a majority of the shares present or represented by proxy and entitled to vote on this proposal will be required to approve this proposal. Abstentions will have the same effect as a negative vote, while broker non-votes will have no effect on the outcome of this proposal.
THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENTS TO THE COMPANY'S 2007 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 2,500,000 SHARES AND TO ESTABLISH A LIMIT ON THE MAXIMUM VALUE OF AWARDS THAT MAY BE GRANTED TO ANY NON-EMPLOYEE DIRECTOR IN ANY FISCAL YEAR.

PROPOSAL THREE
APPROVAL OF CERTAIN PROVISIONS OF THE 2007 EQUITY INCENTIVE PLAN
In addition to the proposed amendments to the 2007 Equity Plan described in Proposal Two—Approval of Amendments to the 2007 Equity Incentive Plan, stockholders are being asked to separately approve certain provisions of the 2007 Equity Plan solely for the purpose of preserving our ability to deduct in full for federal income tax purposes the compensation recognized by certain of our executive officers in connection with certain awards that may be granted in the future under the 2007 Equity Plan.
Section 162(m) of the Internal Revenue Code limits a corporation's income tax deduction for compensation paid to certain executive officers who are "covered employees" within the meaning of Section 162(m) to $1,000,000 per person per year unless the compensation qualifies as "performance-based compensation." In general, for compensation under the 2007 Equity Plan to qualify as "performance-based compensation," certain material terms of the 2007 Equity Plan must have been approved by our stockholders in a separate vote. Where, as in the case of the 2007 Equity Plan, the Compensation Committee has the authority to establish individual award performance goal targets after initial stockholder approval of the material terms of the performance goals, reapproval of the performance goals by the stockholders at least every five years is required to continue to preserve the exemption from the federal income tax deduction limit under Section 162(m) for performance-based compensation. Our stockholders last approved the material terms of the performance goals under the 2007 Equity Plan at the 2011 annual meeting. To continue to preserve this exemption following the Annual Meeting, we are requesting our stockholders to again approve the material terms of the performance goals under the 2007 Equity Plan.
The Board of Directors believes that it is in the best interests of the Company and its stockholders to continue to preserve the ability of the Company to deduct in full compensation related to stock options, stock appreciation rights, and other performance-based awards granted under the 2007 Equity Plan. Therefore, solely for the purpose of qualifying such compensation as performance-based under Section 162(m), the stockholders are asked to approve the following provisions of the 2007 Equity Plan (Section 162(m) Qualifying Provisions):

•
All employees of the Company and any parent or subsidiary corporation of the Company are eligible to be granted stock options, stock appreciation rights, restricted stock, and restricted stock units under the 2007 Equity Plan.

•
No participant may receive in any fiscal year under the 2007 Equity Plan an aggregate of more than 4,000,000 shares subject to options or SARs, provided that this limit will be appropriately adjusted for stock splits, stock dividends, and similar changes to the Company's capital structure.

•
No participant may receive in any fiscal year under the 2007 Equity Plan an aggregate of more than 2,000,000 shares subject to awards other than options and SARs, provided that this limit will be appropriately adjusted for stock splits, stock dividends, and similar changes to the Company's capital structure.

•	No participant may receive in any fiscal year under the 2007 Equity Plan awards that are to be settled in cash for an aggregate of more than $6,000,000.

•
The vesting of certain awards intended to qualify as "performance-based" may be made subject to the attainment of performance goals established in writing by the Compensation Committee relating to one or more of the following performance measures, either individually, alternatively or in any combination, applied to either the Company as a whole or to a subsidiary, either individually, alternatively or in any combination, and measured over a performance period specified by the Compensation Committee: (a) increased revenue; (b) net income measures (including, but not limited to, income after capital costs and income before or after any one or more of the share-based compensation expense, interest, taxes, appreciation or amortization); (c) stock price measures (including, but not limited to, growth measures and total stockholder return); (d) market segment share; (e) earnings per share (actual or targeted growth); (f) cash flow measures (including, but not limited to, net cash flow and net cash flow before financing activities); (g) return measures (including, but not limited to, return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors' capital and return on average equity); (h) operating measures (including operating income, gross margin, operating margin, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency); (i) expense measures (including, but not limited to, overhead cost, research and development expense and general and administrative expense); (j) product technology leadership metrics; and (k) product quality leadership metrics.

While we believe that compensation provided by such awards under the 2007 Equity Plan generally will be deductible by the Company for federal income tax purposes, under certain circumstances, such as a change in control of the Company, compensation paid in settlement of certain awards may not qualify as performance-based.

Certain Interests of Directors: In considering the recommendation of our Board of Directors with respect to the approval of the 2007 Equity Plan, stockholders should be aware that members of our Board of Directors have certain interests that may present them with conflicts of interest in connection with this proposal. As discussed above, directors are eligible to receive awards under the 2007 Equity Plan. For more information about the compensation we pay to our directors, see the section entitled "DIRECTORS AND CORPORATE GOVERNANCE—Compensation of Directors." Our Board of Directors recognizes that approval of this proposal may benefit our directors and their successors.
Summary of the 2007 Equity Plan, as Amended
For a summary of material terms of the 2007 Equity Plan, please see Proposal Two—Approval of Amendments to the 2007 Equity Incentive Plan. The summary of the 2007 Equity Plan is qualified in its entirety by the specific language of the 2007 Equity Plan, set forth in Appendix A to our 2016 proxy statement as filed with the SEC and available for viewing without charge at its website at www.sec.gov. A copy of the 2007 Equity Plan can be obtained from us at no charge upon request.
Federal Income Tax Aspects of the 2007 Equity Plan
For a summary of the U.S. federal income tax consequences of participation in the 2007 Equity Plan, please see Proposal Two—Approval of Amendments to the 2007 Equity Incentive Plan.
Required Vote
Affirmative votes constituting a majority of the shares present or represented by proxy and entitled to vote on this proposal will be required to approve this proposal. Abstentions will have the same effect as a negative vote, while broker non-votes will have no effect on the outcome of this vote.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF CERTAIN PROVISIONS OF THE 2007 EQUITY INCENTIVE PLAN.

PROPOSAL FOUR
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act) enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.
Our executive officer compensation program is designed to attract and retain talented and qualified senior executives to manage and lead our Company and to motivate them to pursue and meet our corporate objectives. Under this program, our named executive officers are rewarded for individual and collective contributions to our success consistent with our "pay for performance" orientation. Furthermore, the executive officer total compensation program is aligned with the nature and dynamics of our business, which focuses management on achieving the Company's annual and long-term business strategies and objectives. Additional details about our executive compensation programs are described under the section titled "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis."
Our Compensation Committee regularly reviews the executive officer compensation program to ensure that it achieves the desired goals of emphasizing long-term value creation and aligning the interests of management and stockholders through the use of equity-based awards.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement. Accordingly, we ask our stockholders to vote "FOR" the following resolution at the Annual Meeting:
"RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's proxy statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure."
Required Vote
The "say-on-pay" vote is advisory, and therefore not binding on the Company, the Compensation Committee, or our Board of Directors. However, the affirmative vote a majority of the shares present and entitled to vote either in person or by proxy for this Proposal would indicate stockholder approval of the resolution. Abstentions will have the same effect on the outcome of this Proposal as a vote "AGAINST." Broker non-votes will have no effect on the outcome of this Proposal. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL FIVE
RATIFICATION OF APPOINTMENT OF EXTERNAL AUDITORS
The Audit Committee has selected Ernst & Young LLP, an independent registered public accounting firm, to audit the consolidated financial statements of Xilinx for the fiscal year ending April 1, 2017 and recommends that stockholders vote for ratification of such appointment. Although we are not required to submit to a vote of the stockholders the ratification of the appointment of Ernst & Young LLP, the Company, the Board, and the Audit Committee, as a matter of good corporate governance, have determined to ask the stockholders to ratify the appointment. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will take the vote under advisement in evaluating whether to retain Ernst & Young LLP.
Representatives of Ernst & Young LLP attend meetings of the Audit Committee of the Board including executive sessions of the Audit Committee at which no members of Xilinx management are present. Ernst & Young LLP has audited the Company's financial statements for each fiscal year since the fiscal year ended March 31, 1984. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. In addition, they will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.
Fees Paid to Ernst & Young LLP
The following table shows the fees billed or to be billed for audit and other services provided by Ernst & Young LLP for fiscal 2016 and 2015.

	2016	2015
Audit Fees	$2,653,761	$2,640,578
Audit-Related Fees	—	—
Tax Fees	$109,000	$315,195
All Other Fees	—	—
Total	$2,762,761	$2,955,773
Audit Fees
This category includes fees for the audit of the Company's annual financial statements and internal control over financial reporting, review of the Company's interim financial statements on Form 10-Q and services that are typically provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes, but is not limited to, statutory audits required by non-U.S. jurisdictions, consultation, and advice on new accounting pronouncements, technical advice on various accounting matters related to the consolidated financial statements or statutory financial statements that are required to be filed by non-U.S. jurisdictions and comfort letters and consents issued in connection with SEC filings.
Audit-Related Fees
This category consists of assurance and related services that are reasonably related to the performance of the annual audit or interim financial statement review and are not reported under "Audit Fees." No such services were provided by Ernst & Young LLP during fiscal 2016 and fiscal 2015.
Tax Fees
This category consists of fees for tax compliance, tax advice, and tax planning services, including preparation of tax returns and assistance and representation in connection with tax audits and appeals.
All Other Fees
This category consists of services that are not included in the category descriptions defined above under "Audit Fees," "Audit-Related Fees," or "Tax Fees." No such services were provided by Ernst & Young LLP during fiscal 2016 and fiscal 2015.

Audit Committee's Pre-approval Policy and Procedures
The Audit Committee has adopted policies and procedures for approval of financial audit (and audit-related), non-financial audit, tax consulting and other work performed by Ernst & Young LLP. Pursuant to its charter and those policies, the policy of the Audit Committee is that any and all services to be provided to the Company by Ernst & Young LLP are subject to pre-approval by the Audit Committee. The Audit Committee pre-approves annual audit fees, quarterly reviews and tax compliance fees at the beginning of the fiscal year. In its review of non-financial audit, tax consulting and other services, the Audit Committee considers whether the provision of such services is consistent with SEC guidance, and whether the service facilitates the performance of the financial audit, improves the Company's financial reporting process, and is otherwise in the Company's best interests and compatible with maintaining Ernst & Young LLP's independence.
The Audit Committee did not waive its pre-approval policies and procedures during the fiscal year ended April 2, 2016.
All of the services described in the fee table above were approved pursuant to the Audit Committee's pre-approval policy.
Required Vote
Approval of this proposal requires the affirmative vote of a majority of the shares present and entitled to vote either in person or by proxy. Abstentions will be counted as present for purposes of determining the presence of a quorum and will be counted as "AGAINST" votes with respect to the proposal.
THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S EXTERNAL AUDITORS FOR FISCAL 2016.

OTHER MATTERS
The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend.
THE BOARD OF DIRECTORS
Dated: June 30, 2016

APPENDIX A
2007 EQUITY INCENTIVE PLAN
This Xilinx, Inc. 2007 Equity Incentive Plan (hereinafter called the "Plan") was adopted by the Board of Directors of Xilinx, Inc., a Delaware corporation (hereinafter called the "Company") on May 3, 2006, and approved by the Company's stockholders at its annual meeting on July 26, 2006. The Plan became effective as of January 1, 2007 with an initial term of seven (7) years until December 31, 2013. The term of the Plan was extended by the stockholders at the 2013 annual meeting for an additional ten (10) years from December 31, 2013, and the Plan terminates on December 31, 2023.
ARTICLE 1
PURPOSE
The purpose of the Plan is to attract and retain the services of able persons as Employees, Consultants, and Non-Employee Directors of the Company and its Subsidiaries, to provide such persons with a proprietary interest in the Company through the granting of Options, SARs, Restricted Stock, and RSUs, whether granted singly, or in combination, or in tandem, that will (a) increase the interest of such persons in the Company's welfare, and (b) furnish an incentive to such persons to continue their services for the Company and/or Subsidiary.
ARTICLE 2
DEFINITIONS
For purposes of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:
        2.1   "Award" means the grant of any Incentive Stock Option, Non-qualified Stock Option, SAR, Restricted Stock, or Restricted Stock Unit, whether granted singly, in combination or in tandem.
        2.2   "Award Agreement" means a written or electronic agreement between a Participant and the Company, which sets out the terms of the grant of an Award.
        2.3   "Award Period" means the period during which one or more Awards granted under an Award Agreement may be exercised or earned.
        2.4   "Board" means the Board of Directors of the Company.
        2.5   "Cause" shall mean: (i) engaging in financial fraud; (ii) embezzling property of the Company and/or any Subsidiary; (iii) non-payment of an obligation owed to the Company; (iv) breach of fiduciary duty or deliberate disregard of Company rules, code of conduct or policies resulting in loss, damage or injury to the Company; (v) engaging in any activity for, or affiliating with, any competitor of the Company and/or any Subsidiary; (vi) theft of trade secrets or unauthorized disclosure of any confidential information or trade secret of the Company and/or any Subsidiary; or (vii) engaging in conduct that is a violation of securities laws, antitrust and unfair competition laws, the Foreign Corrupt Practices Act, other laws, or which conduct puts the Company and/or any Subsidiary at substantial risk of violating such laws. The Committee, in its sole discretion, shall determine if a Participant's termination of employment or cessation of services is for "Cause."
        2.6   "Change of Control." A Change of Control shall occur if:
        (a)   Any Person, or more than one Person acting as a group, acquires ownership of Shares of the Company that, together with stock held by such Person or group, constitutes more than 50% of the total Fair Market Value or total voting power of the Shares of the Company. However, if any one Person or more than one Person acting as a group, is considered to own more than 50% of the total Fair Market Value or total voting power of the Shares of the Company, the acquisition of additional Shares by the same Person or Persons is not considered to cause a Change in Control;
        (b)   A majority of members of the Board of Directors of the Company are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors of the Company prior to the date of the appointment or election; or
        (c)   Any one Person, or more than one Person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) all or substantially all the assets of the Company.
        2.7   "Code" means the U.S. Internal Revenue Code of 1986, as amended, together with the published rulings, regulations, and interpretations duly promulgated thereunder.

        2.8   "Committee" means the Compensation Committee of the Board or such other Committee appointed or designated by the Board to administer the Plan.
        2.9   "Company" means Xilinx, Inc., a Delaware corporation, and any successor entity.
        2.10 "Consultant" means each individual who performs services for the Company and/or any Subsidiary, and who is determined by the Committee to be a consultant to the Company and/or Subsidiary.
        2.11 "Covered Participant" means a Participant who is a "covered employee" as defined in Section 162(m)(3) of the Code, and the regulations promulgated thereunder, and any individual the Committee determines should be treated as such a covered employee.
        2.12 "Date of Grant" means "date of grant" as determined by the Committee consistent with Statement of Financial Accounting Standards 123(R).
        2.13 "Director" means a member of the Board or the board of directors of any Subsidiary.
        2.14 "Disability" means total and permanent disability of a Participant as described in Section 22(e)(3) of the Code.
        2.15 "Employee" means each individual treated as an employee in the records of the Company and/or any Subsidiary. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be.
        2.16 "Exchange Act" means the Securities Exchange Act of 1934, as amended.
        2.17 "Exercise Date" means the date specified in the Participant's Exercise Notice, on which the Participant seeks to exercise an Option or SAR.
        2.18 "Exercise Notice" means the electronic or written notice from the Participant to the Company (or to a designated broker acting as agent for the Company) notifying the Company or designated broker, as applicable, that the Participant seeks to exercise an Option or SAR.
        2.19 "Fair Market Value" of a Share means:
        (a)   If the Share is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Global Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be its closing sales price (or the closing bid, if no sales were reported) as quoted on such exchange or system for the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;
        (b)   If the Share is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Share on the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
        (c)   In the absence of an established market for the Share, the Fair Market Value shall be determined in good faith by the Committee.
        2.20 "Good Reason" means the assignment to the Participant of duties that result in a material diminution of the Participant's duties and responsibilities. The Committee, in its sole discretion, shall determine whether a Participant's termination from employment or cessation of services is for "Good Reason."
        2.21 "Incentive Stock Option" or "ISO" means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.
        2.22 "Non-Employee Director" means a member of the Board or the board of directors of any Subsidiary who is not an Employee.
        2.23 "Non-qualified Stock Option" or "NQSO" means a stock option, granted pursuant to this Plan that is not intended to comply with the requirements set forth in Section 422 of the Code.
        2.24 "Option" means either an ISO or NQSO.

        2.25 "Option Price" means the price which must be paid by a Participant upon exercise of an Option to purchase a Share.
        2.26 "Participant" shall mean an Employee, Consultant, or Non-Employee Director to whom an Award is granted under this Plan.
        2.27 "Performance Goal" means the performance goals or objectives established by the Committee as a condition precedent to the vesting of an Award. The Performance Goals related to a Covered Participant are listed in Article 10 of this Plan. The Performance Goals related to a Participant who is not a Covered Participant shall be determined by the Committee in its sole discretion.
        2.28 "Performance Period" means the time period designated by the Committee during which Performance Goals must be met.
        2.29 "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.
        2.30 "Plan" means this Xilinx, Inc. 2007 Equity Incentive Plan, as amended from time to time.
        2.31 "Restricted Stock" means Shares issued or transferred to a Participant pursuant to Section 6.5 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.
        2.32 "Restricted Stock Unit" or "RSU" means a unit denominating a Share that gives the right to receive a payment in cash and/or Shares, and which is subject to restrictions, as described under Section 6.5 of the Plan and in the related Award Agreement.
        2.33 "SAR" or "Stock Appreciation Right" means the right to receive a payment, in cash and/or Shares, equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the SAR Price for such Shares.
        2.34" SAR Price" means the Fair Market Value of each Share covered by a SAR on the Date of Grant of such SAR.
        2.35 "SEC" shall mean the U.S. Securities and Exchange Commission.
        2.36 "Section 16 Insider” means an officer or Director of the Company or any other Participant whose transactions in Shares are subject to the short-swing profit liabilities of Section 16 of the Exchange Act.
        2.37 “Service” means a Participant’s employment or service with the Company or its Subsidiaries whether in the capacity of an Employee, Director or Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service.
        2.38 "Shares" means the Company's common stock.
        2.39 "Subsidiary" means a "subsidiary corporation," as defined under Section 424(f) of the Code.
ARTICLE 3
ADMINISTRATION
        3.1    The Committee shall administer the Plan unless otherwise determined by the Board. However, any Awards granted to members of the Committee (other than pursuant to the automatic grant program under Article 11) must be authorized by a disinterested majority of the Board. The Board may, in its discretion and in accordance with applicable law, delegate authority to one or more elected officers of the Company to grant Awards to Participants who are not Section 16 Insiders. In that event, the applicable provisions of the Plan will be interpreted to permit such officers to take the actions otherwise conferred on the Committee to the extent necessary or appropriate to implement such delegation.
        3.2   Members of the Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions delegated to any officer pursuant to Section 3.1, and reassume all powers and authority previously delegated to such officer.
        3.3   The Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement the Award Period, the Date of Grant, and such other terms, provisions, limitations, and Performance Goals, as are approved by the Committee, but not inconsistent with the Plan, including, but not limited to, any rights of the Committee to cancel or rescind any such Award.

        3.4   The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and (iii) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Plan, including, but not limited to, creating sub-plans to take advantage of favorable tax-treatment, or otherwise provide for grants of Awards to Employees, Consultants, or Non-Employee Directors of the Company and/or any Subsidiary residing in non-U.S. jurisdictions. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding and conclusive on all interested parties.
        3.5   With respect to restrictions in the Plan that are based on the requirements of Section 422 of the Code, Section 162(m) of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company's securities are listed or quoted, or any other applicable law, rule or restriction (collectively, "applicable law"), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.
ARTICLE 4
ELIGIBILITY
The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, Consultant, or Non-Employee Director. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, different Awards need not contain similar provisions. The Committee's determinations under the Plan (including, without limitation, the determination of the individual who is to receive an Award, the form, amount and timing of such Award, and the terms and provisions of such Award and the agreements evidencing the same) need not be uniform and may be made by it selectively among Employees, Consultants, or Non-Employee Directors who receive, or are eligible to receive, Awards under the Plan.
ARTICLE 5
SHARES SUBJECT TO PLAN
        5.1    Total Shares Available.  Subject to adjustment as provided in Articles 14 and 15, the maximum number of Shares that may be delivered pursuant to Awards granted under the Plan is 44,000,000, all of which may be granted as Incentive Stock Options.
        5.2    Source of Shares. Shares to be issued may be made available from authorized but unissued Shares, Shares held by the Company in its treasury, or Shares purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available a number of Shares that shall be sufficient to satisfy the requirements of this Plan.
        5.3    Restoration and Retention of Shares.  If any Shares subject to an Award shall not be issued or transferred to a Participant and shall cease to be issuable or transferable to a Participant because of the forfeiture, termination, expiration or cancellation, in whole or in part, of such Award or for any other reason, or if any such Shares shall, after issuance or transfer, be reacquired by the Company because of the Participant's failure to comply with the terms and conditions of an Award or for any other reason, the Shares not so issued or transferred, or the Shares so reacquired by the Company, as the case may be, shall no longer be charged against the limitation provided for in Section 5.1 and may be used thereafter for additional Awards under the Plan. To the extent an Award under the Plan is settled or paid in cash, Shares subject to such Award will not be considered to have been issued and will not be applied against the maximum number of Shares provided for in Section 5.1. If an Award may be settled in Shares or cash, such Shares shall be deemed issued only when and to the extent that settlement or payment is actually made in Shares. To the extent an Award is settled or paid in cash, and not Shares, any Shares previously reserved for issuance or transfer pursuant to such Award will again be deemed available for issuance or transfer under the Plan, and the maximum number of Shares that may be issued or transferred under the Plan shall be reduced only by the number of Shares actually issued and transferred to the Participant. The Committee may, from time to time, adopt and observe such procedures concerning the counting of Shares against the Plan maximum as it may deem appropriate.
ARTICLE 6
GRANT OF AWARDS
        6.1    Award Agreement.  The grant of an Award shall be authorized by the Committee and may be evidenced by an Award Agreement setting forth the term of the Award, including the total number of Shares subject to the Award, the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and Performance Goals, as are approved by the Committee, but not inconsistent with the Plan. The Company may execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, the receipt of any other Award under the Plan.

        6.2    Limitations on Awards.  The Plan is subject to the following limitations:
        (a)    Options. The Option Price cannot be less than 100% of the Fair Market Value of the Share(s) underlying the Option on the Date of Grant of such Option.
        (b)    SARs. The SAR Price of a SAR cannot be less than 100% of the Fair Market Value of the Share(s) underlying the SAR on the Date of Grant of such SAR.
        (c)    Calendar Year Share Limit. Subject to the adjustments as provided in Articles 14 and 15, the aggregate Awards granted under the Plan to any Participant during any calendar year shall not exceed:
        (i)    4,000,000 Shares subject to Options, SARs or a combination of the foregoing; and
        (ii)   2,000,000 Shares subject to Awards other than Options or SARs.
        (d)    Calendar Year Cash Limit.  No Participant may receive during any calendar year Awards under the Plan that are to be settled in cash covering an aggregate of more than $6,000,000.
        (e)    Non-Employee Director Annual Award Limit.  Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the Date of Grant in accordance with applicable financial accounting rules) of all Awards granted to any Non-Employee Director during any single fiscal year, taken together with any cash fees paid to such Non-Employee Director during such fiscal year, shall not exceed $750,000.
        (f)    Term.  The term of Awards may not exceed seven (7) years.
        (g)    Repricing.  The Committee shall not reprice an Option or SAR, whether by directly lowering the exercise price, through the cancellation of an Option or SAR in exchange for a new Option or SAR having a lower exercise price, or by substituting Restricted Stock or RSU awards in place of the Option or SAR, without stockholder approval.
        6.3    Rights as Stockholder.  Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or any authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder of the Company shall exist with respect to such Shares, notwithstanding the exercise of any Award. No adjustment will be made for a dividend or other rights for which the record date is prior to the date Shares are issued.
        6.4    Options.
        (a)    In General.  The Committee may grant Options under the Plan. ISOs may be granted only to Employees. NQSOs may be granted to Employees, Consultants, and Non-Employee Directors. With respect to each Option, the Committee shall determine the number of Shares subject to the Option, the Option Price, the term of the Option, the time or times at which the Option may be exercised and whether the Option is an ISO or an NQSO.
        (b)    Vesting.  Subject to Article 15 of the Plan, Options shall vest upon satisfaction of the conditions set forth in the Award Agreement. Such conditions may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) other Performance Goals, as may be determined by the Committee in its sole discretion.
        (c)    Special Rule for ISOs.  If the aggregate Fair Market Value of Shares (determined as of the Date of Grant) underlying ISOs that first become exercisable during any calendar year exceeds $100,000, the portion of the Option or Options not exceeding $100,000, to the extent of whole Shares, will be treated as an ISO and the remaining portion of the Option or Options will be treated as an NQSO. The preceding sentence will be applied by taking Options into account in the order in which they were granted.
        6.5    Restricted Stock/Restricted Stock Units.  If Restricted Stock and/or Restricted Stock Units are granted to a Participant under an Award, the Committee shall establish: (i) the number of Shares of Restricted Stock and/or the number of Restricted Stock Units awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Stock and/or Restricted Stock Units, (iii) the time or times within which such Award may be subject to forfeiture, (iv) Performance Goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, if any, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms, limitations, restrictions, and conditions of the Restricted Stock and/or Restricted Stock Units, which shall be consistent with this Plan. The provisions of Restricted Stock and/or Restricted Stock Units need not be the same with respect to each Participant.

        (a)    Legend on Shares.  Each Participant who is awarded Restricted Stock shall be issued the number of Shares specified in the Award Agreement for such Restricted Stock, and such Shares shall be recorded in the Share transfer records of the Company and ownership of such Shares shall be evidenced by a certificate or book entry notation in the Share transfer records of the Company. Such Shares shall be registered in the name of the Participant, and shall bear or be subject to an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. The Committee may require that the Share certificates or other evidence of ownership of the Shares of Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed, and that the Participant deliver to the Committee a share power or share powers, endorsed in blank, relating to the Shares of Restricted Stock.
        (b)    Restrictions and Conditions.  Shares of Restricted Stock and Restricted Stock Units shall be subject to the following restrictions and conditions:
        (i)    Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge or assign Shares of Restricted Stock and/or Restricted Stock Units.
        (ii)   Except as provided in subparagraph (i) above and subject to the terms of a Participant's Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares, and the right to receive any dividends thereon. Certificates or evidence of ownership of Shares free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such Shares. Certificates for the Shares forfeited under the provisions of the Plan shall be promptly returned to the Company by the forfeiting Participant. Each Participant, by his or her acceptance of Restricted Stock, shall irrevocably grant to the Company a power of attorney to transfer any Shares so forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer.
        (iii)  The Restriction Period of Restricted Stock and/or Restricted Stock Units shall commence on the Date of Grant and, subject to Article 15 of the Plan, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) other Performance Goals, as may be determined by the Committee in its sole discretion.
        6.6    SARs.
        (a)    In General.  A SAR shall entitle the Participant to surrender to the Company the SAR, or a portion thereof, as the Participant shall choose, and to receive from the Company in exchange therefore cash or Shares in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per Share over the SAR Price per Share specified in such SAR, multiplied by the total number of Shares of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of a SAR by the distribution of that number of Shares having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional Shares, or the Company may settle such obligation in part with Shares and in part with cash.
        (b)    Vesting.  Subject to Article 15 of the Plan, SARs shall vest upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) other Performance Goals, as may be determined by the Committee in its sole discretion.
ARTICLE 7
AWARD PERIOD; VESTING
The Committee, in its sole discretion, may determine that an Award will be immediately exercisable or vested, in whole or in part, or that all or any portion may not be exercised or vest until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If the Committee imposes conditions upon exercise or vesting, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Award may be exercised or vested.

ARTICLE 8
TERMINATION OF SERVICE
The provisions of this Article 8 shall apply to each Award granted under the Plan other than an Outside Director RSU Award granted pursuant to Article 11, unless otherwise provided in an applicable Award Agreement.
        8.1    In General.  If a Participant's Service is terminated or ceases, other than for Good Reason, Cause, or by reason of death or Disability, then the portion of any Award that is not vested as of the date of such termination or cessation shall automatically lapse and be forfeited. The portion, if any, of any Option or SAR that is vested as of the date of such termination or cessation shall automatically lapse and be forfeited at the close of business on the 30th day following the date of such Participant's termination or cessation (or if earlier, upon the expiration of the term of the Option or SAR), subject to Section 8.6 and 8.7 below, to the extent applicable.
        8.2    Death or Disability.  If a Participant's employment as an Employee, or service as a Consultant or Non-Employee Director is terminated by reason of Disability, then the portion of any Award that is not vested as of the date of such termination shall automatically lapse and be forfeited. The portion, if any, of any Option or SAR that is vested as of the date of such termination shall automatically lapse and be forfeited at the close of business on the 12-month anniversary of the date of such Participant's termination (or if earlier, upon the expiration of the option term). If a Participant's employment as an Employee, or service as a Consultant or Non-Employee Director is terminated by reason of death, vesting of the unvested portion of any Award shall be accelerated on the date of such termination so that the Participant's Award shall vest with respect to an additional number of Shares in which the Participant would have vested if the Participant had remained in employment or service for a period of 12 months following such termination. Any such vested Award shall automatically lapse and be forfeited at the close of business on the 12-month anniversary of the date of such Participant's death (or if earlier, upon the expiration of the term of the Option or SAR).
        8.3    Suspension or Termination for Cause.  If at any time (including after a notice of exercise has been delivered) the Committee reasonably believes that a Participant has committed an act of misconduct as described in Section 2.5, the Committee or an officer of the Company authorized by the Committee may suspend the Participant's right to receive the benefit of any Award pending a determination by the Committee of whether an act of misconduct amounting to Cause has been committed. If at any time a Participant's employment as an Employee, or service as a Consultant or Non-Employee Director is terminated by the Company for Cause, the Participant's entire Award, whether vested or unvested, shall automatically lapse and be forfeited on the date of such termination. Any determination by the Committee with regard to the foregoing shall be final, conclusive and binding on all interested parties. For any Participant who is an "executive officer" for purposes of Section 16 of the Exchange Act, the determination of the Committee shall be subject to the approval of the Board of Directors.
        8.4    Termination for Good Reason.  If a Participant's employment as an Employee, or service as a Consultant or Non-Employee Director is terminated for Good Reason, the portion of any Award that is not vested as of the date of such termination shall automatically lapse and be forfeited. The portion, if any, of any Option or SAR that is vested as of the date of such termination shall automatically lapse and be forfeited at the close of business on the 12-month anniversary of the date of such Participant's termination (or if earlier, upon the expiration of the term of the Option or SAR).
        8.5    Leave of Absence; Transfer.  For purposes of this Plan, a Participant shall not be deemed to have a termination of employment or a cessation of services, if the Participant is either on a leave of absence approved by the Company or any Subsidiary, or the Participant transfers between locations of the Company or any Subsidiary. Notwithstanding the above, vesting of Awards shall cease while a Participant is on a leave of absence unless the Committee or applicable laws and regulations determine(s) otherwise.
8.6 Extension if Exercise is Prevented by Law. Notwithstanding the foregoing, if the exercise of an Option or SAR within the applicable periods set forth in this Article 8 is prevented by the provisions of Section 18.6, the Option or SAR shall remain exercisable until 30 days after the date the Participant is notified by the Company that the Option or SAR is exercisable, but in any event, no later than the expiration of the term of the Option or SAR.
8.7 Extension if Participant is a Section 16 Insider. Notwithstanding the foregoing, other than termination for Good Reason, Cause or by reason of death or Disability, if the Participant is a Section 16 Insider at the time of termination or cessation of Service, then the portion of any Award that is not vested as of the date of such termination or cessation shall automatically lapse and be forfeited. The portion, if any, of any Option or SAR that is vested as of the date of such termination or cessation of Service shall automatically lapse and be forfeited at the close of business on the last business day of the seventh month following the date of Participant’s termination or cessation of Service (or if earlier, upon the expiration of the term of the Option or SAR).

ARTICLE 9
EXERCISE OF AWARD
        9.1    In General.
        (a)   A vested Award may be exercised at such times and in such amounts as provided in this Plan and the applicable Award Agreement, subject to the terms, conditions, and restrictions of the Plan.
        (b)   In no event may an Award be exercised or Shares be issued pursuant to an Award if a necessary listing or quotation of the Shares on a stock exchange or inter-dealer quotation system or any registration under, or compliance with, any laws required under the circumstances has not been accomplished. No Award may be exercised for a fractional Share.
        9.2    Stock Options.
        (a)   Subject to such administrative regulations as the Committee may from time to time adopt, an Option may be exercised by the delivery of the Exercise Notice to the Company (or designated broker, as agent for the Company). On the Exercise Date, the Participant shall deliver to the Company (or designated broker, as agent for the Company) consideration with a value equal to the total Option Price of the Shares to be purchased. The acceptable form(s) of consideration for the total Option Price shall be specified in the Award Agreement. Such consideration may include the following: (i) cash, check, bank draft, or money order payable to the order of the Company, (ii)Shares owned by the Participant on the Exercise Date, valued at their Fair Market Value on the Exercise Date, (iii) by delivery (including by fax) to the Company (or designated broker, as agent for the Company) of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the Shares purchased upon exercise of the Option and promptly deliver to the Company the amount of sale proceeds necessary to pay such purchase price, (iv) a "cashless exercise" mechanism approved by the Committee, and/or (v) in any other form of valid consideration that is acceptable to the Company in its sole discretion.
        (b)   Upon payment of all amounts due from the Participant, the Company shall cause Shares then being purchased to be delivered as directed by the Participant (or the person exercising the Participant's Option in the event of his death) at its principal business office promptly after the Exercise Date; provided that if the Participant has exercised an ISO, the Company may, at its option, retain possession of the Shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code. The obligation of the Company to deliver Shares shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Option or the Shares upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
        (c)   If the Participant fails to pay for any of the Shares specified in such notice or fails to accept delivery thereof, the Participant's right to purchase such Shares may be terminated by the Company.
        9.3    SARs.  Subject to the conditions of this Section and such administrative regulations as the Committee may, from time to time, adopt, a SAR may be exercised by the delivery of the Exercise Notice to the Company (or designated broker, as agent for the Company). On the Exercise Date, the Participant shall receive from the Company in exchange for cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per Share over the SAR Price per Share specified in such SAR, multiplied by the total number of Shares of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of a SAR by the distribution of that number of Shares having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional Shares, or the Company may settle such obligation in part with Shares and in part with cash.
        9.4    Tax Withholding.  The Company or any Subsidiary (as applicable) is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes with respect to an Award, its exercise, the lapse of restrictions thereon, payment or transfer under an Award or under the Plan, and to take any other action necessary in the opinion of the Company to satisfy all obligations for the payment of the taxes. Such payments shall be required to be made prior to the delivery of any Shares. Such payment may be made in cash, by check, or through the delivery of Shares owned by the Participant (which may be effected by the actual delivery of Shares by the

Participant or by the Company's withholding a number of Shares to be issued upon the exercise of a Share, if applicable), or any combination thereof.
ARTICLE 10
SPECIAL PROVISIONS APPLICABLE TO COVERED PARTICIPANTS
Awards subject to Performance Goals paid to Covered Participants under this Plan shall be governed by the provisions of this Article 10 in addition to the requirements of Article 6. Should the provisions set forth under this Article 10 conflict with the requirements of Article 6, the provisions of this Article 10 shall prevail.
        10.1    Establishment of Performance Goals.  All Performance Goals, relating to Covered Participants for a relevant Performance Period shall be established by the Committee in writing prior to the beginning of the Performance Period, or by such other later date for the Performance Period as may be permitted under Section 162(m) of the Code. The Performance Goals may be identical for all Participants or, at the discretion of the Committee, may be different to reflect more appropriate measures of individual performance.
        10.2    Performance Goals.  The Committee shall establish the Performance Goals relating to Covered Participants for a Performance Period in writing. Performance Goals may include alternative and multiple Performance Goals and may be based on one or more business and/or financial criteria. In establishing the Performance Goals for the Performance Period, the Committee, in its discretion, may include one or any combination of the following criteria in either absolute or relative terms, for the Company or any Subsidiary, without excluding other criteria:
        (a)   Increased revenue;
        (b)   Net income measures (including, but not limited to, income after capital costs and income before or after any one or more of the share-based compensation expenses, interest, taxes, appreciation or amortization);
        (c)   Stock price measures (including, but not limited to, growth measures and total stockholder return);
        (d)   Market segment share;
        (e)   Earnings per Share (actual or targeted growth);
        (f)    Cash flow measures (including, but not limited to, net cash flow and net cash flow before financing activities);
        (g)   Return measures (including, but not limited to, return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors' capital and return on average equity);
        (h)   Operating measures (including operating income, gross margin, operating margin, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency);
        (i)    Expense measures (including, but not limited to, overhead cost, research and development expenses and general and administrative expense);
(j) Product technology leadership metrics; and
(k) Product quality leadership metrics.
        10.3    Compliance with Section 162(m).  The Performance Goals must be objective and must satisfy third party "objectivity" standards under Section 162(m) of the Code, and the regulations promulgated thereunder. In interpreting Plan provisions relating to Awards subject to Performance Goals paid to Covered Participants, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions.
        10.4    Adjustments.  The Committee is authorized to make adjustments in the method of calculating attainment of Performance Goals in recognition of: (i) unusual or infrequently occurring event or transaction FASB Update 2015-01. Effective years beginning after 12/15/2015, concept of “extraordinary item” eliminated and replaced by exclusion from “income from continuing operations” of “unusual or infrequently occurring items.”, (ii) changes in tax laws, (iii) changes in generally accepted accounting principles, (iv) charges related to restructured or discontinued operations, (v) restatement of prior period financial results, and (vi) any other unusual or infrequently occurring gain or loss that is separately identified and quantified in the Company's financial statements. Notwithstanding the foregoing, the Committee may, in its sole discretion, reduce the performance results upon which Awards are based under the Plan, to offset any unintended result(s) arising from events not anticipated when the Performance Goals were established, or for any other purpose, provided that such adjustment is permitted by Section 162(m) of the Code.
        10.5    Discretionary Adjustments.  The Performance Goals shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.
        10.6    Certification.  The Award and payment of any Award under this Plan to a Covered Participant with respect to a relevant Performance Period shall be contingent upon the attainment of the Performance Goals that are applicable to such Covered Participant. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance Goals relating to the Award are satisfied. Approved minutes of the Committee may be used for this purpose.
        10.7    Other Considerations.  All Awards to Covered Participants under this Plan shall be further subject to such other conditions, restrictions and requirements as the Committee may determine to be necessary to carry out the purpose of this Article 10.
ARTICLE 11
AUTOMATIC OUTSIDE DIRECTOR RESTRICTED STOCK UNIT AWARDS
The Committee may from time to time establish an automatic grant program for Non-Employee Directors who are members of the Board (each an “Outside Director”). Unless and until otherwise determined by the Committee, Awards of Restricted Stock Units (each an “Outside Director RSU Award”) shall be granted automatically without any further action of the Committee and without payment of any monetary consideration by an Outside Director as follows:
        11.1    Initial Grants. Each individual who is first elected or appointed as an Outside Director at any time on or after August 10, 2016 and who has not previously been an employee member of the Board shall be granted automatically, on the first trading day occurring on or after the 10th day of the month next following the date of such initial election or appointment, an Outside Director RSU Award consisting of a whole number of Restricted Stock Units (rounded to the nearest unit) determined by multiplying (a) the quotient of $200,000.00 and the Fair Market Value of a Share on the grant date by (b) the ratio of (i) the difference between 365 and the number of days elapsed between the date of the most recent annual meeting of the stockholders of the Company and the date of such initial election or appointment, to (ii) 365. Notwithstanding the foregoing, an individual who is first elected or appointed as an Outside Director on the date of an annual meeting of the stockholders of the Company shall be granted an initial Outside Director RSU Award in the manner described in Section 11.2.
        11.2    Annual Grants. On the date of the 2016 annual meeting of the stockholders of the Company and on the date of each subsequent annual meeting of the stockholders of the Company, each Outside Director continuing in office following such meeting shall be granted automatically an Outside Director RSU Award consisting of a whole number of Restricted Stock Units (rounded to the nearest unit) determined by the quotient of $200,000.00 and the Fair Market Value of a Share on the grant date.
        11.3    Terms of Outside Director RSU Awards. The terms of the Outside Director RSU Awards shall be as follows:
(a) Vesting; Termination of Service. Subject to Section 15.4, each Outside Director RSU Award granted on or after May 12, 2010 shall vest in full and the Restriction Period shall lapse on the day immediately preceding the day of the next annual meeting of the stockholders of the Company following the grant date, provided that the Outside Director’s Service has continued through such vesting date. In the event of an Outside Director's death, the vesting of such individual’s Outside Director RSU Awards shall be accelerated on the date of death so that such Awards shall be vested to the extent they would have vested if the Outside Director had remained in Service for a period of 12 months following death. Any portion of an Outside Director RSU Award which remains unvested following the Outside Director’s termination of Service shall automatically lapse and be forfeited.
(b) Settlement. Outside Director RSU Awards shall be settled by the issuance to the Participant of Shares on the date which is the later of (i) the date on which such Award vests or (ii) a deferred settlement date elected in accordance with Section 11.3(c).
(c) Deferred Settlement Election. On or before the last day of each calendar year, each Outside Director who is then in office shall be entitled to make a deferred settlement election that will apply to each Outside Director RSU Award granted to such Outside Director in the following calendar year. Each such deferred settlement election shall be subject to such conditions and shall be made in accordance with such procedures as shall be established from time to time by the Committee, and shall in all respects comply with the applicable requirements of Section 18.1 of the Plan and Section 409A of the Code and the regulations thereunder.

ARTICLE 12
AMENDMENT OR DISCONTINUANCE
Subject to the limitations set forth in this Article 12, the Board may, at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan, in whole or in part; provided, however, that no amendment which requires stockholder approval under the rules of the national exchange on which Shares are listed (or in order for the Plan and Awards awarded under the Plan to comply with Section 422 or Section 162(m) of the Code, including any successors to such sections), shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon; and, provided further, that, subject to Section 18.1, no amendment shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Award theretofore granted under the Plan without the written consent of the affected Participant.
ARTICLE 13
EFFECTIVE DATE AND TERM
The Plan was effective as of January 1, 2007 and had an initial term of seven (7) years from its effective date until December 31, 2013. At the 2013 Annual Meeting of Stockholders, the stockholders approved an extension of the term of the Plan for an addition ten (10) years from December 31, 2013. Accordingly, subject to earlier termination pursuant to Article 11, the Plan shall have an additional term of ten (10) years from December 31, 2013 and will terminate on December 31, 2023. After termination of the Plan, no future Awards may be made. However, any Awards granted before that date will continue to be effective in accordance with their terms and conditions.
ARTICLE 14
CAPITAL ADJUSTMENTS
        14.1    In General.  If at any time while the Plan is in effect, or Awards are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares resulting from (1) the declaration or payment of a stock dividend, (2) any recapitalization resulting in a stock split-up, combination, or exchange of Shares, or (3) other increase or decrease in such Shares effected without receipt of consideration by the Company, then:
        (a)   An equitable adjustment shall be made in the maximum number of Shares then subject to being awarded under the Plan and in the maximum number of Shares that may be awarded to a Participant to the extent that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to being so awarded.
        (b)   Equitable adjustments shall be made in the number of Shares and the Option Price thereof then subject to purchase pursuant to each such Option previously granted and unexercised, to the extent that the same proportion of the Company's issued and outstanding Shares in each such instance shall remain subject to purchase at the same aggregate Option Price.
        (c)   Equitable adjustments shall be made in the number of SARs and the SAR Price thereof then subject to exercise pursuant to each such SAR previously granted and unexercised, to the extent that the same proportion of the Company's issued and outstanding Shares in each instance shall remain subject to exercise at the same aggregate SAR Price.
        (d)   Equitable adjustments shall be made in the number of outstanding Shares of Restricted Stock and the number of Restricted Stock Units with respect to which restrictions have not yet lapsed prior to any such change.
        14.2    Issuance of Shares or Other Convertible Securities.  Except as otherwise expressly provided herein, the issuance by the Company of Shares of any class, or securities convertible into Shares of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Shares or obligations of the Company convertible into such Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to (i) the number of or Option Price of Shares then subject to outstanding Options granted under the Plan, (ii) the number of or SAR Price or SARs then subject to outstanding SARs granted under the Plan, (iii) the number of outstanding Shares of Restricted Stock, or (iv) the number of outstanding Restricted Stock Units.
        14.3    Notification.  Upon the occurrence of each event requiring an adjustment with respect to any Award, the Company shall notify each affected Participant of its computation of such adjustment, which shall be conclusive and shall be binding upon each such Participant.

ARTICLE 15
RECAPITALIZATION; CHANGE OF CONTROL
        15.1    Adjustments, Recapitalizations, Reorganizations, or Other Adjustments.  The existence of this Plan and Awards granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Shares or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
        15.2    Acquiring Entity.  Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger, consolidation or Share exchange, any Award granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a Participant would have been entitled had the Participant been a stockholder of the Company immediately prior to such transaction.
        15.3    Acquired Entity.  In the event of any merger, consolidation or Share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each or any Share subject to the unexercised portions of such outstanding Award, that number of Shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each or any Share held by them, such outstanding Awards to be thereafter exercisable or settled for such stock, securities, cash, or property in accordance with their terms. Notwithstanding the foregoing, however, all or any portion of Awards may be canceled by the Company immediately prior to the effective date of any such reorganization, merger, consolidation, Share exchange or any dissolution or liquidation of the Company by giving notice to each holder thereof or his or her personal representative of its intention to do so and by permitting the purchase during the 30 day period next preceding such effective date of all or any portion of the Shares subject to such outstanding Awards whether or not such Awards are then vested or exercisable.
        15.4    Change of Control.  In the event of a Change of Control, notwithstanding any other provision in this Plan to the contrary, the Committee may, in its sole discretion, and to such extent, if any, as it shall determine, provide that the vesting and exercisability of all or any portion of Awards outstanding and not otherwise canceled in accordance with Section 15.3 above shall be accelerated and all or any Restriction Periods applicable to Restricted Stock and/or Restricted Stock Units shall lapse and expire.
ARTICLE 16
LIQUIDATION OR DISSOLUTION
In case the Company sells all or substantially all of its property, or dissolves, liquidates, or winds up its affairs (each, a "Dissolution Event"), the Participant shall receive, to the extent the participant is vested in an Award, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each Share of the Company.
ARTICLE 17
ADDITIONAL AUTHORITY OF COMMITTEE
In addition to the Committee's authority set forth elsewhere, in order to maintain a Participant's rights in the event of any Change of Control or Dissolution Event described under Articles 15 and 16, the Committee, as constituted before the Change of Control or Dissolution Event, is hereby authorized, and has sole discretion, as to any Award, either at the time the Award is made hereunder or any time thereafter, to take any one or more of the following actions:
        (a)   provide for the acceleration of any time periods relating to the vesting, exercise or realization of the Award so that the Award may be exercised or realized in full on or before a date fixed by the Committee;
        (b)   provide for the purchase of any Award, upon the Participant's request, for an amount of cash equal to the amount that could have been attained upon the exercise of the Award or realization of the Participant's rights in the Award had the Award been currently exercisable or payable;
        (c)   adjust any outstanding Award as the Committee deems appropriate to reflect the Change of Control or Dissolution Event;
        (d)   cause any outstanding Award to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after a Change of Control or successor following a Dissolution Event; or

        (e)   the Committee may, in its discretion, include other provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.
ARTICLE 18
MISCELLANEOUS PROVISIONS
        18.1    Code Section 409A.  The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Code Section 409A and related regulations and U.S. Treasury pronouncements ("Section 409A"), and the Plan shall be so construed. Any Award or portion thereof that constitutes or provides for payment of deferred compensation subject to and not exempted from the requirements of Section 409A (“Section 409A Deferred Compensation”) shall comply with the following:
        (a)   Each compensation deferral election (and subsequent deferral election, if any) and each payment election with respect to Section 409A Deferred Compensation shall be made in writing and shall comply in all respects with the requirements of Section 409A and such conditions and procedures as established from time to time by the Committee.
        (b)   Each payment of Section 409A Deferred Compensation shall be made only upon the occurrence of one or more of the permissible payment events or times complying with the requirements of Section 409A.
        (c)   Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment of Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s “separation from service” (as defined by Section 409A) before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.
Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Section 409A, that Plan provision or Award may be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant's rights to an Award.
        18.2    Investment Intent.  The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Awards granted or the Shares to be purchased or transferred are being acquired for investment and not with a view to their distribution.
        18.3    No Right to Continued Employment.  Neither the Plan nor any Award granted under the Plan shall confer upon any Participant any right with respect to continuance of employment or service with the Company or any Subsidiary.
        18.4    Indemnification of Board and Committee.  No member of the Board of Directors of the Company or the Committee, nor any officer or employee of the Company acting on behalf of the Board of Directors of the Company or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board of Directors of the Company or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the fullest extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.
        18.5    Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.
        18.6    Compliance with Laws and Regulations.  Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue Shares under any Award if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which Shares are quoted or traded (including, without limitation, Sections 162(m) and 409A or 422 of the Code), and, as a condition of any sale or issuance of Shares under an Award, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Awards hereunder, and the obligation of the Company to sell and deliver Shares, shall be subject to all applicable laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

        18.7    Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
        18.8    Assignability.  Awards may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant's legally authorized representative, and each Award Agreement in respect of an Award shall so provide. Notwithstanding the previous sentence, the Committee, in its sole discretion, may allow for the transfer or assignment of a Participant's Award pursuant to a divorce decree or a domestic relations order, but only if such Participant is a U.S. resident.
        18.9    No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or any fiduciary relationship between the Company or any affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any affiliate.
        18.10    Use of Proceeds. Proceeds from the sale of Shares pursuant to Awards granted under this Plan shall constitute general funds of the Company.
        18.11    Governing Law.  The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of Delaware without giving effect to its choice of law provisions.
        18.12    No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.
        18.13    Headings.  Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. The headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
        18.14    Construction.  Use of the term "including" in this Plan shall be construed to mean "including, but not limited to."

XILINX®

Solicited by the Board of Directors

The undersigned stockholder of XILINX, INC., a Delaware corporation (Xilinx or the Company), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Xilinx, each dated June 30, 2016, and hereby appoints Moshe N. Gavrielov and Scott R. Hover-Smoot, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2016 Annual Meeting of Stockholders of Xilinx to be held on August 10, 2016 at 11:00 a.m. Pacific Daylight Time at Xilinx, Inc., 2050 Logic Drive, San Jose, California, 95124, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock, $0.01 par value, of Xilinx (Common Stock), which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF EACH OF DENNIS SEGERS, MOSHE N. GAVRIELOV, SAAR GILLAI, RONALD S. JANKOV, THOMAS H. LEE, J. MICHAEL PATTERSON, ALBERT A. PIMENTEL, MARSHALL C. TURNER, AND ELIZABETH W. VANDERSLICE AS DIRECTORS OF XILINX; FOR THE APPROVAL OF AMENDMENTS TO THE COMPANY'S 2007 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 2,500,000 SHARES AND TO LIMIT THE AGGREGATE EQUITY AND CASH COMPENSATION FOR EACH NON-EMPLOYEE DIRECTOR TO NO MORE THAN $750,000 PER FISCAL YEAR; FOR THE APPROVAL OF CERTAIN PROVISIONS OF THE COMPANY'S 2007 EQUITY INCENTIVE PLAN FOR THE PURPOSES OF COMPLYING WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE; FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS; FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S EXTERNAL AUDITORS FOR FISCAL 2017; AND AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

SEE REVERSE SIDE

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

The Xilinx 2016 Proxy Statement and 2016 Annual Report to Stockholders on Form 10-K are available for review at http://www.allianceproxy.com/xilinx/2016

The Board of Directors recommends you vote FOR the following proposals:

Please mark votes as in this example ☒

1. ELECTION OF DIRECTORS:

		FOR	AGAINST	ABSTAIN
01.	Dennis Segers	☐	☐	☐
02.	Moshe N. Gavrielov	☐	☐	☐
03.	Saar Gillai	☐	☐	☐
04.	Ronald S. Jankov	☐	☐	☐
05.	Thomas H. Lee	☐	☐	☐
06.	J. Michael Patterson	☐	☐	☐
07.	Albert A. Pimentel	☐	☐	☐
08.	Marshall C. Turner	☐	☐	☐
09.	Elizabeth W. Vanderslice	☐	☐	☐

I plan on attending the Meeting ☐

NOTE: AUTHORIZED SIGNATURES - THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO BE COUNTED.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Date: ______________________________

____
Signature

____
Signature (Joint Owners)

CONTROL NUMBER

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.cesvote.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (888) 693-8683

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.